EXHIBIT 4.10

DATED DECEMBER 20, 2007

BASELL AF S.C.A.
as the Company

THE COMPANIES NAMED IN SCHEDULE 1
as Original Obligors

CITIBANK, N.A.
as Senior Agent and Security Agent

MERRILL LYNCH CAPITAL CORPORATION
as Interim Facility Agent

CITIBANK, N.A.
as ABL Agent

THE BANK OF NEW YORK
as High Yield Notes Trustee

and

CERTAIN ENTITIES
as Original Hedging Banks,
ARCO Notes Trustee, Equistar Notes Trustee,
Investors, Intercompany Lenders and Intercompany Borrowers

INTERCREDITOR AGREEMENT

-i-

THIS AGREEMENT is dated December 20, 2007 and made between:

1.
BASELL AF S.C.A., a société en commandite par actions, whose registered office is at 15-17, Avenue Gaston Diderich, L-1420 Luxembourg, registered with the Luxembourg register of commerce and companies under number B 107545 and having a corporate capital of €50,000,024 (the “Company”);

2.
THE SUBSIDIARIES of the Company listed in Schedule 1 (The Original Obligors) as original borrowers under the Senior Facilities (the “Original Borrowers”) or as original guarantors of the Senior Facilities (together with the Company, the “Original Guarantors”);

3.	CITIBANK, N.A. as agent of the other Senior Finance Parties (the “Senior Agent”);

4.	CITIBANK, N.A. as security trustee and collateral agent for the Senior Secured Parties, the High Yield Notes Finance Parties and the High Yield Noteholders (the “Security Agent”);

5.	MERRILL LYNCH CAPITAL CORPORATION as agent of the other Interim Facility Finance Parties (the “Interim Facility Agent”);

6.	CITIBANK, N.A. as agent of the ABL Finance Parties (the “ABL Agent”);

7.	THE BANK OF NEW YORK in its capacity as the High Yield Notes Trustee (the “High Yield Notes Trustee”);

8.	THE TRUSTEE FOR THE SECOND LIEN NOTEHOLDERS in its capacity as the Second Lien Notes Trustee, on its accession to this Agreement (the “Second Lien Notes Trustee”);

9.	THE TRUSTEE FOR THE UNSECURED SENIOR NOTEHOLDERS in its capacity as the Unsecured Senior Notes Trustee, on its accession to this Agreement (the “Unsecured Senior Notes Trustee”);

10.	THE BANK OF NEW YORK in its capacity as the Arco Notes Trustee (the “Arco Notes Trustee”);

11.	THE BANK OF NEW YORK in its capacity as the Equistar Notes Trustee (the “Equistar Notes Trustee”);

12.	THE FINANCIAL INSTITUTIONS (if any) listed in Schedule 2 (The Original Hedging Banks) as original hedging banks (the “Original Hedging Banks”);

13.	THE INVESTORS listed in Schedule 3 (The Original Investors) as original investors (the “Original Investors”); and

14.
THE SUBSIDIARIES of the Company listed in Schedule 4 (The Original Intercompany Lenders and Borrowers) as original intercompany lenders (together with the Company, the “Original Intercompany Lenders”; or as original intercompany borrowers (together with the Company, the “Original Intercompany Borrowers”).

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“ABL Facility” means the revolving credit facility made available under the ABL Agreement.

“ABL Agreement” means a revolving credit facility dated on or about the date of this Agreement between, among others Target and certain subsidiaries as borrowers and guarantors and the ABL Finance Parties.

“ABL Collateral” means the assets subjected to liens, or purported to be subject to liens, in favour of the ABL Finance Parties pursuant to the ABL Finance Documents.

“ABL Debt” means all present and future moneys, debts and liabilities and other Obligations (as defined in the ABL Agreement) due, owing or incurred by any Obligor to any ABL Finance Party under or in connection with any ABL Finance Document (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently, and whether as principal, surety or otherwise) together with any related Additional Debt.

“ABL Declared Default” means an ABL Default which has resulted in the ABL Agent exercising any of its rights to accelerate the principal of the ABL Debt or the principal being automatically accelerated in each case under section 7.01 of the ABL Agreement.

“ABL Default” means an Event of Default under and as defined in the ABL Agreement.

“ABL Discharge Date” means the date on which the Security Agent is satisfied (acting reasonably) that all ABL Debt (other than contingent indemnification obligations) has been fully and irrevocably paid or discharged and all commitments of the ABL Finance Parties in respect of the ABL Debt have expired or been cancelled.

“ABL Finance Documents” means the Loan Documents as defined in the ABL Agreement.

“ABL Finance Parties” means the  Agents and the Lenders as defined in the ABL Agreement.

“ABL Intercreditor Agreement” means the Intercreditor Agreement, dated on or about the date hereof, between the Security Agent, the ABL Agent, LyondellBasell Receivables I, LLC, Lyondell Chemical Company and the other parties thereto.

“ABL Lenders” means the lenders under the ABL Agreement.

“Acceleration Date” means the date (if any) of a Senior Declared Default or, following the Senior Discharge Date, a High Yield Notes Declared Default.

“Accession Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Accession Agreement).

“Acquisition” means the acquisition of the Target pursuant to the Merger Agreement.

“Acquisition Closing Date” means the date on which the Acquisition is completed.

“Additional Debt” means, in relation to any Debt, any money, debt or liability due, owing or incurred under or in connection with:

(a)
any refinancing (other than (i) of the Interim Facility Debt from the proceeds of an issuance of Second Lien Notes or Unsecured Senior Notes and (ii) with respect to the High Yield Notes Debt, out of the proceeds of Permitted Junior Securities at the prior written election of the Company), deferral or extension of that Debt;

(b)	any further advance which may be made under any document, agreement or instrument supplemental to any relevant Finance Document together with any related interest, fees and costs;

(c)
any claim for interest accruing on or after the filing of any petition in bankruptcy or for reorganisation relating to the relevant Obligor at the rate specified in the documentation with respect thereto whether or not a claim for post filing interest is allowed in such proceeding;

(d)	any claim for damages or restitution in the event of rescission of that Debt or otherwise in connection with any relevant Finance Document;

(e)
any claim against any Obligor or Intercompany Borrower flowing from any recovery by an Obligor or Intercompany Borrower or any liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer of a payment or discharge in respect of that Debt on the grounds of preference or otherwise; and

(f)
any amount (such as post-insolvency interest) which would be included in any of the above but for any discharge, non-provability, unenforceability or non-allowability of the same in any insolvency or other proceedings.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Arco Noteholders” means the holders of the Arco Notes.

“Arco Notes” means $100,000,000 10 1/4% Debentures due 2010 and the $225,000,000 9.8% Debentures due 2020 issued by the Arco Chemical Company (as predecessor to Lyondell Chemical Company) pursuant to the Arco Notes Indenture.

“Arco Notes Collateral” means all property and assets subject to the Arco Notes Security Documents.

“Arco Notes Debt” means all present and future moneys, debts and liabilities due, owing or incurred by Lyondell Chemical Company to any Arco Notes Finance Party or Arco Noteholder under or in connection with the Arco Notes (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently, and whether as principal, surety or otherwise).

“Arco Notes Discharge Date” means the date on which all Arco Notes Debt has been irrevocably and unconditionally discharged in full.

“Arco Notes Finance Documents” means the Arco Notes, the Arco Notes Indenture, this Agreement and the Arco Notes Security Documents.

“Arco Notes Finance Parties” means the Arco Notes Trustee (on behalf of itself and the Arco Noteholders) and the Security Agent.

“Arco Notes Indenture” means the indenture governing the Arco Notes dated as of June 15,1988 as supplemented by a Supplemental Indenture dated January 5, 2000.

“Arco Notes Recoveries” means the aggregate of all moneys and other assets received or recovered from time to time by any Arco Notes Finance Party or Arco Noteholder under or in connection with any Arco Notes Security Documents.

“Arco Notes Security Documents” means any of the security agreements and other documents identified in Schedule 6 (Existing Lyondell Debt Security) under the heading “Arco Notes Security Documents”.

“Arco Notes Trustee” means any entity acting as trustee under the Arco Notes and which accedes to this Agreement pursuant to Clause 32.7 (Accession of Arco Notes Trustee).

“Authorisation” means an authorisation, consent, approval, resolution, licence, permit, exemption, filing, notarisation or registration.

“Basell Funding” means Basell Funding S.à r.l., a société à responsabilité limitée whose registered office is at 15-17, Avenue Gaston Diderich, L-1420 Luxembourg, registered with the Luxembourg register of commerce and companies under number B 107544 and having a corporate capital of €50,000,024.

“Basell Holdings” means Basell Holdings B.V. with registration number 24344658.

 “BI S.à.r.l.” means BI S.à r.l., a société à responsabilité limitée whose registered office is at 15-17, Avenue Gaston Diderich, L-1420 Luxembourg, registered with the Luxembourg register of commerce and companies under number B 107544 and having a corporate capital of €50,000,024.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of New York and:

(a)
if such day relates to any fundings, disbursements, settlements and payments in US dollars, any day in which dealings in deposits in US dollars are conducted by and between banks in the London interbank eurodollar market; or

(b)
(if such day relates to any fundings, disbursements, settlements and payments in euro) any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer payment system is open for the settlement of payments in euro.

“Charged Assets” means the assets over which Security is expressed to be created pursuant to any Security Document.

“Creditor” means each Senior Secured Party and any other Junior Creditor.

“Debt” means any Senior Debt, Hedging Debt, Interim Facility Debt, Second Lien Notes Debt, Unsecured Senior Notes Debt, High Yield Notes Debt, High Yield Notes On-Loan Debt, High Yield Notes Guarantee Debt, Investor Debt and Intercompany Debt.

“Enforcement Action” means in relation to any Debt, any action of any kind to:

(a)	demand payment, declare prematurely due and payable or otherwise seek to accelerate payment of or place on demand all or any of that Debt;

(b)	recover all or any of that Debt (including by exercising any set-off, save as required by law);

(c)
exercise or enforce any right against any surety or any other right under any other document, agreement or instrument in relation to (or given in support of) all or any of that Debt (including under the Security Documents);

(d)	petition for (or take or support any other step which may lead to) an Insolvency Event in relation to any Obligor or Intercompany Borrower; or

(e)	start any legal proceedings against any Obligor or Intercompany Borrower.

“Equistar Noteholders” means the holders of the Equistar Notes.

“Equistar Notes” means $150,000,000 7.55% Senior Notes due 2026 issued by the Lyondell Petrochemical Company pursuant to the Equistar Notes Indenture together with any other series of notes created under the Equistar Notes Indenture.

“Equistar Notes Collateral” means all property and assets subject to the Equistar Notes Security Documents.

“Equistar Notes Debt” means all present and future moneys, debts and liabilities due, owing or incurred by Lyondell Petrochemical Company to any Equistar Notes Finance Party or Equistar Noteholder under or in connection with the Equistar Notes (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently, and whether as principal, surety or otherwise).

“Equistar Notes Discharge Date” means the date on which all Equistar Notes Debt has been irrevocably and unconditionally discharged in full.

“Equistar Notes Finance Documents” means the Equistar Notes, the Equistar Notes Indenture, this Agreement and the Equistar Notes Security Documents.

“Equistar Notes Finance Parties” means the Equistar Notes Trustee (on behalf of itself and the Equistar Noteholders) and the Security Agent.

“Equistar Notes Indenture” means the indenture governing the Equistar Notes dated as of January 29, 1996 as supplemented by Supplemental Indentures dated February 15, 1996, December 1, 1997, November 3, 2000 and November 17, 2000.

“Equistar Notes Recoveries” means the aggregate of all moneys and other assets received or recovered from time to time by any Equistar Notes Finance Party or Equistar Noteholder under or in connection with any Equistar Notes Security Documents.

“Equistar Notes Security Documents” means any of the security agreements and other documents identified in Schedule 6 (Existing Lyondell Debt Security) under the heading “Equistar Notes Security Documents”.

“Equistar Notes Trustee” means any entity acting as trustee under the Equistar Notes and which accedes to this Agreement pursuant to Clause 32.8 (Accession of Equistar Notes Trustee).

“Fee Letter” means any letter or letters dated on or about the date of this Agreement between the Security Agent and the Company setting out the fee referred to in Clause 27.16 (Security agency fee).

“Final Discharge Date” means the later of the Senior Discharge Date and the High Yield Notes Discharge Date.

“Finance Documents” means the Senior Finance Documents, the Hedging Documents, the Interim Facility Finance Documents, the Second Lien Notes Finance Documents, the Unsecured Senior Notes Documents, the High Yield Notes Finance Documents, the Investor Documents and the Intercompany Documents.

“Financial Indebtedness” means Indebtedness as defined in any Senior Agreement.

“General Collateral” means all property or assets subject to the Security Documents other than Arco Notes Collateral, Equistar Notes Collateral and High Yield Notes Collateral.

“Group” means the Company and its Subsidiaries for the time being, including, on and from the Acquisition Closing Date, the Target Group.

“Hedging Bank” means:

(a)	any Original Hedging Bank; and

(b)
any Hedge Bank (as defined in the Senior Facility Agreement) or any other person which in each case has become a Hedging Bank in accordance with Clause 32.3 (Accession of Hedging Banks) or Clause 32.4 (Assignments and transfers by Hedging Banks), which in each case has not ceased to be a Hedging Bank in accordance with this Agreement.

“Hedging Debt” means all present and future moneys, debts and liabilities due, owing or incurred by any Obligor to any Hedging Bank under or in connection with any Hedging Document (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently, and whether as principal, surety or otherwise) together with any related Additional Debt.

“Hedging Document” means each Swap Contract and each Treasury Services Agreement (in each case as defined in the Senior Facility Agreement) entered into or to be entered into between an Obligor and a Hedging Bank listed in Schedule 2 (The Original Hedging Banks) or under Clause 32.2 (Accession of Hedging Banks).

“Hedging Recoveries” means the aggregate of all moneys and other assets received or recovered from time to time by any Hedging Bank under or in connection with any Hedging Debt; provided, however, that for purposes of Section 13.1 (Turnover), it shall mean Hedging Recoveries as so defined under or in connection with the Security Documents.

“High Yield Noteholders” means the holders of the High Yield Notes.

“High Yield Notes” means $615,000,000 8 3/8% Senior Notes due 2015 and the €500,000,000 8 3/8% Senior Notes due 2015 issued by the Company pursuant to the High Yield Notes Indenture.

“High Yield Notes Collateral” means all property or assets subject to the High Yield Notes Security Documents.

“High Yield Notes Debt” means all present and future moneys, debts and liabilities due, owing or incurred by the Company to any High Yield Notes Finance Party or High Yield Noteholder under or in connection with the High Yield Notes (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently, and whether as principal, surety or otherwise), together with any related Additional Debt provided, however, that the definition of “High Yield Notes Debt” shall not include the High Yield Notes Trustee Amounts.

“High Yield Notes Declared Default” means a High Yield Notes Default which has resulted in the High Yield Notes Finance Parties accelerating all amounts due under the High Yield Notes.

“High Yield Notes Default” means an event of default under the High Yield Notes Indenture.

“High Yield Notes Discharge Date” means the date on which all High Yield Notes Guarantee Debt has been irrevocably and unconditionally discharged in full.

“High Yield Notes Finance Documents” means the High Yield Notes, the High Yield Notes Indenture (including the High Yield Notes Guarantees), this Agreement, the High Yield Notes Security Documents and the High Yield Notes On-Loan Documents.

“High Yield Notes Finance Parties” means the High Yield Notes Trustee (on behalf of itself and the High Yield Noteholders) and the Security Agent.

“High Yield Notes Guarantee Debt” means all present and future moneys, debts and liabilities due, owing or incurred by any High Yield Notes Guarantor to any High Yield Notes Finance Party or High Yield Noteholder under or in connection with any High Yield Notes Guarantee (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently, and whether as principal, surety or otherwise), together with any related Additional Debt provided, however, that the definition of “High Yield Notes Guarantee Debt” shall not include the High Yield Notes Trustee Amounts.

“High Yield Notes Guarantee Maturity Provisions” means the terms substantially as set out in Schedule 8 (High Yield Notes Guarantee Maturity Provisions).

“High Yield Notes Guarantee Recoveries” means the aggregate of all moneys and other assets received or recovered (whether by exercising any set-off or otherwise) from time to time by any High Yield Notes Finance Party or High Yield Noteholder under or in connection with the High Yield Notes Guarantee Debt provided, however, that the definition of “High Yield Notes Guarantee Recoveries” shall not include the High Yield Notes Trustee Amounts.

“High Yield Notes Guarantees” means the guarantees by the High Yield Notes Guarantors of the obligations of the Company under the High Yield Notes and the High Yield Notes Indenture (which guarantees except for any High Yield Notes Trustee Amounts owing to the High Yield Notes Trustee are subordinated in right of payment to the Senior Debt and the ABL Debt in accordance with this Agreement).

“High Yield Notes Guarantors” means Basell Funding and each other Subsidiary of the Company that becomes a guarantor of the High Yield Notes in accordance with the High Yield Notes Indenture.

“High Yield Notes Indenture” means the indenture governing the High Yield Notes dated August 10, 2005 as supplemented by the First Supplemental Indenture dated February 2, 2006.

“High Yield Notes Major Terms” means the terms set out in Schedule 7 (High Yield Notes Major Terms).

“High Yield Notes On-Loan” means the loan of the proceeds of the High Yield Notes made by the Company to Basell Holdings in accordance with paragraph (b) of Clause 6.1 (Issue of High Yield Notes and High Yield Notes On-Loan Debt).

“High Yield Notes On-Loan Debt” means all present and future moneys, debts and liabilities due, owing or incurred by Basell Holdings to any holder of the High Yield Notes On-Loan under or in connection with the High Yield Notes On-Loan, (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently, and whether as principal, surety or otherwise) together with any related Additional Debt.

“High Yield Notes On-Loan Discharge Date” means the date on which all High Yield Notes On-Loan Debt has been irrevocably and unconditionally discharged in full.

“High Yield Notes On-Loan Documents” means all documents, agreements and instruments evidencing the High Yield Notes On-Loan.

“High Yield Notes On-Loan Recoveries” means the aggregate of all moneys and other assets received or recovered (whether by exercising any set-off or otherwise) from time to time under or in connection with the High Yield Notes On-Loan Debt.

“High Yield Notes Recoveries” means the aggregate of all moneys and other assets received or recovered (whether by exercising any set-off or otherwise) from time to time by any High Yield Notes Finance Party or High Yield Noteholder under or in connection with the High Yield Notes Finance Documents provided, however, that the definition of “High Yield Notes Recoveries” shall not include the High Yield Notes Trustee Amounts.

“High Yield Notes Security Documents” means any of the security agreements and other documents identified in Schedule 7 (High Yield Notes Major Terms) under the heading “High Yield Notes Security”.

“High Yield Notes Standstill Period” has the meaning given to it in Clause 19.3 (High Yield Notes Standstill Period).

“High Yield Notes Standstill Start Date” has the meaning given to it in Clause 19.3 (High Yield Notes Standstill Period).

“High Yield Notes Stop Notice” means a notice delivered under paragraph (a)(ii)(B) of Clause 12.2 (Suspension of Permitted High Yield Notes Guarantee Payments and Permitted High Yield Notes On-Loan Payments) specifying the relevant Senior Default and that Permitted High Yield Notes On-Loan Payments and Permitted High Yield Notes Guarantees Payments are being suspended.

“High Yield Notes Trustee” means any entity acting as trustee under any issue of the High Yield Notes and which accedes to this Agreement pursuant to Clause 32.9 (Accession of High Yield Notes Trustee).

“High Yield Notes Trustee Amounts” means amounts payable to the High Yield Notes Trustee under this Agreement, any indemnity provisions for costs and expenses in favour of the High Yield Notes Trustee contained in the High Yield Notes Indenture and under the provisions of the High Yield Notes Guarantees, all compensation for services provided by the High Yield Notes Trustee which is payable to the High Yield Notes Trustee pursuant to this Agreement, the High Yield Notes Indenture and the High Yield Notes Guarantees and all out-of-pocket costs and expenses properly incurred by the High Yield Notes Trustee in carrying out its duties or performing any service pursuant to the terms of the High Yield Notes Indenture, the High Yield Notes Guarantees and this Agreement, including, without limitation (a) compensation for the costs and expenses of the collection by the High Yield Notes Trustee of any amount payable to the High Yield Notes Trustee for the benefit of the High Yield Noteholders, and (b) costs and expenses of the High Yield Notes Trustee’s agents and counsel (but excluding (i) any payment in relation to any unpaid costs and expenses incurred in respect of any litigation by or on behalf of any High Yield Notes Trustee or any High Yield Noteholders against any of the Senior Finance Parties and (ii) any payment made directly or indirectly on or in respect of any amounts owing under any High Yield Notes (including principal, interest, premium or any other amounts to any of the High Yield Noteholders)).

“Holding Company” means, in relation to a company, corporation or other legal entity, any other company, corporation or other legal entity in respect of which the former company, corporation or other legal entity is a Subsidiary.

“Insolvency Event” means:

(a)
any Key Company is unable or admits inability to pay its debts as they fall due, suspends, or threatens to suspend, making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (other than the Senior Lenders) with a view to a general rescheduling of any class of its indebtedness;

(b)	a moratorium is declared in respect of any indebtedness of any Key Company; or

(c)	a petition is filed for a receiving order or an assignment is made for the general benefit of creditors of any Key Company which is incorporated in Canada or any province or territory thereof;

(d)	any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)
bankruptcy, the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, liquidation, insolvency, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement reorganisation, making a proposal or otherwise) of any Key Company other than a solvent liquidation or reorganisation of any member of the Group which is not an Obligor;

(ii)	a composition, compromise, assignment, relief or arrangement with any creditor of any Key Company;

(iii)
the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor), liquidator in bankruptcy, receiver, interim receiver, administrative receiver, trustee in bankruptcy, administrator, compulsory manager or other similar officer in respect of any Key Company or any of its assets; or

(iv)	the enforcement of any Security over any assets of any Key Company,

or any analogous procedure or step is taken in any jurisdiction, provided that (d) above shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 30 days of commencement or, if earlier, the date on which it is advertised; and

(e)	in respect of any U.S. Obligor:

(i)	it makes a general assignment for the benefit of creditors;

(ii)	it commences a voluntary case or proceeding under any U.S. Bankruptcy Law;

(iii)	an involuntary case under any U.S. Bankruptcy Law is commenced against it and is not controverted within 30 days or is not dismissed or stayed within 90 days after commencement of the case; or

(iv)	an order for relief or other order approving any case of proceeding is entered under any U.S. Bankruptcy Law.

“Instructing Group” means:

(a)	until the Senior Facility Discharge Date, in respect of Clause 21.4 (Authority of Security Agent), the Senior Agent under the Senior Facility Agreement;

(b)
until the Senior Facility Discharge Date, in respect of any provision of this Agreement other than Clause 21.4 (Authority of Security Agent), the Senior Agent under the Senior Facility Agreement and, prior to the Interim Facility Discharge Date, the Interim Facility Agent under the Interim Facility Agreement;

(c)	after the Senior Facility Discharge Date and until the Interim Facility Discharge Date, the Interim Facility Agent under the Interim Facility Agreement;

(d)	after the Senior Discharge Date and the Interim Facility Discharge Date and until the Second Lien Notes Discharge Date, the Second Lien Notes Trustee under the Second Lien Notes Indenture;

(e)
after the Senior Facility Discharge Date, the Interim Facility Discharge Date and the Second Lien Notes Discharge Date and until  the High Yield Notes Discharge Date, in respect of Clause 21.4 (Authority of Security Agent), the High Yield Notes Trustee;

(f)
after the Senior Facility Discharge Date, the Interim Facility Discharge Date and the Second Lien Discharge Date until the Unsecured Senior Notes Discharge Date, in respect of any provision of this Agreement other than Clause 21.4 (Authority of Security Agent), the Unsecured Senior Notes Trustee; and

(g)
after the Senior Discharge Date until the High Yield Notes Discharge Date, in respect of any provision of this Agreement other than Clause 21.4 (Authority of Security Agent), the High Yield Notes Trustee.

“Instructing Second Lien Agent” means the Interim Facility Agent under the Interim Facility Agreement until the Interim Facility Discharge Date and, after the Interim Facility Discharge Date until the Second Lien Notes Discharge Date, the Second Lien Notes Trustee.

“Intercompany Borrower” means:

(a)	any Original Intercompany Borrower; and

(b)
any member of the Group which has become an Intercompany Borrower in accordance with Clause 32.15 (Assignments and transfers by Intercompany Lenders and Intercompany Borrowers) or Clause 32.16 (Accession of Intercompany Borrowers and Intercompany Lenders),

which in each case has not ceased to be an Intercompany Borrower in accordance with this Agreement.

“Intercompany Debt” means all present and future moneys, debts and liabilities due, owing or incurred by any member of the Group which is an Obligor to any other member of the Group (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently, and whether as principal, surety or otherwise) (other than Basell Sales and Marketing B.V., Basell Polylefins Company B.V.B.A., Basell Capital Corporation, LyondellBasell Receivables I, LLC and any other Securitization Entity (as defined in the Senior Facility Agreement) together with any related Additional Debt, but excluding any High Yield Notes On-Loan Debt provided that, without prejudice to any rights of any Senior Party under this Agreement, any provisions herein with respect to Intercompany Debt and the High Yield Notes and the High Yield Notes Finance Parties and High Yield Noteholders shall only apply so far as the High Yield Notes and the High Yield Notes Finance Parties and High Yield Noteholders are concerned to subordinate the Intercompany Debt to the High Yield Notes On-Loan Debt, the High Yield Notes Guarantee Debt and the High Yield Notes (not including in respect of this proviso any Additional Debt in respect thereof that is refinancing debt).

“Intercompany Documents” means all documents, agreements and instruments evidencing any Intercompany Debt.

“Intercompany Lender” means:

(a)	any Original Intercompany Lender; and

(b)
any member of the Group which has become an Intercompany Lender in accordance with Clause 32.15 (Assignments and transfers by Intercompany Lenders and Intercompany Borrowers) or Clause 32.16 (Accession of Intercompany Borrowers and Intercompany Lenders),

which in each case has not ceased to be an Intercompany Lender in accordance with this Agreement.

“Intercompany Recoveries” means the aggregate of all moneys and other assets received or recovered (whether by exercising any set-off or otherwise) from time to time by any Intercompany Lender under or in connection with any Intercompany Debt.

“Interest Period” means, in relation to a particular loan under a Finance Document, each relevant interest period provided for under such Finance Document.

“Interim Facility” means the interim term loan facility made available under the Interim Facility Agreement.

“Interim Facility Agreement” means the $8,000,000,000 bridge loan agreement dated on or about the date of this Agreement between, among others, the Company, LyondellBasell Finance Company, as borrower, certain subsidiaries of the Company as guarantors and the Interim Facility Finance Parties.

“Interim Facility Debt” means all present and future moneys, debts and liabilities due, owing or incurred by any Obligor to any Interim Facility Finance Party under or in connection with any Interim Facility Finance Document (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently, and whether as principal, surety or otherwise) together with any related Additional Debt.

“Interim Facility Declared Default” means an Interim Facility Default which has resulted in the Interim Facility Agent exercising any of its rights to accelerate the principal of the Interim Facility Debt or the principal being automatically accelerated in each case under section 7.02 of the Interim Facility Agreement.

“Interim Facility Default” means an event of default under the Interim Facility Agreement.

“Interim Facility Discharge Date” means the date on which the Security Agent is satisfied (acting reasonably) that all Interim Facility Debt has been fully and irrevocably paid or discharged and all commitments of the Interim Facility Finance Parties in respect of the Interim Facility Debt have expired or been cancelled.

“Interim Facility Finance Documents” means the Loan Documents as defined in the Interim Facility Agreement.

“Interim Facility Finance Parties” means the Finance Parties as defined in the Interim Facility Agreement.

“Interim Facility Lenders” means the lenders under the Interim Facility Agreement.

“Interim Facility Payment Default” means any Interim Facility Default relating to a non-payment of principal or interest or arrangement, underwriting, commitment or conversion fees.

“Interim Facility Recoveries” means the aggregate of all moneys and other assets received or recovered (whether by exercising any set-off or otherwise) from time to time by any Interim Facility Finance Party under or in connection with any Interim Facility Debt; provided, however, that for purposes of Section 13.1 (Turnover), it shall mean Interim Facilities Recoveries as so defined under or in connection with the Interim Facility Security Documents.

“Interim Facility Security Documents” means the security documents that may at any time be entered into by a member of the Group as Security in favour of a Senior Secured Party for any of the present and future moneys, debts and liabilities due, owing or incurred by it to any Senior Secured Party under or in connection with any Interim Facility Finance Document.

“Investor” means:

(a)	any Original Investor; and

(b)	any person which has become an Investor in accordance with Clause 32.10 (Assignments and transfers by Investors),

which in each case has not ceased to be an Investor in accordance with this Agreement.

“Investor Debt” means all present and future moneys, debts and liabilities due, owing or incurred by any Obligor to any Investor under or in connection with any Investor Document, including any dividends and any advisory, monitoring or management fee (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently, and whether as principal, surety or otherwise), together with any related Additional Debt provided that, without prejudice to any rights of any Senior Finance Party and Interim Facility Finance Party under this Agreement, any provisions herein with respect to Investor Debt and the High Yield Notes and the High Yield Notes Finance Parties and High Yield Noteholders shall only apply so far as the High Yield Notes and the High Yield Notes Finance Parties and High Yield Noteholders are concerned to subordinate the Investor Debt outstanding on the issue of the High Yield Notes.

“Investor Documents” means:

(a)	the Management Agreement; and

(b)
any other document (including articles of association or other constitutional documents), agreement or instrument under or pursuant to which any sum is or becomes or is capable of becoming due, owing or incurred from or by any Obligor to any Investor in its capacity as Investor (and not as an officer or employee or otherwise).

“Investor Recoveries” means the aggregate of all moneys and other assets received or recovered (whether by exercising any set-off or otherwise) from time to time by any Investor under or in connection with any Investor Debt.

 “Issuer Intercompany Debt” means the Intercompany Debt due, owing or incurred to the Company.

“Junior Creditor” means:

(a)	until the Senior Discharge Date, the High Yield Noteholders and the Subordinated Parties; and

(b)	after the Senior Discharge Date and until the High Yield Notes Discharge Date, the Subordinated Parties.

“Junior Debt” means:

(a)	until the Senior Discharge Date, the High Yield Notes Guarantee Debt, the High Yield Notes On-Loan Debt and the Subordinated Debt; and

(b)	after the Senior Discharge Date and until the High Yield Notes Discharge Date, the Subordinated Debt.

“Key Company” means each of the Company, Basell Funding, each Obligor and, prior to the Senior Facility Discharge Date and Interim Facility Discharge Date, any Material Subsidiary or Significant Subsidiary as defined under the Senior Facility Agreement or the Interim Facility Agreement.

“LyondellBasell Finance Company” means LyondellBasell Finance Company, a Delaware corporation.

“Management Agreement” means the management agreement between among others, the Company and Nell Limited.

“Material Adverse Effect” means a material adverse effect on or material adverse change in:

(a)
the financial condition, assets or business of the Group taken as a whole (after taking into account any warranty, indemnity or right of recourse against any third party with respect to the relevant event or circumstances (including, without limitation, coverage by insurances)) where “taking into account” includes the consideration of all relevant facts and circumstances including the creditworthiness of the relevant third party, the timing and likelihood of successful recoveries and potential counterclaims and other claims against any of the Obligors;

(b)
the ability of the Obligors taken as a whole to perform and comply with their payment obligations as they fall due under any Senior Finance Document or their financial covenant obligations under the Senior Finance Documents;

(c)	the validity, legality or enforceability of any Senior Finance Document in a manner which would be materially adverse to the interests of the Senior Lenders; or

(d)
the validity, legality or enforceability of any Security expressed to be created pursuant to any Security Document or on the priority and ranking of any of that Security, in either case in a manner which would be materially adverse to the interests of the Senior Lenders.

“Merger Agreement” means the Agreement and Plan of Merger among the Company, BIL Acquisition Holdings Limited and Target, dated as of July 16, 2007.

“Noteholders” means the holders of the Second Lien Notes, the Unsecured Senior Notes and the High Yield Notes.

“Notes Finance Documents” means the Second Lien Notes Finance Documents, the Unsecured Senior Notes Finance Documents and the High Yield Notes Finance Documents.

“Notes Finance Parties” means the Second Lien Notes Finance Parties, the Unsecured Senior Notes Finance Parties and the High Yield Notes Finance Parties.

“Obligor” means the Company, each Original Obligor, each person who becomes a Borrower or a Guarantor (each as defined in the Senior Facility Agreement) after the date hereof, each Additional Guarantor (as defined in the Interim Facility Agreement), each Second Lien Notes Guarantor, each Unsecured Senior Notes Guarantor and each High Yield Notes Guarantor.

“Original Obligor” means an Original Borrower or an Original Guarantor.

“Parallel Debt” means the Security Agent Claim created under Clause 24.6 (Parallel Debt).

“Party” means a party to this Agreement.

“Permitted High Yield Notes Guarantee Payments” means the payments, receipts and set-offs in relation to the High Yield Notes Guarantees that are permitted by Clause 11.2 (Permitted High Yield Notes Guarantee Payments and Permitted High Yield Notes On-Loan Payments) as long as they are so permitted.

“Permitted High Yield Notes On-Loan Payments” means the payments, receipts and set-offs in relation to the High Yield Notes On-Loan that are permitted by Clause 11.2 (Permitted High Yield Notes Guarantee Payments and Permitted High Yield Notes On-Loan Payments) as long as they are so permitted.

“Permitted Intercompany Payments” means the payments, receipts and set-offs permitted by Clause 11.4 (Permitted Intercompany Payments) as long as they are so permitted.

“Permitted Investor Payments” means the payments, receipts and set-offs permitted by Clause 11.3  (Permitted Investor Payments) as long as they are so permitted.

“Permitted Junior Securities” means:

(a)
equity securities of any Holding Company of BI S.à.r.l. or (ii) debt securities of any Holding Company of BI S.à.r.l. with no guarantee or security from BI S.à.r.l. or any Subsidiary of it or other member of the Group;

(b)	equity securities of BI S.à.r.l. or (ii) debt securities of BI S.à.r.l. with no security from BI S.à.r.l. or any Subsidiary of it or other member of the Group; and

(c)
equity securities of the Company issued to any Investor or to any High Yield Noteholders by virtue of their capacity as such or debt securities of the Company issued in compliance with the High Yield Notes Major Terms and High Yield Notes Guarantee Maturity Provisions,

provided that any such issue of securities is not in violation of any other term of this Agreement or any other Finance Document.

“Permitted Payment” means a Permitted High Yield Notes Guarantee Payment, a Permitted High Yield Notes On-Loan Payment, a Permitted Intercompany Payment or a Permitted Investor Payment.

“Recovering Creditor” has the meaning given to it in Clause 24.1 (Payments to Secured Parties, High Yield Notes Finance Parties and High Yield Noteholders).

“Recovery” has the meaning given to it in Clause 24.1 (Payments to Secured Parties, High Yield Notes Finance Parties and High Yield Noteholders).

“Relevant High Yield Notes Default” has the meaning given to it in Clause 19.2.1 (Permitted High Yield Notes On-Loan and Permitted High Yield Notes Security Documents enforcement).

“Relevant Jurisdiction” means, in relation to an Obligor:

(a)	its jurisdiction of incorporation;

(b)	any jurisdiction where any asset subject to or intended to be subject to a Security Document is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.

“Reports” means the documents listed in Schedule 1.01(d) to the Interim Facility Agreement.

“Representative” means (ii) the Senior Agent in respect of the Senior Facility Finance Parties, (ii) the Interim Facility Agent in respect of the Interim Facility Finance Parties, (iii) the Second Lien Notes Trustee in respect of the Second Lien Noteholders and (iv) the Unsecured Senior Notes Trustee in respect of the Unsecured Senior Noteholders.

“Reservations” means:

(a)	any legal principle that equitable remedies are remedies which may be granted or refused at the discretion of the court;

(b)
the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors;

(c)	the time barring of claims under any applicable limitation laws (including the Limitation Acts);

(d)	the possibility that an undertaking to assume liability for or to indemnify a person against non-payment of stamp duty may be void;

(e)
defences of set-off or counterclaim and similar principles, rights and defences under the laws of any jurisdiction in which the relevant obligations under the Senior Finance Documents may have to be performed;

(f)	the possibility that a court may strike out provisions of a contract as being invalid for reasons of oppression, undue influence or similar reasons; and

(g)	any other reservations or qualifications of law (but not of fact) expressed in any legal opinions,

in each case which are specifically referred to in any legal opinion delivered pursuant to any condition to drawdown or accession.

“Responsible Officer” when used in this Agreement means any officer within the corporate trust and agency department of any High Yield Notes Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of such High Yield Notes Trustee who customarily performs functions similar to those performed by such officers, or to whom any corporate trust matter is referred because of such individual’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement and any High Yield Notes Indenture.

“Second Lien Debt” means the Interim Facility Debt and the Second Lien Notes Debt.

“Second Lien Discharge Date” means the later of the Interim Facility Discharge Date and the Second Lien Notes Discharge Date.

“Second Lien Finance Documents” means the Interim Facility Finance Documents and the Secured Lien Notes Finance Documents.

“Second Lien Noteholders” means the holders of the Second Lien Notes.

“Second Lien Notes” means the notes to be issued by the Second Lien Notes Issuer that comply with Schedule 10.

“Second Lien Notes Debt” means all present and future moneys, debts and liabilities due, owing or incurred by the Second Lien Notes Issuer and/or the Second Lien Notes Guarantors to any Second Lien Notes Finance Party or Second Lien Noteholder under or in connection with the Second Lien Notes Finance Documents (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently, and whether as principal, surety or otherwise), together with any related Additional Debt; provided, however, that the definition of “Second Lien Notes Debt” shall not include the Second Lien Notes Trustee Amounts.

“Second Lien Notes Declared Default” means a Second Lien Notes Default which has resulted in the Second Lien Notes Finance Parties accelerating all amounts due under the Second Lien Notes.

“Second Lien Notes Default” means an event of default under the Second Lien Notes Indenture.

“Second Lien Notes Discharge Date” means the date on which all Second Lien Notes Guarantee Debt has been irrevocably and unconditionally discharged in full.

“Second Lien Notes Finance Documents” means the Second Lien Notes, the Second Lien Notes Indenture (including the Second Lien Notes Guarantees), this Agreement, the Second Lien Notes Security Documents.

“Second Lien Notes Finance Parties” means the Second Lien Notes Trustee (on behalf of itself and the Second Lien Noteholders) and the Security Agent.

“Second Lien Notes Guarantees” means the guarantees by the Second Lien Notes Guarantors of the obligations of LyondellBasell Finance Company under the Second Lien Notes and the Second Lien Notes Indenture.

“Second Lien Notes Guarantors” means the Company and each other Subsidiary of the Company that is or becomes a guarantor of the Second Lien Notes in accordance with the Second Lien Notes Indenture.

“Second Lien Notes Indenture” means the indenture governing the Second Lien Notes dated on or about the date of accession of the Second Lien Notes Trustee.

“Second Lien Notes Issuer” means LyondellBasell Finance Company or any other entity that issues the Second Lien Notes in compliance with Schedule 10.

“Second Lien Notes Payment Default” means any Second Lien Notes Default relating to a non-payment of principal or interest.

“Second Lien Notes Recoveries” means the aggregate of all moneys and other assets received or recovered (whether by exercising any set-off or otherwise) from time to time by any Second Lien Notes Finance Party or Second Lien Noteholder under or in connection with the Second Lien Notes Debt; provided, however that for purposes of Section 13.1 (Turnover), it shall mean Second Lien Notes Recoveries as so defined under or in connection with the Second Lien Notes Security Documents only; provided, further, however, that the definition of “Second Lien Notes Recoveries” shall not include the Second Lien Notes Trustee Amounts.

“Second Lien Notes Security Documents” means the Security granted in accordance with the Second Lien Notes Indenture to secure all or any part of the Second Lien Notes Debt.

“Second Lien Notes Trustee” means any entity acting as trustee under any issue of the Second Lien Notes and which accedes to this Agreement pursuant to Clause 32.5 (Accession of Second Lien Notes Trustee).

“Second Lien Notes Trustee Amounts” means amounts payable to the Second Lien Notes Trustee under this Agreement, any indemnity provisions for costs and expenses in favour of the Second Lien Notes Trustee contained in the Second Lien Notes Indenture and under the provisions of the Second Lien Notes Guarantees, all compensation for services provided by the Second Lien Notes Trustee which is payable to the Second Lien Notes Trustee pursuant to this Agreement, the Second Lien Notes Indenture and the Second Lien Notes Guarantees and all out-of-pocket costs and expenses properly incurred by the Second Lien Notes Trustee in carrying out its duties or performing any service pursuant to the terms of the Second Lien Notes Indenture, the Second Lien Notes Guarantees and this Agreement, including, without limitation (a) compensation for the costs and expenses of the collection by the Second Lien Notes Trustee of any amount payable to the Second Lien Notes Trustee for the benefit of the Second Lien Noteholders, and (b) costs and expenses of the Second Lien Notes Trustee’s agents and counsel (but excluding (i) any payment in relation to any unpaid costs and expenses incurred in respect of any litigation by or on behalf of any Second Lien Notes Trustee or any Second Lien Noteholders against any of the Senior Finance Parties and (ii) any payment made directly or indirectly on or in respect of any amounts owing under any Second Lien Notes (including principal, interest, premium or any other amounts to any of the Second Lien Noteholders)).

“Second Lien Security Documents” means the Interim Facility Security Documents and the Second Lien Notes Security Documents.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Documents” means the Senior Security Documents, the Interim Facility Security Documents, the Second Lien Notes Security Documents, the Arco Notes Security Documents, the Equistar Notes Security Documents and the High Yield Notes Security Documents.

“Senior Agreements” means the Senior Facility Agreement (prior to the Senior Facility Discharge Date), the Interim Facility Agreement (prior to the Interim Facility Discharge Date), the Second Lien Notes Indenture (prior to the Second Lien Notes Discharge Date) and the Unsecured Senior Notes Indenture.

“Senior Debt” means the Senior Facility Debt, the Interim Facility Debt, the Second Lien Notes Debt and the Unsecured Senior Notes Debt.

“Senior Declared Default” means a Senior Facility Declared Default, an ABL Declared Default, an Interim Facility Declared Default, a Second Lien Notes Declared Default and/or an Unsecured Senior Notes Declared Default.

“Senior Default” means a Senior Facility Default, an ABL Default, an Interim Facility Default, a Second Lien Notes Default and/or an Unsecured Senior Notes Default.

“Senior Discharge Date” means the last to occur of (a) the Senior Facility Discharge Date, (b) the Interim Facility Discharge Date, (c) the Second Lien Notes Discharge Date and (d) the Unsecured Senior Notes Discharge Date.

“Senior Facility Agreement” means the  credit agreement dated on or about the date of this Agreement between the Company, certain Subsidiaries of the Company as borrowers and guarantors and the Senior Finance Parties.

“Senior Facility Debt” means all present and future moneys, debts and liabilities due, owing or incurred by any Obligor to any Senior Finance Party under or in connection with any Senior Finance Document, (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently, and whether as principal, surety or otherwise), together with any related Additional Debt but excluding any Hedging Debt.

“Senior Facility Declared Default” means a Senior Facility Default which has resulted in the Senior Agent exercising any of its rights to declare all amounts then outstanding to be immediately due and payable under Section 8.02 of the Senior Facility Agreement or as a result of which the debt thereunder is automatically accelerated pursuant to the Senior Facility Agreement.

“Senior Facility Default” means an Event of Default as defined in the Senior Facility Agreement.

“Senior Facility Discharge Date” means the date on which the Security Agent is satisfied (acting reasonably) that all Senior Facility Debt, and Hedging Debt has been fully and irrevocably paid or discharged and all commitments of the Senior Finance Parties and the Hedging Banks in respect of the Senior Facility Debt or the Hedging Debt, as the case may be, have expired or been cancelled.

“Senior Facilities” means the senior term loan and revolving credit facilities made available under the Senior Facility Agreement.

“Senior Finance Documents” means the Loan Documents (as defined in the Senior Facility Agreement) but excluding the Hedging Documents.

“Senior Finance Parties” means the Secured Parties as defined in the Senior Facility Agreement.

“Senior Lender” means any lender under the Senior Facility Agreement.

“Senior Party” means the Senior Finance Party, ABL Finance Party, the Interim Finance Party, the Second Lien Notes Finance Party, the Unsecured Senior Notes Finance Party and the Hedging Banks.

“Senior Payment Default” means any Senior Default relating to a non-payment of principal or interest or any failure by an Obligor to pay on the due date or by the end of any applicable grace period following the due date any amount payable pursuant to a Hedging Document in respect of Hedging Debt, at the place and in the currency in which it is expressed to be payable.

“Senior Recoveries” means the aggregate of all moneys and other assets received or recovered (whether by exercising any set-off or otherwise) from time to time by any Senior Finance Party under or in connection with any Senior Debt.

“Senior Representative” means the Senior Agent (prior to the Senior Facility Discharge Date), the Interim Facility Agent (prior to the Interim Facility Discharge Date), the Second Lien Notes Trustee (prior to the Second Lien Notes Discharge Date) and the Unsecured Senior Notes Trustee (prior to the Unsecured Senior Notes Discharge Date).

“Senior Secured Debt” means the Senior Facility Debt, the Hedging Debt, the Interim Facility Debt and the Second Lien Notes Debt.

“Senior Secured Party” means a Senior Finance Party, a Hedging Bank, an Interim Facility Finance Party or a Second Lien Notes Finance Party.

“Senior Secured Representatives” shall mean the Senior Agent (prior to the Senior Facility Discharge Date), the Interim Facility Agent (prior to the Interim Facility Discharge Date) and the Second Lien Notes Trustee (prior to the Second Lien Notes Discharge Date).

“Senior Security Documents” means the Security granted in accordance with the Senior Facility Agreement to secure all or any part of the Senior Secured Debt and the Hedging Debt.

“Sharing Payment” has the meaning given to it in Clause 24.1 (Payments to Secured Parties, High Yield Notes Finance Parties and High Yield Noteholders).

“Subordinated Debt” means any Investor Debt or Intercompany Debt.

“Subordinated Party” means any Investor or Intercompany Lender.

“Subsidiary” shall mean Subsidiary as defined in any of the Senior Agreements.

“Suspension Event” means at any time prior to the Senior Discharge Date:

(a)
a notice delivered on the instructions of the Instructing Group following an event of default (as defined under the applicable Senior Agreements) relating to a non-payment or, if prior to the Senior Facility Discharge Date, breach of financial covenants (or failure to supply any Compliance Certificate (as defined under the Senior Facility Agreement) in relation to the Senior Facility Agreement); or

(b)	a notice exercising any right to demand immediate repayment of all amounts thereunder being delivered under the applicable Senior Agreement.

“Target” means Lyondell Chemical Company, a Delaware corporation.

“Target Group” means the Target and its Subsidiaries.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Trustee Amounts” means the Second Lien Notes Trustee Amounts, the Unsecured Senior Notes Trustee Amounts and the High Yield Notes Trustees Amounts.

“Trustees” means the Second Lien Notes Trustee, the Unsecured Senior Notes Trustee and the High Yield Notes Trustee.

“Unsecured Senior Noteholders” means the holders of the Unsecured Senior Notes.

“Unsecured Senior Notes” means the notes to be issued by the Unsecured Senior Notes Issuer that comply with Schedule 11.

“Unsecured Senior Notes Debt” means all present and future moneys, debts and liabilities due, owing or incurred by the Unsecured Senior Notes Issuer and/or the Unsecured Senior Notes Guarantors to any Unsecured Senior Notes Finance Party or Unsecured Senior Noteholder under or in connection with the Unsecured Senior Notes Finance Documents (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently, and whether as principal, surety or otherwise), together with any related Additional Debt; provided, however, that the definition of “Unsecured Senior Notes Debt” shall not include the Unsecured Senior Notes Trustee Amounts.

“Unsecured Senior Notes Declared Default” means an Unsecured Senior Notes Default which has resulted in the Unsecured Senior Notes Finance Parties accelerating all amounts due under the Unsecured Senior  Notes.

“Unsecured Senior Notes Default” means an event of default under the Unsecured Senior Notes Indenture.

“Unsecured Senior Notes Discharge Date” means the date on which all Unsecured Senior Notes Guarantee Debt has been irrevocably and unconditionally discharged in full.

“Unsecured Senior Notes Finance Documents” means the Unsecured Senior Notes, the Unsecured Senior Notes Indenture (including the Unsecured Senior Notes Guarantees) and this Agreement.

“Unsecured Senior Notes Finance Parties” means the Unsecured Senior Notes Trustee (on behalf of itself and the Unsecured Senior Noteholders) and the Original Security Agent.

“Unsecured Senior Notes Guarantees” means the guarantees by the Unsecured Senior Notes Guarantors of the obligations of LyondellBasell Finance Company under the Unsecured Senior Notes and the Unsecured Senior Notes Indenture.

“Unsecured Senior Notes Guarantors” means the Company and each other Subsidiary of the Company that is or becomes a guarantor of the Unsecured Senior Notes in accordance with the Unsecured Senior Notes Indenture.

“Unsecured Senior Notes Indenture” means the indenture governing the Unsecured Senior Notes dated on or above the date of accession of the Unsecured Senior Notes Trustee.

“Unsecured Senior Notes Issuer” means LyondellBasell Finance Company or any other entity that issues the Unsecured Senior Notes in compliance with Schedule 11.

“Unsecured Senior Notes Recoveries” means the aggregate of all moneys and other assets received or recovered (whether by exercising any set-off or otherwise) from time to time by any Unsecured Senior Notes Finance Party or Unsecured Senior Stockholder under or in connection with the Unsecured Senior Notes Debt.

“Unsecured Senior Notes Trustee” means any entity acting as trustee under any issue of the Notes and which accedes to this Agreement pursuant to Clause 32.6 (Accession of Unsecured Senior Notes Trustee).

“Unsecured Senior Notes Trustee Amounts” means amounts payable to the Unsecured Senior  Notes Trustee under this Agreement, any indemnity provisions for costs and expenses in favour of the Unsecured Senior Notes Trustee contained in the Unsecured Senior Notes Indenture and under the provisions of the Unsecured Senior Notes Guarantees, all compensation for services provided by the Unsecured Senior Notes Trustee which is payable to the Unsecured Senior Notes Trustee pursuant to this Agreement, the Unsecured Senior Notes Indenture and the Unsecured Senior Notes Guarantees and all out-of-pocket costs and expenses properly incurred by the Unsecured Senior Notes Trustee in carrying out its duties or performing any service pursuant to the terms of the Unsecured Senior Notes Indenture, the Unsecured Senior Notes Guarantees and this Agreement, including, without limitation (a) compensation for the costs and expenses of the collection by the Unsecured Senior Notes Trustee of any amount payable to the Unsecured Senior Notes Trustee for the benefit of the Unsecured Senior Noteholders, and (b) costs and expenses of the Unsecured Senior Notes Trustee’s agents and counsel (but excluding (i) any payment in relation to any unpaid costs and expenses incurred in respect of any litigation by or on behalf of any Unsecured Senior Notes Trustee or any Unsecured Senior Noteholders against any of the Senior Finance Parties and (ii) any payment made directly or indirectly on or in respect of any amounts owing under any Unsecured Senior Notes (including principal, interest, premium or any other amounts to any of the Unsecured Senior Noteholders)).

“US Bankruptcy Law” means the United States Bankruptcy Code of 1978, as amended, or any other United States federal or state bankruptcy, insolvency or similar law.

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

1.2	Construction

1.2.1	Unless a contrary indication appears, any reference in this Agreement to:

(a)
any “Arco Noteholder”, “Arco Notes Trustee”, the “Company”, “Equistar Noteholder”, “Equistar Notes Trustee”, the “Hedging Bank”, any “High Yield Noteholder”, the “High Yield Notes Trustee”, any “Intercompany Borrower”, any “Intercompany Lender”, the “Interim Facility Agent”, any “Interim Facility Finance Party”, any “Interim Facility Lender”, any “Investor”, the “Issuing Bank”, any “Obligor”, any “Party”, any “Second Lien Noteholder”, the “Second Lien Notes Trustee”, any “Secured Party”, the “Security Agent”, the “Senior Agent”, any “Senior Finance Party”, any “Senior Lender”, “Senior Secured Party”, any “Unsecured Senior Noteholder” or the “Unsecured Senior Note Trustee” shall be construed so as to include its successors in title, assigns and transferees permitted under this Agreement;

(b)
“actual knowledge” of aTrustee shall be construed to mean that such Trustee shall not be charged with knowledge (actual or otherwise) of the existence of facts that would impose an obligation on it to make any payment or prohibit it from making any payment unless:

(i)
a Responsible Officer of such Trustee has received written notice that such payments are required or prohibited by this Agreement or its respective Indenture in which event the Trustee shall be deemed to have actual notice within one Business Day of receiving that notice, or

(ii)
in the case of the High Yield Notes Trustee, a Responsible Officer of such High Yield Notes Trustee has not received notice of the Senior Discharge Date pursuant to Clause 29.3 (Discharge of Senior Debt and Hedging Debt) and such payment is to be made out of any receipt or recovery by the High Yield Notes Trustee from a Subsidiary of the Company pursuant to the High Yield Notes Guarantee, other than where such payment is (i) with the consent of the Senior Agent as notified in writing to a Responsible Officer of such High Yield Notes Trustee or (ii) to the High Yield Notes Trustee in respect of any High Yield Notes Trustee Amount;

(c)	“assets” includes present and future properties, revenues and rights of every description;

(d)
the “equivalent” in any currency (the “first currency”) of any amount in another currency (the “second currency”) shall be construed as a reference to the amount in the first currency which could be purchased with that amount in the second currency at the Security Agent’s spot rate of exchange for the purchase of the first currency with the second currency in the London foreign exchange market at or about 11:00 a.m. on a particular day (or at or about such time and on such date as the Security Agent may from time to time reasonably determine to be appropriate in the circumstances);

(e)
a “Finance Document”, “Hedging Document”, “High Yield Notes Finance Document”, “Intercompany Document”, “Interim Facility Finance Document”, “Investor Document”, or any other agreement or instrument is a reference to that document or other agreement or instrument as amended or novated but excluding any amendment or novation contrary to this Agreement;

(f)
“guarantee” means any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(g)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(h)
a “person” includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

(i)
a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(j)	“shares” or “share capital” include equivalent ownership interests (and “shareholder” and similar expressions shall be construed accordingly);

(k)	“set-off” includes combining accounts and payment netting;

(l)	a provision of law is a reference to that provision as amended or re-enacted; and

(m)	a time of day is a reference to New York time.

1.2.2	Dutch Terms

In this Agreement, where it relates to a Dutch entity, a reference to:

(a)	a necessary action to authorise, where applicable, includes without limitation:

(i)	any action required to comply with the Dutch Works Council Act (Wet op de ondernemingsraden); and

(ii)	obtaining unconditional positive advice (advies) from each competent works council;

(b)	a winding-up, administration or dissolution includes a Dutch entity being:

(i)	declared bankrupt (failliet verklaard);

(ii)	dissolved (ontbonden);

(c)	a moratorium includes surseance van betaling and granted a moratorium includes surseance verleend;

(d)	a trustee in bankruptcy includes a curator;

(e)	an administrator includes a bewindvoerder;

(f)	a receiver or an administrative receiver does not include a curator or bewindvoerder; and

(g)	an attachment includes a beslag.

1.2.3	German Terms

In this Agreement, where it relates to a German entity, a reference to:

(a)
a person being unable to pay its debts includes that person being in a state of Zahlungsunfähigkeit under section 17 of the German Insolvency Law (Insolvenzordnung) or being over indebted (überschuldet) under section 19 of the German Insolvency Law (Insolvenzordnung) or being at risk of being unable to pay its debts as they fall due (drohende Zahlungsunfähigkeit);

(b)	a compulsory manager, receiver or administrator includes an Insolvenzverwalter or creditor’s trustee (Sachwalter);

(c)	a winding up, administration or dissolution includes insolvency proceedings (Insolvenzverfahren); and

(d)	promptly means unverzüglich as contemplated by section 121, subparagraph (i) of the German Civil Code.

1.2.4	Luxembourg Terms

In this Agreement, a reference used in connection with a Luxembourg Obligor to:

(a)
a winding up, administration or dissolution includes, without limitation, bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judicaire), composition with creditors (concordat préventif de faillite), reprieve from payment (sursis de paiement), controlled management (gestion contrôlé), fraudulent conveyance (action pauliana), general settlement with creditors, reorganisation or similar laws affecting the rights of creditors generally;

(b)	a receiver, administrative receiver, administrator or the like includes, without limitation, a juge délégué, expert-vérificateur, commissaire, juge-commisaire, liquidateur or curateur;

(c)
a security interest includes any hypothéque, nantissement, gage, privilege, sûreté réelle, droit de retention and any type of real security or agreement or arrangement having a similar effect and any transfer of title by way of security; and

(d)	a person being unable to pay its debts includes that person being in a state of cessation of payments (cessation de paiements).

1.2.5	Section, Clause and Schedule headings are for ease of reference only.

1.2.6	A default, an event of default or potential event of default, however described, is “continuing” if it has not been remedied or waived in accordance with the terms of the relevant agreement.

1.2.7
In determining whether any Senior Debt, Hedging Debt, High Yield Notes Debt, High Yield Notes Guarantee Debt or High Yield Notes On-Loan Debt has been irrevocably paid or discharged, contingent liabilities (such as the risk of clawback from a preference claim) will be disregarded except to the extent that there is a reasonable likelihood that those contingent liabilities will become actual liabilities.

1.2.8
The High Yield Notes Finance Parties and High Yield Noteholders are only entitled to participate in the proceeds of the Charged Assets to the extent that such proceeds are derived from assets subject to the High Yield Notes Security Documents and the rights of the High Yield Noteholders in respect of such proceeds shall in any event be subject to the priorities set out in Clause 20 (Application of Recoveries); provided, however, that this shall not affect the High Yield Notes Trustee from claiming and being paid the High Yield Notes Trustee Amounts.

1.3	Alternative debt instruments

If the Second Lien Notes and/or the Unsecured Senior Notes are not issued and any person executes an alternative refinancing of the Interim Facility which refinances the Interim Facility Debt in full or in part or the Extended Notes (as defined in the Interim Facility Agreement) are issued and replace the Interim Facility Debt in full, references in this Agreement to the Second Lien Notes and/or Unsecured Senior Notes (as applicable based on whether such refinancing debt benefits from the Security pledged under the Second Lien Notes Security Documents) and related definitions shall be construed so as to apply to such alternative refinancing, the Extended Loans and the Extended Notes and all provisions relation to the Interim Facility Debt, the Interim Facility Finance Parties and the like shall no longer apply provided that such alternative refinancing is unsubordinated and is not otherwise in breach of the Finance Documents and is undertaken by LyondellBasell Finance Company (or any Holding Company thereof which is a Subsidiary of the Company) and is on terms which are subject to, and consistent with, this Agreement and so that such alternative refinancing is treated under this Agreement in the same manner as the issue of the Second Lien Notes and/or the Unsecured Senior Notes would have been treated.

2.	RANKING

2.1	Contractual subordination

2.1.1
Unless expressly provided to the contrary in this Agreement, Debt will rank in right and priority of payment in the following order within the sub-group consisting of members of the Group other than the Company:

(a)	first, the Senior Debt, the ABL Debt and the Hedging Debt, pari passu between themselves;

(b)	second, the High Yield Notes Guarantee Debt and the High Yield Notes On-Loan Debt; and

(c)	third, the Intercompany Debt (other than Intercompany Debt due, owing or incurred by the Company),

in each case in accordance with the terms of this Agreement.

2.1.2	Unless otherwise expressly provided in this Agreement, Debt of the Company will rank in right and priority of payment in the following order:

(a)	first, the High Yield Notes Debt, any Hedging Debt and any guarantee of the Senior Debt and any guarantee of the Hedging Debt; and

(b)	second, the Investor Debt and Intercompany Debt due, owing or incurred by the Company.

2.2	Intercompany Debt

This Agreement does not purport to rank any of the Investor Debt and Intercompany Debt as between themselves.

3.	ABL INTERCREDITOR MATTERS

3.1	General

The ABL Agent is entering into this Agreement on behalf of the ABL Finance Parties solely to accept and implement the benefits of subordination of the High Yield Notes Guaranteed Debt, the High Yield Notes On-Loan Debt and the Intercompany Debt as specified herein.  Nothing in this Agreement affects in any way the rights of the ABL Finance Parties under the ABL Finance Documents with respect to the ABL Collateral or otherwise, or imposes any obligation on any ABL Finance Party, except as expressly provided in clause 29.

3.2	ABL Intercreditor Agreement

The Parties hereto hereby authorize the Security Agent to enter into the ABL Intercreditor Agreement in the form attached hereto as Exhibit 1 (with such changes as the Security Agent and the Instructing Group may agree) and specifically acknowledge the terms thereof.  Such ABL Intercreditor Agreement may not be amended or modified without the prior consent of the Instructing Group.

4.	HEDGING DEBT

4.1	Hedging Debt

Until the Senior Facility Discharge Date, no Hedging Bank shall, except with the prior consent of the Senior Agent under the Senior Facility Agreement:

4.1.1	exercise or enforce any right against any Obligor under any of the Security Documents;

4.1.2
permit to subsist or receive any Security, or any guarantee, for, or in respect of, any Hedging Debt, other than under any Senior Security Document and the guarantees in any applicable Senior Finance Document;

4.1.3	take or omit to take any action whereby the ranking in respect of the Security contemplated by this Agreement may be impaired; or

4.1.4
assign any of its rights or transfer any of its rights or obligations under any Hedging Document to any person unless and until the Security Agent executes an Accession Agreement duly completed and signed on behalf of that person.

4.2	Hedging Documents

Each Hedging Bank shall promptly provide to the Security Agent copies of all Hedging Documents to which that Hedging Bank is a party.

4.3	Amendments to Hedging Documents

Until the Senior Facility Discharge Date, no Obligor or Hedging Bank shall, except with the prior consent of the Senior Agent under the Senior Facility Agreement, amend or give any waiver or consent under any provision of any Hedging Document which would result in:

4.3.1	any Hedging Document ceasing to comply with the requirements of this Clause 4; or

4.3.2
the assignment of any of its rights or transfer of any of its rights or obligations under any Hedging Document to any person unless and until the Security Agent executes an Accession Agreement duly completed and signed on behalf of that person, other than any amendment, waiver or consent purely of a technical or administrative nature.

4.4	Termination of Hedging Documents

If:

(a)	the Senior Discharge Date would have occurred but for the fact that only Hedging Debt remains outstanding; and

(b)	a Hedging Bank is requiring any Interim Facility Finance Party to refrain from taking any step which, but for this Agreement, it would not have been prevented from taking,

the Security Agent may, on the instructions of the Interim Facility Agent under the Interim Facility Agreement, direct the relevant Obligor to (and, promptly on receipt of that direction, that Obligor shall) terminate or procure the termination of all outstanding derivative transactions under the Hedging Documents in relation to that Hedging Bank.

4.5	Hedging Guarantee

Each Obligor confirms that the Hedging Banks are entitled to rely on the guarantee in Article XI (Guarantee) of the Senior Facility Agreement granted by such Obligor (in each case subject to any limitations therein or in any Accession Agreement by which such Obligor became party to the Senior Facility Agreement).

5.	OTHER SENIOR DEBT

5.1	Interim Facility Debt

Until the Senior Facility Discharge Date, no Interim Facility Finance Party shall, except with the prior consent of the Senior Agent under the Senior Facility Agreement:

(a)	exercise or enforce any right against any Obligor under any of the Interim Facility Security Documents;

(b)	exercise any set-off against any Interim Facility Debt;

(c)
permit to subsist or receive any Security, or any guarantee, for, or in respect of, any Interim Facility Debt, other than under any Interim Facility Security Document and the guarantees in any applicable Interim Facility Finance Document;

(d)	take or omit to take any action whereby the ranking in respect of the Security contemplated by this Agreement may be impaired; or

(e)
in the case of the Interim Facility Agent, assign any of its rights or transfer any of its obligations under the Interim Facility Finance Documents unless and until the Security Agent executes an Accession Agreement duly completed and signed by the Interim Facility Agent.

5.2	Issue of Second Lien Notes

No member of the Group shall enter into the Second Lien Notes Indenture unless:

(a)	the Senior Agent has received a copy of the proposed Second Lien Notes Finance Documents in substantially final form before the proposed date of issue of the Second Lien Notes;

(b)	the net proceeds of the issuance of the Second Lien Notes will be used to repay the Interim Facility Debt;

(c)	the terms of the Second Lien Notes are consistent in all material respects with Schedule 10 or are otherwise approved by the Senior Agent (acting reasonably); and

(d)
the Second Lien Notes Issuer, the Second Lien Notes Trustee and each of the Second Lien Notes Guarantors execute this Agreement or sign an Accession Agreement before or concurrently with the issuance of the Second Lien Notes.

5.3	Other Second Lien Notes Limitations

Until the Senior Facility Discharge Date, no Second Lien Notes Finance Party or Second Lien Noteholder shall, except with the prior consent of the Senior Agent under the Senior Facility Agreement:

(a)	exercise or enforce any right against any Obligor under any of the Second Lien Notes Security Documents;

(b)	exercise any set-off against any Second Lien Notes Debt;

(c)
permit to subsist or receive any Security, or any guarantee, for, or in respect of, any Second Lien Notes Debt, other than under any Second Lien Notes Security Document and the guarantees in any applicable Second Lien Notes Finance Document;

(d)	take or omit to take any action whereby the ranking in respect of the Security contemplated by this Agreement may be impaired; or

(e)
in the case of the Second Lien Notes Trustee, assign any of its rights or transfer any of its obligations under the Second Lien Notes Finance Documents unless and until the Security Agent executes an Accession Agreement duly completed and signed by the Second Lien Notes Trustee.

5.4	Issue of Unsecured Senior Notes

No member of the Group shall enter into the Unsecured Senior Notes Indenture unless:

(a)	the Senior Agent has received a copy of the proposed Unsecured Senior Notes Finance Documents in substantially final form before the proposed date of issue of the Unsecured Senior Notes;

(b)	the net proceeds of the issuance of the Unsecured Senior Notes will be used to repay the Interim Facility Debt;

(c)	the terms of the Unsecured Senior Notes are consistent in all material respects with Schedule 11 or are otherwise approved by the Senior Agent (acting reasonably); and

(d)
the Unsecured Senior Notes Issuer, the Unsecured Senior Notes Trustee and each of the Unsecured Senior Notes Guarantors execute this Agreement or sign an Accession Agreement before or concurrently with the issuance of the Unsecured Senior Notes.

5.5	Other Unsecured Senior Notes Limitations

Until the Senior Facility Discharge Date, no Unsecured Senior Notes Finance Party or Unsecured Senior Noteholder shall, except with the prior consent of the Senior Agent under the Senior Facility Agreement:

(a)	permit to subsist or receive any Security, or any guarantee, for, or in respect of, any Unsecured Senior Notes Debt, other than as may be permitted under the Finance Documents; and

(b)
in the case of the Unsecured Senior Notes Trustee, assign any of its rights or transfer any of its obligations under the Unsecured Senior Notes Finance Documents unless and until the Security Agent executes an Accession Agreement duly completed and signed by the Unsecured Senior Notes Trustee.

6.	HIGH YIELD NOTES DEBT

6.1	High Yield Notes On-Loan Debt

The High Yield Notes On-Loan shall:

6.1.1
provide for payment of interest in a manner consistent in all material respects with the High Yield Notes Finance Documents and only to the extent permitted under Clause 11.2 (Permitted High Yield Notes Guarantee Payments and Permitted High Yield Notes On-Loan Payments);

6.1.2
provide for a scheduled maturity date not prior to the maturity date of the High Yield Notes and provide that it may not be repaid prior to such maturity date unless such repayment is expressly made subject to this Agreement (and accordingly it is agreed that no such repayment may be made unless the payment is expressly permitted under the Senior Agreements or the Senior Discharge Date has occurred);

6.1.3	not include the benefit of any Security;

6.1.4
not benefit from any guarantee or indemnity given by any member of the Group except to the extent of an indemnity which is expressly made subject to this Agreement (and accordingly it is agreed that no such payment may be made under such indemnity unless the payment is expressly permitted under the Senior Agreements or the Senior Discharge Date has occurred); and

6.1.5	provide that any transferee thereof must sign an Accession Agreement.

6.2	Prohibited High Yield Notes Guarantee Debt Payments, Guarantees and Security

Until the Senior Discharge Date, except with the prior consent of each Senior Representative, no High Yield Notes Finance Party or High Yield Noteholder shall:

6.2.1
demand or receive payment, repayment or prepayment from any High Yield Notes Guarantor of any principal, interest or other amount on or in respect of, or any distribution from any High Yield Notes Guarantor in respect of, any High Yield Notes Guarantee Debt in cash or in kind or apply any such money or property in or towards discharge of any High Yield Notes Guarantee Debt except as permitted by Clause 11.2 (Permitted High Yield Notes Guarantee Payments and Permitted High Yield Notes On-Loan Payments), Clause 14.3 (Filing of claims) or Clause 19.2 (Permitted High Yield Notes On-Loan and Permitted High Yield Notes Security Documents enforcement);

6.2.2
exercise any set-off against any High Yield Notes Guarantee Debt, except as permitted by Clause 11.2 (Permitted High Yield Notes Guarantee Payments and Permitted High Yield Notes On-Loan Payments), Clause 14.3 (Filing of claims) or Clause 19.2 (Permitted High Yield Notes On-Loan and Permitted High Yield Notes Security Documents enforcement); or

6.2.3
permit to subsist or receive any Security over any assets of any member of the Group or any guarantee from any member of the Group for, or in respect of, any High Yield Notes Guarantee Debt, other than under any High Yield Notes Security Document and the High Yield Notes Guarantees;

provided, however, that, after the Senior Facility Discharge Date and the Interim Facility Discharge Date, the consent of the Senior Representatives shall be deemed to have been given to an action prescribed in clause 6.2.3 to the extent such  action was not prohibited by the Senior Agreements.

Nothing in this Clause 6.2 shall preclude the payment of, and receipt by the High Yield Notes Trustee of, any High Yield Notes Trustee Amounts.

6.3	Prohibited High Yield Notes On-Loan Payments, Guarantees and Security

Until the Senior Discharge Date, except with the prior consent of each Senior Representative, no holder of the High Yield Notes On-Loan shall:

6.3.1
demand or receive payment, repayment or prepayment from Basell Holdings of any principal, interest or other amount on or in respect of, or any distribution from Basell Holdings in respect of, the High Yield Notes On-Loan Debt in cash or in kind or apply any such money or property in or towards discharge of any High Yield Notes On-Loan Debt except as permitted by Clause 11.2 (Permitted High Yield Notes Guarantee Payments and Permitted High Yield Notes On-Loan Payments), Clause 14.3 (Filing of claims) or Clause 19.2 (Permitted High Yield Notes On-Loan and Permitted High Yield Notes Security Documents enforcement);

6.3.2
exercise any set-off against any High Yield Notes On-Loan Debt, except as permitted by Clause 11.2 (Permitted High Yield Notes Guarantee Payments and Permitted High Yield Notes On-Loan Payments), Clause 14.3 (Filing of claims) or Clause 19.2 (Permitted High Yield Notes On-Loan and Permitted High Yield Notes Security Documents enforcement); or

6.3.3	permit to subsist or receive any Security over any assets of any member of the Group, or any guarantee from any member of the Group for, or in respect of, any High Yield Notes On-Loan Debt;

provided, however, that after the Senior Facility Discharge Date and the Interim Facility Discharge Date the consent of the Senior Representatives shall be deemed to have been given to an action prescribed in clause 6.3.3 to the extent such action is not prohibited by the Senior Agreements.

7.	INVESTOR DEBT

7.1	Investor Debt

Until the Final Discharge Date, no Investor shall, except with the prior consent of (a) each Senior Representative unless such action is not prohibited by the covenants in its respective Senior Agreement and (b) the High Yield Notes Trustee, unless such action is not prohibited by the covenants in the High Yield Notes Indenture:

7.1.1
demand or receive payment, repayment or prepayment of any principal, interest or other amount on or in respect of, or any distribution in respect of, any Investor Debt in cash or in kind or apply any money or property in or towards discharge of any Investor Debt, except as permitted by Clause 11.3 (Permitted Investor Payments) or Clause 14.3 (Filing of claims);

7.1.2	exercise any set-off against any Investor Debt, except as permitted by Clause 11.3 (Permitted Investor Payments) or Clause 14.3 (Filing of claims);

7.1.3	permit to subsist or receive any Security, or any guarantee, for, or in respect of, any Investor Debt;

7.1.4	claim or rank as a creditor in the insolvency, winding-up, bankruptcy or liquidation of any member of the Group other than in accordance with Clause 14.3 (Filing of claims);

7.1.5	sue, claim or bring proceedings against any member of the Group for breach of any representation, warranty or undertaking by any member of the Group under or in connection with any Investor Document;

7.1.6	sue, claim or bring proceedings against the provider of a Report in connection with any Report nor receive any payment in connection with any such suit, claim or proceeding;

7.1.7	take or omit to take any action whereby the ranking and/or subordination contemplated by this Agreement may be impaired;

7.1.8	convert any Investor Debt into shares of an Obligor;

7.1.9	exercise its voting rights as shareholder of the Company so as to permit or require any member of the Group to pay, prepay, redeem, purchase, defease or otherwise acquire any Investor Debt; or

7.1.10
exercise its voting rights as shareholder of the Company so as to permit or require the declaration or payment by the Company of any dividend or distribution on or in respect of the share capital of the Company or the redemption, repayment, reduction, repurchase, cancellation or other extinguishment of any share in the capital of the Company.

7.2	Amendments to Investor Documents

Until the Senior Discharge Date and for the benefit of the holders of Senior Debt only, no Obligor or Investor shall, except with the prior consent of (a) each Senior Representative, unless such action is not prohibited by the covenants in the Senior Agreement and (b) the High Yield Notes Trustee, unless, such action is not prohibited by the covenants in the High Yield Notes Indenture, amend or give any waiver or consent under any provision of any Investor Document which would result in:

7.2.1
the interests of the Senior Finance Parties (if before the Senior Facility Discharge Date) or the Interim Facility Finance Parties (if after the Senior Facility Discharge Date), or the ranking and/or subordination contemplated by this Agreement, being adversely affected;

7.2.2	any change to the basis on which any amounts (including fees) accrue, are calculated or are payable under any Investor Document;

7.2.3
any member of the Group being subject to more onerous obligations as a whole than those contained in the Investor Documents at the date of this Agreement or obligations which would conflict with any provision of this Agreement; or

7.2.4
any member of the Group becoming liable to make an additional payment (or increase an existing payment) under any Investor Document, other than any liability arising under the Investor Documents as originally entered into, other than any amendment, waiver or consent purely of a technical or administrative nature.

8.	INTERCOMPANY DEBT

8.1	Intercompany Lenders

Until the Final Discharge Date, but for the benefit of the High Yield Notes with respect to paragraph 8.1.6 below only, no Intercompany Lender shall, except with the prior consent of (a) each Senior Representative, unless such action is not prohibited by the covenants in its respective Senior Agreement and (b) the High Yield Notes Trustee, unless, such action is not prohibited by the covenants in the High Yield Notes Indenture:

8.1.1
demand or receive payment, repayment or prepayment of any principal, interest or other amount on or in respect of, or any distribution in respect of, any Intercompany Debt in cash or in kind or apply any money or property in or towards discharge of any Intercompany Debt, except as permitted by Clause 11.4 (Permitted Intercompany Payments) or Clause 14.3 (Filing of claims);

8.1.2	exercise any set-off against any Intercompany Debt, except as permitted by Clause 11.4 (Permitted Intercompany Payments) or Clause 14.3 (Filing of claims);

8.1.3	permit to subsist or receive any Security, or any guarantee, for, or in respect of, any Intercompany Debt;

8.1.4	claim or rank as a creditor in the insolvency, winding-up, bankruptcy or liquidation of any member of the Group other than in accordance with Clause 14.3 (Filing of claims);

8.1.5
sue, claim or bring proceedings against any Obligor or Intercompany Borrower for breach of any representation, warranty or undertaking by any Obligor or Intercompany Borrower under or in connection with any Intercompany Document; or

8.1.6	take or omit to take any action whereby the ranking and/or subordination contemplated by this Agreement may be impaired.

8.2	Intercompany Borrowers

Until the Final Discharge Date, but for the benefit of the High Yield Notes with respect to paragraph 8.2.4 below only, no Intercompany Borrower shall, except with the prior consent of (a) each Senior Representative, unless such action is not prohibited by the covenants in its respective Senior Agreement and (b) the High Yield Notes Trustee, unless, such action is not prohibited by the covenants in the High Yield Notes Indenture:

8.2.1
pay, repay or prepay any principal, interest or other amount on or in respect of, or make any distribution in respect of, or redeem, purchase or defease, any Intercompany Debt in cash or in kind, except as permitted by Clause 11.4 (Permitted Intercompany Payments) or Clause 14.3 (Filing of claims);

8.2.2	exercise any set-off against any Intercompany Debt, except as permitted by Clause 11.4 (Permitted Intercompany Payments) or Clause 14.3 (Filing of claims);

8.2.3	create or permit to subsist any Security over any of its assets, or give any guarantee, for, or in respect of, any Intercompany Debt; or

8.2.4	take or omit to take any action whereby the ranking and/or subordination contemplated by this Agreement may be impaired.

9.	REPRESENTATIONS

Representations of the Subordinated Parties

Each Subordinated Party makes the representations and warranties set out in this Clause 9.1 to each Senior Party and to each High Yield Notes Finance Party (but not for the benefit of the High Yield Noteholders) only in relation to itself in each case on the date of this Agreement:

9.1	it is duly incorporated (if a corporate person) or duly established (in any other case) and validly existing under the law of its jurisdiction of incorporation or formation;

9.2	it has the power to own its assets and carry on its business as it is being, and is proposed to be, conducted;

9.3	subject to any applicable Reservations, the obligations expressed to be assumed by it in this Agreement are legal, valid, binding and enforceable;

9.4
the entry into and performance by it of, and the transactions contemplated by, this Agreement do not and will not conflict with:  (i) any law or regulation applicable to it; (ii) its constitutional documents or (iii) any agreement or instrument binding on it or any of its assets, in each case to the extent that it would reasonably be expected to have a Material Adverse Effect;

9.5
it has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of this Agreement and the transactions contemplated by this Agreement;

9.6
subject to any applicable Reservations, all Authorisations required for the performance by it of this Agreement and the transactions contemplated by this Agreement and to make this Agreement admissible in evidence in its jurisdiction of incorporation have been obtained or effected and are in full force and effect;

9.7	the documents to which it is a party as described in this Agreement (if any) contain all the terms and conditions of the Investor Debt or Intercompany Debt (as relevant); and

9.8	subject to the Security under the Security Documents, it is the sole beneficial owner of the Investor Debt or Intercompany Debt (as relevant) owed to it.

10.	UNDERTAKINGS OF THE OBLIGORS

10.1	Hedging Debt

Until the Senior Facility Discharge Date, no Obligor shall (and the Company shall ensure that no member of the Group will), except with the prior consent of the Senior Agent under the Senior Facility Agreement:

10.1.1
create or permit to subsist any Security over any of its assets, or give any guarantee, for, or in respect of, any Hedging Debt, other than under any Senior Security Document and the guarantees in any applicable Senior Finance Document.

10.2	Second Lien Debt

Until the Senior Facility Discharge Date, no Obligor shall (and the Company shall ensure that no member of the Group will), except with the prior consent of the Senior Agent under the Senior Facility Agreement:

10.2.1	exercise any set-off against any Second Lien Debt;

10.2.2
create or permit to subsist any Security over any assets of any member of the Group, or give any guarantee, from any member of the Group, for, or in respect of, any Second Lien Debt, other than under any Interim Facility Security Document, Second Lien Notes Security Document and the guarantees in or required by any applicable Second Lien Finance Document; or

10.2.3	transfer any rights and/or obligations under the Second Lien Finance Documents unless simultaneously with that transfer, the relevant transferee signs an Accession Agreement.

10.3	High Yield Notes Guarantee Debt

Until the Senior Discharge Date, except with the prior consent of each Senior Representative under its respective Senior Agreement, no Obligor shall (and the Company shall ensure that no Obligor will):

10.3.1
pay, repay or prepay any principal, interest or other amount on or in respect of, or make any distribution in respect of, any High Yield Notes Guarantee Debt in cash or in kind or apply any such money or property in or towards discharge of any High Yield Notes Guarantee Debt except as permitted by Clause 11.2 (Permitted High Yield Notes Guarantee Payments and Permitted High Yield Notes On-Loan Payments), Clause 14.3 (Filing of claims) or Clause 19.2 (Permitted High Yield Notes On-Loan and Permitted High Yield Notes Security Documents enforcement) and except for any payment by the Company with respect to the High Yield Notes Debt which is not otherwise in violation of this Agreement;

10.3.2
exercise any set-off against any High Yield Notes Guarantee Debt, except as permitted by Clause 11.2 (Permitted High Yield Notes Guarantee Payments and Permitted High Yield Notes On-Loan Payments), Clause 14.3 (Filing of claims) or Clause 19.2 (Permitted High Yield Notes On-Loan and Permitted High Yield Notes Security Documents enforcement);

10.3.3
create or permit to subsist any Security over any assets of any member of the Group or give any guarantee from any member of the Group for, or in respect of, any High Yield Notes Guarantee Debt, other than Security created pursuant to any High Yield Notes Security Documents and the High Yield Notes Guarantees; or

10.3.4
amend the terms of any High Yield Notes Finance Document in a manner that would be inconsistent with the High Yield Notes Major Terms or the High Yield Notes Guarantee Maturity Provisions unless previously approved by each Senior Representative under its respective Senior Agreement;

provided, however, that upon the Senior Facility Discharge Date and the Interim Facility Discharge Date the consent of the Senior Representatives shall be deemed to have been given to an action prescribed in clauses 10.3.3 or 10.3.4 to the extent such action is not prohibited by the Senior Agreements.

Nothing in this Clause 10 shall prevent the payment of, and receipt by the High Yield Notes Trustee of, any High Yield Notes Trustee Amounts.

10.4	High Yield Notes On-Loan Debt

Until the Senior Discharge Date, except with the prior consent of each Senior Representative under its respective Senior Agreement, no Obligor shall (and the Company shall ensure that no Obligor will):

10.4.1
pay, repay or prepay any principal, interest or other amount on or in respect of, or make any distribution in respect of, any High Yield Notes On-Loan Debt in cash or in kind or apply any money or property in or towards discharge of any High Yield Notes On-Loan Debt or otherwise pay or advance any amount to the Company except as permitted by Clause 11.2 (Permitted High Yield Notes Guarantee Payments and Permitted High Yield Notes On-Loan Payments), Clause 14.3 (Filing of claims) or Clause 19.2 (Permitted High Yield Notes On-Loan and Permitted High Yield Notes Security Documents enforcement);

10.4.2
exercise any set-off against any High Yield Notes On-Loan Debt, except as permitted by Clause 11.2 (Permitted High Yield Notes Guarantee Payments and Permitted High Yield Notes On-Loan Payments), Clause 14.3 (Filing of claims) or Clause 19.2 (Permitted High Yield Notes On-Loan and Permitted High Yield Notes Security Documents enforcement);

10.4.3
create or permit to subsist or receive any Security over any assets of any member of the Group, or give any guarantee from any member of the Group, for, or in respect of, any High Yield Notes On-Loan Debt; or

10.4.4	amend any provision of the High Yield Notes On-Loan so that it would conflict with any of the terms set out in Clause 6.1 (High Yield Notes On-Loan Debt);

provided, however, that upon the Senior Facility Discharge Date and the Interim Facility Discharge Date the consent of the Senior Representatives shall be deemed to have been given to an action prescribed in clauses 10.4.3 or 10.4.4 to the extent such action is not prohibited by the Senior Agreements.

10.5	Subordinated Debt

Until the Final Discharge Date and to the extent for the benefit of the holders of the High Yield Notes with respect to paragraph 10.5.4 below only, no Obligor shall (and the Company shall ensure that no member of the Group will) except with the prior consent of (a) each Senior Representative unless such action is not prohibited by the covenants in its respective Senior Agreement and (b) the High Yield Notes Trustee, unless such action is not prohibited by the covenants in the High Yield Notes Indenture:

10.5.1
pay, repay or prepay any principal, interest or other amount on or in respect of, or make any distribution in respect of, or redeem, purchase or defease, any Subordinated Debt in cash or in kind, except for the capitalisation of interest in accordance with the Finance Documents or as permitted by Clause 11 (Permitted Payments) or Clause 14.3 (Filing of claims);

10.5.2	exercise any set-off against any Subordinated Debt, except as permitted by Clause 11 (Permitted Payments) or Clause 14.3 (Filing of claims);

10.5.3	create or permit to subsist any Security over any of its assets, or give any guarantee, for, or in respect of, any Subordinated Debt;

10.5.4
amend, terminate or give any waiver or consent under any Investor Document or Intercompany Document, other than any amendment, termination, waiver or consent purely of a technical or administrative nature; or

10.5.5	take or omit to take any action whereby the ranking and/or subordination contemplated by this Agreement may be impaired.

11.	PERMITTED PAYMENTS

11.1	Permitted Hedging Payments

The relevant Obligor may pay (by setoff or otherwise), and the Hedging Banks may receive and retain, payments in respect of Hedging Debt arising under the Hedging Documents.

11.2	Permitted High Yield Notes Guarantee Payments and Permitted High Yield Notes On-Loan Payments

11.2.1
The High Yield Notes Finance Parties and High Yield Noteholders may receive and retain Permitted Junior Securities in respect of the High Yield Notes Guarantee Debt and the High Yield Notes Trustee may receive and retain High Yield Notes Trustee Amounts.

11.2.2
The High Yield Notes Guarantors may pay and the High Yield Notes Trustee may receive and retain payments in respect of High Yield Notes Trustee Amounts incurred on or behalf of the High Yield Notes Trustee in connection with carrying out its duties or exercising powers or discretion under the High Yield Notes Finance Documents.

11.2.3	Subject to Clause 12.1 (Suspension of Permitted High Yield Notes Guarantee Payments and Permitted High Yield Notes On-Loan Payments) and Clause 14 (Subordination on insolvency):

(a)
the High Yield Notes Guarantors may pay and the High Yield Notes Finance Parties and High Yield Noteholders may receive and retain payments in respect of any interest, fees, expenses or other amounts (including High Yield Notes Trustee Amounts and reasonable legal fees and taxes) on or in respect of any High Yield Notes Guarantee Debt in accordance with the High Yield Notes Finance Documents; and

(b)
Basell Holdings may pay, and the holders of the High Yield Notes On-Loan may receive and retain and distribute payment in respect of, any interest, fees, expenses or other amounts (including High Yield Notes Trustee Amounts and reasonable legal fees and taxes) on or in respect of the High Yield Notes On-Loan Debt in accordance with the terms of the High Yield Notes On-Loan Documents, provided that all such payments received under the High Yield Notes On-Loan are applied in payment of the Company’s obligations under the High Yield Notes (or amounts due in respect thereof).

11.2.4
Until the Senior Discharge Date, except with the prior consent of each Senior Representative under its respective Senior Agreement, no Obligor may pay, and no holder of the High Yield Notes On-Loan may receive and retain payment in respect of any principal in respect of the High Yield Notes On-Loan other than in connection with the repayment of the High Yield Notes to the extent not prohibited by the Senior Agreements.

11.3	Permitted Investor Payments

Subject to Clause 12.2 (Suspension of Permitted Investor Payments) and Clause 14 (Subordination on insolvency), the relevant Obligor may pay, and the relevant Investor may receive and retain payments in respect of, any Investor Debt in accordance with the Senior Agreements and the High Yield Notes Indenture.

11.4	Permitted Intercompany Payments

Subject to Clause 12.3 (Suspension of Permitted Intercompany Payments) and Clause 14 (Subordination on insolvency), the relevant Intercompany Borrower may pay (by cash, set off or otherwise), and the relevant Intercompany Lender may receive and retain payments in respect of, any Intercompany Debt in accordance with the Senior Agreements provided that no such payment is made to the Company other than to the extent to make or fund a dividend or other distribution permitted to be made by the Senior Agreements on the equity interests of the Company provided that no such payment is made to the Company other than (a) to the extent to make or fund a dividend or other distribution permitted to be made by the Senior Agreements on the equity interests of the Company, (b) to the extent required to fund legal, audit, tax and other expenses directly relating to the administration of the Company including customary compensation payable to the Company’s directors or (if the Company is a partnership) the directors of its general partner in an amount not exceeding EUR 3,000,000, and (c) to fund payments under the Management Agreement, the Tax Sharing Agreement and other Restricted Payments other than Restricted Investments (each as defined in the Interim Facility Agreement) other than those described in (a) and (b) above that the Company is entitled to make pursuant to the Senior Facility Agreement provided the same are so applied within 15 days of receipt.

11.5	Set-off

In this Clause 11, a payment or receipt includes a discharge by set-off.

12.	SUSPENSION OF PERMITTED PAYMENTS

12.1	Suspension of Permitted High Yield Notes Guarantee Payments and Permitted High Yield Notes On-Loan Payments

12.1.1	Until the Senior Discharge Date except with the prior consent of each Senior Representative under its respective Senior Agreement and subject to Clause 14 (Subordination on insolvency):

(a)
no High Yield Notes Guarantor may make, and no High Yield Notes Finance Party or High Yield Noteholder may receive, any Permitted High Yield Notes Guarantees Payment (other than Permitted Junior Securities and High Yield Notes Trustee Amounts); and

(b)	Basell Holdings may not make, and the holders of the High Yield Notes On-Loan may not receive, any Permitted High Yield Notes On-Loan Payment,

if, in each case:

(i)	a Senior Payment Default is continuing; or

(ii)
a Senior Default, other than a Senior Payment Default, is continuing from the date which is one Business Day after the date on which a Representative in respect of Senior Debt then having a Senior Default delivers a High Yield Notes Stop Notice to a Responsible Officer of the High Yield Notes Trustee and to the Company until the earliest of:

(1)	the date falling 179 days after delivery of that High Yield Notes Stop Notice;

(2)
if a High Yield Notes Standstill Period is in effect at any time after the relevant Senior Default giving rise to delivery of that High Yield Notes Stop Notice, the date on which that High Yield Notes Standstill Period expires;

(3)	the date on which the relevant Senior Default(s) have been remedied or waived in accordance with all applicable Senior Agreements;

(4)
the date on which the Representative who delivered the applicable High Yield Notes Stop Notice delivers a notice to the High Yield Notes Trustee and the Company cancelling the High Yield Notes Stop Notice;

(5)	the date on which the Security Agent or the High Yield Notes Trustee takes Enforcement Action permitted under this Agreement in respect of the High Yield Notes Guarantee Debt; and

(6)	the Senior Discharge Date.

12.1.2	Unless the High Yield Notes Finance Parties, High Yield Noteholders and the holders of the High Yield Notes On-Loan waive this requirement:

(a)	a new High Yield Notes Stop Notice may not be delivered unless and until 365 days have elapsed since the delivery of the immediately prior High Yield Notes Stop Notice; and

(b)
no High Yield Notes Stop Notice may be delivered by a Representative in reliance on a Senior Default more than 45 days after the earlier of (x) the date such Representative received notice of that Senior Default and (y) the date the agency department of such Representative otherwise becomes aware of such Senior Default.

12.1.3
A Representative may only serve one High Yield Notes Stop Notice with respect to the same event or set of circumstances. This shall not affect the right of any Representative to issue a High Yield Notes Stop Notice in respect of any other event or set of circumstances.

12.1.4	For the avoidance of doubt, this Clause 12.1:

(a)	acts as a suspension of payment and not as a waiver of the right to receive payment on the dates such payments are due;

(b)	will not prevent the accrual or capitalisation of interest (including default interest) in accordance with the High Yield Notes Finance Documents;

(c)	will not prevent the payment of any High Yield Notes Trustee Amount;

(d)	will not prevent the payment of:

(i)	audit fees, directors’ fees, taxes and any other proper and incidental expenses required to maintain existence; and

(ii)
amounts required to comply with obligations under the High Yield Finance Documents (but not any payment in respect of interest and principal or other monies to the High Yield Notes Finance Parties and, without limitation to the generality of the foregoing, not any payment in connection with any redemption, purchase or defeasance of the High Yield Notes), including costs and expenses (if any) related to public reporting and ongoing administration of the High Yield Notes Finance Documents.

12.2	Suspension of Permitted Investor Payments

Until the Senior Discharge Date (and for the benefit of the holders of Senior Debt only) and subject to Clause 14 (Subordination on insolvency), no Obligor may make, and no Investor may receive, any Permitted Investor Payment if:

12.2.1	a Senior Declared Default is continuing; or

12.2.2	a Suspension Event is continuing.

12.3	Suspension of Permitted Intercompany Payments

Until the Senior Discharge Date (for the benefit of holders of Senior Debt only) and subject to Clause 14 (Subordination on insolvency), no Intercompany Borrower may make, and no Intercompany Lender may receive, any Permitted Intercompany Payment:

12.3.1	if a Senior Declared Default is continuing; or

12.3.2	in relation to the Issuer Intercompany Debt only, a Suspension Event is continuing.

13.	TURNOVER OF NON-PERMITTED PAYMENTS

13.1	Turnover

Until the Senior Discharge Date (and, for the purpose of paragraph 13.1.9 below only, the High Yield Notes Discharge Date) if:

13.1.1	any Hedging Bank receives or recovers any Hedging Recoveries;

13.1.2	any Interim Facility Finance Party receives or recovers any Interim Facility Recoveries except as provided under Clause 20 (Application of Recoveries);

13.1.3
any Second Lien Notes Finance Party or Second Lien Noteholder receives or recovers any Second Lien Notes Recoveries except as provided under Clause 20 (Application of Recoveries) and except where such party does not have actual knowledge that such payment was received or recovered from any person (directly or indirectly) which had benefited from an amount received or recovered in violation of such Clause 20 (Application of Recoveries);

13.1.4
any Arco Notes Finance Party or Arco Noteholder receives or recovers any Arco Notes Recoveries except as provided under Clause 20 (Application of Recoveries) and except where such party does not have actual knowledge that such payment was received or recovered from any person (directly or indirectly) which had benefited from an amount received or recovered in violation of such Clause 20 (Application of Recoveries);

13.1.5
any Equistar Notes Finance Party or Equistar Noteholder receives or recovers any Equistar Notes Recoveries except as provided under Clause 20 (Application of Recoveries) and except where such party does not have actual knowledge that such payment was received or recovered from any person (directly or indirectly) which had benefited from an amount received or recovered in violation of such Clause 20 (Application of Recoveries);

13.1.6	any High Yield Notes Finance Party or High Yield Noteholder receives or recovers any High Yield Notes Guarantees Recoveries except for any Permitted High Yield Notes Guarantees Payments;

13.1.7	any holder of the High Yield Notes On-Loan receives or recovers any High Yield Notes On-Loan Recoveries except for any Permitted High Yield Notes On-Loan Payments;

13.1.8
any High Yield Notes Finance Party or High Yield Noteholder receives or recovers any High Yield Notes Recoveries except where such party does not have actual knowledge that such payment was received or recovered from any person (directly or indirectly) which had benefited from an amount received or recovered in violation of the terms of this Agreement;

13.1.9	any Investor receives or recovers any Investor Recoveries except for any Permitted Investor Payments; and

13.1.10	any Intercompany Lender receives or recovers any Intercompany Recoveries except for any Permitted Intercompany Payments,

(save for any amount received by the Second Lien Notes Trustee, Arco Notes Trustee, Equistor Notes Trustee or the High Yield Notes Trustee and paid to the Second Lien Noteholders, Arco Noteholders, Equistor Noteholders, or the High Yield Noteholders, respectively, where at the time of such payment the Second Lien Notes Trustee, Arco Notes Trustee, Equistar Notes Trustee or High Yield Notes Trustee (as applicable) has no actual knowledge that such receipt or recovery falls within paragraph 13.1.3, 13.1.4, 13.1.5 or 13.1.8, above, respectively), that party (or the Second Lien Noteholder, Arco Noteholder, Equistar Noteholder or High Yield Noteholder (as applicable)) shall:

13.1.11	within three Business Days notify details of the receipt or recovery to the Security Agent;

13.1.12	hold any such assets and moneys received or recovered by it on trust for the Security Agent for application in accordance with appropriate provision of Clause 20 (Application of Recoveries); and

13.1.13
within three Business Days of demand by the Security Agent, pay an amount equal to such receipt or recovery to the Security Agent for application in accordance with appropriate provision of Clause 20 (Application of Recoveries)).

13.2	Non-creation of charge

Nothing in this Clause 13 or any other provision of this Agreement is intended to or shall create a charge or other Security.

13.3	Protection upon turnover

If a Party is obliged to pay any amount to the Security Agent in accordance with this Clause 13 or Clause 14 (Subordination on Insolvency):

13.3.1
the relevant Obligor or Intercompany Borrower shall indemnify that person (to the extent of its liability for the relevant amount so paid) for any reasonable costs, liabilities and expenses properly incurred by it as a result of it having to make that payment; and

13.3.2
the relevant Debt in respect of which such person made that payment to the Security Agent will be deemed not to have been reduced or discharged in any way or to any extent by the relevant payment, distribution, proceeds or other discharge.

14.	SUBORDINATION ON INSOLVENCY

14.1	Subordination events

If:

14.1.1
any order is made or resolution passed for the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor or Intercompany Borrower;

14.1.2	any Obligor or Intercompany Borrower enters into any composition, assignment or arrangement with its creditors generally;

14.1.3
any liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer is appointed in respect of any Obligor or Intercompany Borrower or any of its assets (other than for a permitted reorganization or solvent winding up permitted by the Senior Facility Agreement); or

14.1.4	any Security over any assets of any Obligor or Intercompany Borrower is enforced,

or any analogous event occurs in any jurisdiction, this Clause 14 shall apply.

14.2	Subordination

14.2.1	In any of the circumstances mentioned in Clause 14.1 (Subordination events):

(a)	the High Yield Notes Guarantee Debt and the High Yield Notes On-Loan Debt will be subordinate in right of payment to the Senior Debt, ABL Debt and the Hedging Debt; and

(b)
the Intercompany Debt and the Investor Debt will be subordinate in right of payment to the Senior Debt, ABL Debt, the Hedging Debt, the High Yield Notes Debt, the High Yield Notes Guarantee Debt and the High Yield On-Loan Debt.

14.2.2
In the event that any of the circumstances mentioned in Clause 14.1 (Subordination events) occur in relation to the Company, the Investor Debt as to which the Company is an obligor will be subordinate in right of payment to the High Yield Notes Debt.

14.3	Filing of claims

14.3.1
In any of the circumstances mentioned in Clause 14.1 (Subordination events), until the Senior Discharge Date, the Security Agent may, and is hereby irrevocably authorised on behalf of each Senior Secured Party, Unsecured Senior Notes Finance Party, ABL Finance Party, High Yield Notes Finance Party, holder of the High Yield Notes On-Loan and Subordinated Party to:

(a)	demand, claim, enforce and prove for the Junior Debt;

(b)
file claims and proofs, give receipts and take any proceedings in respect of filing such claims or proofs and do anything which the Security Agent considers necessary or desirable to recover the Junior Debt; and

(c)	receive all distributions of the Junior Debt for application in accordance with Clause 20 (Application of recoveries).

14.3.2
If and to the extent that the Security Agent is not entitled, or elects not, to take any of the action mentioned in paragraph 14.3.1 above, each Junior Creditor (other than the High Yield Notes Trustee) shall do so promptly on request by the Security Agent.

14.3.3	The High Yield Notes Trustee shall in any event be entitled to request and retain payment of any High Yield Notes Trustee Amounts.

14.4	Distributions

Subject, in the case of the High Yield Notes Trustee, to Clause 28 (High Yield Notes Trustee), in any of the circumstances mentioned in Clause 14.1 (Subordination events), until the Senior Discharge Date, each Junior Creditor will:

14.4.1
hold all payments and distributions in cash or in kind received or receivable by it in respect of the Junior Debt on trust for the Security Agent for application in accordance with Clause 20.5 (General order of application);

14.4.2
within three Business Days of demand by the Security Agent, pay an amount equal to any Junior Debt owing to it and discharged by set-off or otherwise to the Security Agent for application in accordance with Clause 20.5 (General order of application);

14.4.3
promptly direct the trustee in bankruptcy, liquidator, assignee or other person distributing the assets of the relevant Obligor or Intercompany Borrower or their proceeds to pay distributions in respect of the Junior Debt directly to the Security Agent; and

14.4.4	promptly use its reasonable efforts to undertake any action requested by the Security Agent to give effect to this Clause 14.4,

save that, in each case, the High Yield Notes Finance Parties and the High Yield Noteholders shall be entitled to receive and retain Permitted Junior Securities and the High Yield Notes Trustee shall be entitled to receive and retain any High Yield Notes Trustee Amounts.

14.5	Voting

14.5.1	In any of the circumstances mentioned in Clause 14.1 (Subordination events), until the Senior Discharge Date:

(a)
the Security Agent may, and is hereby irrevocably authorised on behalf of each Senior Secured Party, holder of the High Yield Notes On-Loan and Subordinated Party to, exercise all of such parties’ powers of convening meetings, voting and representation in respect of the Security Documents; and

(b)
each such party other than the Second Lien Notes Trustee and the High Yield Notes Trustee shall promptly execute and/or deliver to the Security Agent such forms of proxy and representation as it may require to facilitate any such action.

14.5.2	If and to the extent that the Security Agent is not entitled, or elects not, to exercise a power under paragraph 14.5.1 above, each such party shall:

(a)	exercise that power as the Security Agent (acting on the instructions of an Instructing Group) directs; and

(b)	not exercise that power so as to impair the ranking and/or subordination contemplated by this Agreement.

14.5.3
Nothing in this Clause 14.5 entitles the Security Agent (or an Instructing Group) to exercise or require any such Junior Creditor referred to in paragraph 14.5.1(a) above to exercise a power of voting or representation to waive, reduce, discharge, extend the due date for repayment of or reschedule any such Junior Debt of such Junior Creditor.

14.6	Acknowledgement of structural, contractual and effective subordination

It is acknowledged and agreed by:

14.6.1
the Investors that the Senior Parties, Second Lien Noteholders, Unsecured Senior Noteholders, High Yield Notes Finance Parties and High Yield Noteholders are relying on the structural subordination of the Investor Debt to the Senior Debt, ABL Debt, High Yield Notes Guarantee Debt and High Yield Notes On-Loan Debt, the contractual subordination of the Investor Debt to the High Yield Notes Debt and the effective subordination of the Investor Debt to the claims resulting from the Security created by the Company over its present and future assets;

14.6.2
the High Yield Notes Finance Parties, the High Yield Noteholders and the Company that the Senior Parties, Second Lien Noteholders and Unsecured Senior Noteholders, are relying on the structural subordination of the High Yield Notes Debt to the Senior Debt, ABL Debt or Hedging Debt (other than any guarantee by the Company of the Senior Debt or Hedging Debt undertaken by the Company directly), the contractual subordination of the High Yield Notes Guarantee Debt and the High Yield Notes On-Loan Debt to the Senior Debt and the effective subordination of the High Yield Notes to the claims resulting from the Security created by the Company over its present and future assets;

14.6.3
the Obligors and Intercompany Lenders that the Senior Parties, Second Lien Noteholders, Unsecured Senior Noteholders, High Yield Notes Finance Parties and High Yield Noteholders are relying on the contractual and/or effective subordination of the Intercompany Debt to the Senior Debt, ABL Debt, High Yield Notes Debt, High Yield Notes Guarantee Debt and High Yield Notes On-Loan Debt; and

14.6.4
all the Parties that matters such as:  (i) the establishment and maintenance of separate entities such as Basell Holdings, Basell Funding, Basell Germany Holdings GmbH, Basell Finance Company B.V. and the Company, and (ii) the various obligations under this Agreement to forebear, turn over, restrict right of action or require action, are intended to help the different classes of lenders and finance parties delineate and maintain the various repayment obligations and the ranking of such obligations as set forth in this Agreement.

14.7	General forbearance

In connection with any Insolvency Event involving a case or proceeding under the bankruptcy laws of the United States, the High Yield Notes Trustee (on behalf of itself and the High Yield Noteholders) and each other Junior Creditor:

14.7.1
waive any right to challenge or dispute actions in accordance with this Agreement and the Security Documents taken by the Security Agent on behalf of the Senior Debt to seek adequate protection with respect to the Security securing the Senior Secured Debt;

14.7.2	waive any right to challenge the validity, perfection, priority or senior rights of the Senior Debt and Hedging Debt as provided herein; and

14.7.3
consent to any use of cash collateral approved by the Security Agent on behalf of the Senior Secured Debt, provided that the proceeds are treated in accordance with the lien priorities established herein and in the Security Documents.

15.	FAILURE OF TRUSTS

Subject, in the case of a Trustee, to Clause 28 (Trustees), if any trust intended to arise pursuant to Clause 13.1 (Turnover) or Clause 14.4 (Distributions) fails or for any reason (including the laws of any jurisdiction in which any assets, moneys, payments or distributions may be situated) cannot be given effect to, the relevant Party will pay to the Security Agent for application in accordance with the applicable provisions of Clause 20 (Application of Recoveries) an amount equal to the amount (or the value of the relevant assets) intended to be so held on trust for the Security Agent.

16.	PROTECTION OF SUBORDINATION

16.1	Continuing subordination

The subordination provisions in this Agreement shall remain in full force and effect by way of continuing subordination and shall not be affected in any way by any intermediate payment or discharge in whole or in part of any Debt.

16.2	Waiver of defences

Neither the subordination in this Agreement nor the obligations of any Senior Party, Second Lien Noteholder, Unsecured Senior Noteholder, High Yield Notes Finance Party, High Yield Noteholder, holder of the High Yield Notes On-Loan, Subordinated Party, Obligor or Intercompany Borrower shall be affected in any way by an act, omission, matter or thing which, but for this Clause 16, would reduce, release or prejudice the subordination or any of those obligations in whole or in part, (without limitation and whether or not known to any Senior Party, Second Lien Noteholder, Unsecured Senior Noteholder, High Yield Notes Finance Party, High Yield Noteholder, holder of the High Yield Notes On-Loan, Subordinated Party, Obligor or Intercompany Borrower or any other person) including:

16.2.1	any time, waiver or consent granted to, or composition with, any person;

16.2.2	the release of any person under the terms of any composition or arrangement with any creditor of any person;

16.2.3
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

16.2.4	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

16.2.5
any amendment (however fundamental) or replacement of a Finance Document or any other document or security (other than with respect to the Notes Finance Parties and Noteholders in accordance with their respective Notes Indenture);

16.2.6	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security;

16.2.7	any insolvency or similar proceedings; or

16.2.8
any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any person under any Finance Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order.

16.3	Appropriations by the Senior Finance Parties

Until the Senior Facility Discharge Date has occurred, each Senior Finance Party and Hedging Bank (or any trustee or agent on its behalf) may, subject to its obligations under this Agreement:

16.3.1
apply any moneys or other assets received or recovered by it under this Agreement or from any person against the Senior Debt or the Hedging Debt (as relevant) owed to it, in accordance with the Senior Facilities Agreement, in the case of each Senior Finance Party, or such order as it sees fit, in the case of each Hedging Bank;

16.3.2
apply any moneys or other assets received or recovered by it from any person (other than any moneys or other assets received or recovered under the Senior Finance Documents, or the Hedging Documents (as relevant) or under this Agreement) against any liability of the relevant person to it other than the Senior Debt, the Hedging Debt (as relevant) owed to it; or

16.3.3
after the Acceleration Date, unless or until such moneys or other assets received or recovered by it under the Senior Finance Documents or the Hedging Documents (as relevant) or under this Agreement in aggregate are sufficient to bring about the Senior Discharge Date, if otherwise applied in accordance with the provisions of this Agreement, hold in an interest-bearing suspense account any moneys or other assets received from any person.

16.4	Appropriations by the Interim Facility Finance Parties

Until the Interim Facility Discharge Date has occurred, each Interim Facility Finance Party (or any trustee or agent on its behalf) may, subject to its obligations under this Agreement:

16.4.1	apply any moneys or other assets received or recovered by it under this Agreement or from any person against the Interim Facility Debt owed to it, in such order as it sees fit;

16.4.2
apply any moneys or other assets received or recovered by it from any person (other than any moneys or other assets received or recovered under the Interim Facility Finance Documents or under this Agreement) against any liability of the relevant person to it other than the Interim Facility Debt owed to it; or

16.4.3
after the Acceleration Date, unless or until such moneys or other assets in aggregate received or recovered by it under the Interim Facility Finance Documents are sufficient to bring about the Interim Facility Discharge Date, if otherwise applied in accordance with the provisions of this Agreement, hold in an interest-bearing suspense account any moneys or other assets received from any person.

16.5	Appropriations by the Second Lien Notes Finance Parties and Second Lien Noteholders

Until the Second Lien Notes Discharge Date has occurred, each Second Lien Notes Finance Party and Second Lien Noteholder (or any trustee or agent on its behalf) may, subject to its obligations under this Agreement:

16.5.1	apply any moneys or other assets received or recovered by it under this Agreement or from any person against the Second Lien Notes Debt owed to it, in such order as it sees fit;

16.5.2
apply any moneys or other assets received or recovered by it from any person (other than any moneys or other assets received or recovered under the Second Lien Notes Finance Documents or under this Agreement) against any liability of the relevant person to it other than the Second Lien Notes Debt owed to it; or

16.5.3
after the Acceleration Date, unless or until such moneys or other assets in aggregate received or recovered by it under the Second Lien Notes Finance Documents are sufficient to bring about the Second Lien Notes Discharge Date, if otherwise applied in accordance with the provisions of this Agreement, hold in an interest-bearing suspense account any moneys or other assets received from any person provided, however, that the Second Lien Notes Trustee Amounts will not have to be so held.

16.6	Appropriations by the Unsecured Senior Notes Finance Parties and Unsecured Senior Noteholders

Until the Unsecured Senior Notes Discharge Date has occurred, each Unsecured Senior Notes Finance Party and Unsecured Senior Noteholder (or any trustee or agent on its behalf) may, subject to its obligations under this Agreement:

16.6.1	apply any moneys or other assets received or recovered by it under this Agreement or from any person against the Unsecured Senior Notes Debt owed to it, in such order as it sees fit;

16.6.2
apply any moneys or other assets received or recovered by it from any person (other than any moneys or other assets received or recovered under the Unsecured Senior Notes Finance Documents or under this Agreement) against any liability of the relevant person to it other than the Unsecured Senior Notes Debt owed to it; or

16.6.3
after the Acceleration Date, unless or until such moneys or other assets in aggregate received or recovered by it under the Unsecured Senior Notes Finance Documents are sufficient to bring about the Unsecured Senior Notes Discharge Date, if otherwise applied in accordance with the provisions of this Agreement, hold in an interest-bearing suspense account any moneys or other assets received from any person provided, however, that the Unsecured Senior Notes Trustee Amounts will not have to be so held.

16.7	Appropriations by the High Yield Notes Finance Parties and High Yield Noteholders

After the Senior Discharge Date and until the High Yield Notes Discharge Date has occurred, each High Yield Notes Finance Party and High Yield Noteholder (or any trustee or agent on its behalf) may, subject to its obligations under this Agreement:

16.7.1	apply any moneys or other assets received or recovered by it under this Agreement or from any person against the High Yield Notes Guarantee Debt owed to it, in such order as it sees fit;

16.7.2
apply any moneys or other assets received or recovered by it from any person (other than any moneys or other assets received or recovered under the High Yield Notes Finance Documents or under this Agreement) against any liability of the relevant person to it other than the High Yield Notes Guarantee Debt owed to it; or

16.7.3
after the Acceleration Date, unless or until such moneys or other assets in aggregate received or recovered by it under the High Yield Notes Finance Documents are sufficient to bring about the High Yield Notes Discharge Date, if otherwise applied in accordance with the provisions of this Agreement, hold in an interest-bearing suspense account any moneys or other assets received from any person provided, however, that the High Yield Trustee Amounts will not have to be so held.

16.8	Appropriations by the holders of the High Yield Notes On-Loan

After the Senior Discharge Date and until the High Yield Notes Discharge Date has occurred, each holder of the High Yield Notes On-Loan (or any trustee or agent on its behalf) may, subject to its obligations under this Agreement:

16.8.1	apply any moneys or other assets received or recovered by it under this Agreement or from any person against the High Yield Notes On-Loan Debt owed to it, in such order as it sees fit;

16.8.2
apply any moneys or other assets received or recovered by it from any person (other than any moneys or other assets received or recovered under the High Yield Notes Finance Documents or under this Agreement) against any liability of the relevant person to it other than the High Yield Notes On-Loan Debt owed to it; or

16.8.3
after the Acceleration Date, unless or until such moneys or other assets in aggregate received or recovered by it under the High Yield Notes On-Loan Documents are sufficient to bring about the High Yield Notes On-Loan Discharge Date, if otherwise applied in accordance with the provisions of this Agreement, hold in an interest-bearing suspense account any moneys or other assets received from any person.

17.	PRIORITY

17.1	Ranking

17.1.1	Except as otherwise provided in this Agreement, all Security created pursuant to:

(a)
the Security Documents in respect of the Arco Notes Collateral will secure on a first ranking basis the Senior Facility Debt, the Hedging Debt and the Acro Notes Debt pari passu between themselves and ahead of any Security in such Arco Notes Collateral for the Second Lien Debt and any claims by the Unsecured Senior Notes Finance Parties and the  High Yield Notes Finance Parties irrespective of the order of execution, creation, registration, notice, enforcement or otherwise;

(b)
the Security Documents in respect of the Equistar Notes Collateral will secure on a first ranking basis the Senior Facility Debt, the Hedging Debt and the Equistar Notes Debt  pari passu between themselves and ahead of any Security in such Equistar Notes Collateral for the Second Lien Debt and any claims by the Unsecured Senior Notes Finance Parties and the  High Yield Notes Finance Parties irrespective of the order of execution, creation, registration, notice, enforcement or otherwise;

(c)
the Security Documents in respect of the High Yield Notes Collateral will secure on a first ranking basis the Senior Secured Debt, pari passu between themselves and ahead of any Security in such High Yield Notes Collateral for the High Yield Notes Debt and any claims by the Unsecured Senior Notes Finance Parties and the  High Yield Notes Finance Parties irrespective of the order of execution, creation, registration, notice, enforcement or otherwise;

(d)
the Senior Security Documents (other than the Security Documents in respect of the Arco Notes Collateral, the Equistar Notes Collateral and the High Yield Notes Collateral) will secure on a first ranking basis the Senior Facility Debt and the Hedging Debt pari passu (subject to any limitation on the Debt which may be secured under the terms of the Senior Security Document or this Agreement) between themselves and ahead of any Security for the Second Lien Debt and any claims by the Unsecured Senior Notes Finance Parties and the  High Yield Notes Finance Parties irrespective of the order of execution, creation, registration, notice, enforcement or otherwise;

(e)
the Second Lien Security Documents (other than the Second Lien Security Documents in respect of the High Yield Collateral) will secure on a second-ranking basis the Interim Facility Debt and the Second Lien Notes Debt pari passu irrespective of:

(i)	the order of execution, creation, registration, notice, enforcement or otherwise;

(ii)	the date on which any other Debt, arose;

(iii)	whether a Senior Finance Party or Hedging Bank is obliged to advance any Senior Debt or Hedging Debt; or

(iv)	any fluctuation in the amount, or any intermediate discharge in whole or in part, of any other Debt; and

(f)	the High Yield Notes Security Documents will secure on a second-ranking basis the High Yield Notes Debt and any High Yield Notes Guarantee Debt irrespective of:

(i)	the order of execution, creation, registration, notice, enforcement or otherwise;

(ii)	the date on which any other Debt arose;

(iii)	whether a Senior Finance Party or Hedging Bank is obliged to advance any Senior Debt or Hedging Debt; or

(iv)	any fluctuation in the amount, or any intermediate discharge in whole or in part, of any other Debt.

17.1.2	Notwithstanding paragraph 17.1.1, only Security permitted in accordance with the High Yield Notes Major Terms shall secure the High Yield Notes Debt.

17.1.3	The High Yield Notes Guarantee Debt, the High Yield Notes On-Loan Debt, the Investor Debt and Intercompany Debt, is and shall remain unsecured by the Security Documents.

17.1.4	The Parties acknowledge that the proceeds of enforcement of Security ranked by this clause 17.1 shall be applied in accordance with Clause 20.1 (Order of application).

17.2	Registration and notice

The Parties will co-operate with each other with a view to reflecting the priority of the Security created pursuant to any Security Document in any register or with any filing or registration authority and (other than the High Yield Notes Trustee) in giving notice to any person of any of the Security created pursuant to any Security Document.

18.	RESTRICTIONS ON ENFORCEMENT

18.1	Restrictions on enforcement by the Hedging Banks

Until the Senior Facility Discharge Date, (a) no Hedging Bank shall, except with the prior consent of the Senior Agent under the Senior Facility Agreement, take any Enforcement Action in relation to any Security Document and (b) following a Senior Facility Declared Default, no Hedging Banks may take any Enforcement Action without the prior written consent of the Facility Agent, provided that, for the purpose of this paragraph 18.1, the perfection or preservation of any Security, as opposed to the realisation of such Security, shall not be treated as enforcement.

18.2	Restrictions on enforcement by the Second Lien Finance Parties

Until the Senior Facility Discharge Date, the Interim Facility Finance Parties, the Second Lien Notes Finance Parties and the Second Lien Noteholders shall not, except with the prior consent of the Senior Agent under the Senior Facility Agreement, direct the Security Agent to enforce or otherwise (to the extent applicable), require the enforcement of, the High Yield Notes Security Documents, provided that, for the purpose of this paragraph 18.2, the perfection or preservation of any Security, as opposed to the realisation of such Security, shall not be treated as enforcement.

18.3	Restrictions on enforcement by the holder of the High Yield Notes On-Loan and/or the High Yield Notes Security Documents

Until the Senior Discharge Date, except with the prior consent of or as required by the Instructing Group:

18.3.1	the holder of the High Yield Notes On-Loan shall not take any Enforcement Action in relation to any High Yield Notes On-Loan Debt or under the relevant High Yield Notes Security Documents;

18.3.2
the High Yield Notes Finance Parties and High Yield Noteholders shall not direct the Security Agent to enforce or otherwise (to the extent applicable), require the enforcement of, the High Yield Notes Security Documents; and

18.3.3
the High Yield Notes Finance Parties and High Yield Noteholders shall not take or require the taking of any Enforcement Action in relation to the High Yield Notes Guarantees unless they have matured in accordance with paragraph 1 of the High Yield Notes Guarantee Maturity Provisions,

except as permitted under Clause 19.2 (Permitted High Yield Notes On-Loan and Permitted High Yield Notes Security Documents enforcement) provided, however, that no such action required by the Instructing Group need be taken except to the extent the Instructing Group otherwise is entitled under this Agreement to direct such action.

18.4	Restrictions on enforcement by the Investors

Until the Final Discharge Date, no Investor shall, except with the prior consent of or as required by an Instructing Group, take any Enforcement Action in relation to any Investor Debt.  If required by an Instructing Group to take Enforcement Action, each Investor will apply any proceeds from that Enforcement Action in accordance with Clause 13 (Turnover of Non-Permitted Payments).

18.5	Restrictions on enforcement by the Intercompany Lenders

Until the Senior Discharge Date and for the benefit of the holders of Senior Debt only, no Intercompany Lender shall, except with the prior consent of or as required by an Instructing Group, take any Enforcement Action in relation to any Intercompany Debt.  If required by an Instructing Group to take Enforcement Action, the Intercompany Lenders will apply any proceeds from that Enforcement Action in accordance with Clause 13 (Turnover of Non-Permitted Payments).

18.6	Marshalling of Assets

Until the Senior Facility Discharge Date, each Interim Facility Finance Party, Second Lien Notes Finance Party and Second Lien Noteholder waives any and all rights to require the Security Agent to marshal any property or assets of any Obligor or resort to any of the property or assets of any Obligor in any particular order or manner.

19.	PERMITTED ENFORCEMENT

19.1	Permitted hedging enforcement

19.1.1
A Hedging Bank may designate an Early Termination Date in accordance with the relevant Hedging Document or otherwise terminate the relevant Hedging Document, provided that no other Enforcement Action is taken in respect of any Security Document.

19.1.2
If a Senior Declared Default has occurred, each Hedging Bank will, promptly after a request by the Security Agent, designate an Early Termination Date under or otherwise terminate each Hedging Document to which it is a party and any derivative transaction entered into under that Hedging Document.

19.1.3	On or following:

(a)	the designation of an Early Termination Date or other termination as provided in paragraph 19.1.1 or 19.1.2 above; or

(b)	the occurrence of the Acceleration Date,

any amount which falls due from a Hedging Bank to any Obligor shall be paid by that Hedging Bank to the Security Agent promptly for application in accordance with Clause 20.1 (Order of application).

19.2	Permitted High Yield Notes On-Loan and Permitted High Yield Notes Security Documents enforcement

19.2.1
The restrictions in Clause 18.3 (Restrictions on enforcement by the holder of the High Yield Notes On-Loan and/or the High Yield Notes Security Documents) will not apply in respect of the High Yield Notes Guarantee Debt and High Yield Notes On-Loan, if:

(a)	a High Yield Notes Default (the “Relevant High Yield Notes Default”) is continuing;

(b)
each Senior Representative has received a notice of the Relevant High Yield Notes Default specifying the event or circumstance in relation to the Relevant High Yield Notes Default from the High Yield Notes Trustee;

(c)	a High Yield Notes Standstill Period has elapsed; and

(d)	the Relevant High Yield Notes Default is continuing at the end of the relevant High Yield Notes Standstill Period.

19.2.2
Promptly upon becoming aware of a High Yield Notes Default, the High Yield Notes Trustee may by notice (a “High Yield Notes Default Notice”) in writing notify each Senior Representative of the existence of such High Yield Notes Default.

19.3	High Yield Notes Standstill Period

In relation to a Relevant High Yield Notes Default, a High Yield Notes Standstill Period shall mean the period beginning on the date (the “High Yield Notes Standstill Start Date”) the High Yield Notes Trustee serves a High Yield Notes Default Notice on each Senior Representative in respect of such Relevant High Yield Notes Default and ending on the earlier to occur of:

19.3.1	the date falling 179 days after the High Yield Notes Standstill Start Date;

19.3.2	the date one or more of the Senior Parties take any Enforcement Action in relation to a particular High Yield Notes Guarantor provided, however, that:

(a)
if a High Yield Notes Standstill Period ends pursuant to this paragraph (b), the High Yield Notes Finance Parties and the High Yield Noteholders may only take the same Enforcement Action in relation to the High Yield Notes Guarantor as the Enforcement Action taken by the Senior Parties against such High Yield Notes Guarantor; and

(b)	Enforcement Action for the purpose of this paragraph (b) shall not include action taken to preserve or protect any Security as opposed to realise it;

19.3.3	the date of an event as described in Clause 14.1 (Subordination events) in relation to a particular High Yield Notes Guarantor; and

19.3.4	the expiry of any other High Yield Notes Standstill Period outstanding at the date such first mentioned High Yield Notes Standstill Period commenced.

19.4	Subsequent High Yield Notes defaults

The High Yield Notes Finance Parties and High Yield Noteholders or the holder of the High Yield Notes On-Loan, as applicable, may take Enforcement Action under Clause 19.2 (Permitted High Yield Notes On-Loan and Permitted High Yield Notes Security Documents enforcement) in relation to a Relevant High Yield Notes Default even if, at the end of any relevant High Yield Notes Standstill Period or at any later time, a further High Yield Notes Standstill Period has begun as a result of any other High Yield Notes Default.

19.5	Permitted investor enforcement

The restrictions in Clause 18.4 (Restrictions on enforcement by the Investors) will not apply if an Insolvency Event is continuing, except that the Investors may only exercise the rights set out in paragraph (a)(i) and, with the prior consent of an Instructing Group, paragraph (a)(ii) of the definition of Enforcement Action in Clause 1.1 (Definitions) in relation to the relevant Key Company.

19.6	Permitted intercompany enforcement

The restrictions in Clause 18.5 (Restrictions on enforcement by the Intercompany Lenders) will not apply if an Insolvency Event is continuing, except that the Intercompany Lenders may only exercise the rights set out in paragraph (a)(i) and, with the prior consent of an Instructing Group, paragraph (a)(ii) of the definition of Enforcement Action in Clause 1.1 (Definitions) in relation to the relevant Key Company.

20.	APPLICATION OF RECOVERIES

20.1	Order of application for High Yield Collateral

Subject to the rights of creditors mandatorily preferred by law applying to companies generally, the proceeds of enforcement of the High Yield Collateral conferred by the Security Documents shall be applied in the following order:

20.1.1	first, in or towards payment pari passu to:

(a)
the Security Agent of any unpaid fees, costs, expenses and liabilities (including any interest thereon as provided in the Security Documents) incurred by or on behalf of the Security Agent (or any adviser, receiver, delegate, attorney or agent thereof) and the remuneration of the Security Agent (or any adviser, receiver, delegate, attorney or agent thereof) in connection with carrying out its duties or exercising powers or discretions under the Security Documents or this Agreement; and

(b)
the Trustees for application towards any unpaid fees, costs, expenses and liabilities incurred by or on behalf of the Trustees (or any advisor, receiver, delegate, attorney or agent thereof) in connection with any enforcement, recovery or other payment and the remuneration of the Trustees (or any adviser, receiver, delegate, attorney or agent thereof) in connection with carrying out its duties or exercising powers or discretions, in each case, under their applicable Note Finance Documents or this Agreement (including any Trustee Amounts but excluding any payment in relation to any unpaid fees, costs, expenses and liabilities incurred in respect of any litigation by or on behalf of any Notes Finance Party or Noteholder against any of the Senior Finance Parties);

20.1.2
second, in or towards payment pari passu to the Senior Secured Representatives for application towards any unpaid fees, costs, expenses and liabilities incurred by or on behalf of any Senior Party in connection with such enforcement, recovery or other payment pari passu between themselves;

20.1.3	third, in or towards payment pari passu to the Senior Secured Representatives for application towards the balance of the Senior Secured Debt (in accordance with the applicable Senior Agreement); and

20.1.4
fourth, after the Senior Discharge Date, in or towards payment to or to the order of the High Yield Notes Trustee for application towards the balance of the High Yield Notes Guarantee Debt (in accordance with the High Yield Notes Indenture) or, prior to the Senior Discharge Date, to the Security Agent for distribution in accordance with Clause 20.5 (General order of application).

20.1.5	fifth, after the Final Discharge Date, in payment of the surplus (if any) to the relevant Obligor or other person entitled thereto.

20.2	Order of application for Arco Notes Collateral

Subject to the rights of creditors mandatorily preferred by law applying to companies generally, the proceeds of enforcement of the Arco Notes Collateral conferred by the Security Documents shall be applied in the following order:

20.2.1	first, in or towards payment pari passu to:

(a)
the Security Agent of any unpaid fees, costs, expenses and liabilities (including any interest thereon as provided in the Security Documents) incurred by or on behalf of the Security Agent (or any adviser, receiver, delegate, attorney or agent thereof) and the remuneration of the Security Agent (or any adviser, receiver, delegate, attorney or agent thereof) in connection with carrying out its duties or exercising powers or discretions under the Security Documents or this Agreement; and

(b)
the Second Lien Notes Trustee for application towards any unpaid fees, costs, expenses and liabilities incurred by or on behalf of the Second Lien Notes Trustee (or any advisor, receiver, delegate, attorney or agent thereof) in connection with any enforcement, recovery or other payment and the remuneration of the Second Lien Notes Trustee (or any adviser, receiver, delegate, attorney or agent thereof) in connection with carrying out its duties or exercising powers or discretions, in each case, under the Second Lien Notes Finance Documents or this Agreement (including any Second Lien Notes Trustee Amounts but excluding any payment in relation to any unpaid fees, costs, expenses and liabilities incurred in respect of any litigation by or on behalf of any Second Lien Notes Finance Party or Second Lien Noteholder against any of the Senior Finance Parties);

20.2.2
second, in or towards payment to the Senior Agent for application towards any unpaid fees, costs, expenses and liabilities incurred by or on behalf of any Senior Finance Party or Hedging Bank in connection with such enforcement, recovery or other payment pari passu between themselves;

20.2.3
third, in or towards payment pari passu to (a) the Arco Notes Trustee for application to the Arco Notes Debt (in accordance with the Arco Notes Indenture) and (b) the Senior Agent for application towards the balance of the Senior Facility Debt (in accordance with the Senior Facility Agreement) and the Hedging Debt pari passu between themselves;

20.2.4
fourth, after the Senior Facility Discharge Date and the Arco Notes Discharge Date, in or towards payment to the Interim Facility Agent for application towards any unpaid costs and expenses incurred by or on behalf of any Interim Facility Finance Party in connection with such enforcement, recovery or other payment;

20.2.5
fifth, after the Senior Facility Discharge Date and the Arco Notes Discharge Date, in or towards payment pari passu to the Interim Facility Agent and the Second Lien Notes Trustee for application towards the balance of the Interim Facility Debt (in accordance with the Interim Facility Agreement) and the Second Lien Notes Debt (in accordance with the Second Lien Notes Indenture);

20.2.6	sixth, after the Second Lien Discharge Date, to the Security Agent for distribution in accordance with Clause 20.5 (General order of application).

20.3	Order of application for Equistar Notes Collateral

Subject to the rights of creditors mandatorily preferred by law applying to companies generally, the proceeds of enforcement of the Equistar Notes Collateral conferred by the Security Documents shall be applied in the following order:

20.3.1	first, in or towards payment pari passu to:

(a)
the Security Agent of any unpaid fees, costs, expenses and liabilities (including any interest thereon as provided in the Security Documents) incurred by or on behalf of the Security Agent (or any adviser, receiver, delegate, attorney or agent thereof) and the remuneration of the Security Agent (or any adviser, receiver, delegate, attorney or agent thereof) in connection with carrying out its duties or exercising powers or discretions under the Security Documents or this Agreement; and

(b)
the Second Lien Notes Trustee for application towards any unpaid fees, costs, expenses and liabilities incurred by or on behalf of the Second Lien Notes Trustee (or any advisor, receiver, delegate, attorney or agent thereof) in connection with any enforcement, recovery or other payment and the remuneration of the Second Lien Notes Trustee (or any adviser, receiver, delegate, attorney or agent thereof) in connection with carrying out its duties or exercising powers or discretions, in each case, under the Second Lien Notes Finance Documents or this Agreement (including any Second Lien Notes Trustee Amounts but excluding any payment in relation to any unpaid fees, costs, expenses and liabilities incurred in respect of any litigation by or on behalf of any Second Lien Notes Finance Party or Second Lien Noteholder against any of the Senior Finance Parties);

20.3.2
second, in or towards payment to the Senior Agent for application towards any unpaid fees, costs, expenses and liabilities incurred by or on behalf of any Senior Finance Party or Hedging Bank in connection with such enforcement, recovery or other payment pari passu between themselves;

20.3.3
third, in or towards payment pari passu to (a) the Equistar Notes Trustee for application to the Equistar Notes Debt (in accordance with the Equistar Notes Indenture) and (b) the Senior Agent for application towards the balance of the Senior Facility Debt (in accordance with the Senior Facility Agreement) and the Hedging Debt pari passu between themselves;

20.3.4
fourth, after the Senior Facility Discharge Date and the Equistar Notes Discharge Date, in or towards payment to the Interim Facility Agent for application towards any unpaid costs and expenses incurred by or on behalf of any Interim Facility Finance Party in connection with such enforcement, recovery or other payment;

20.3.5
fifth, after the Senior Facility Discharge Date and the Equistar Notes Discharge Date, in or towards payment pari passu to the Interim Facility Agent and the Second Lien Notes Trustee for application towards the balance of the Interim Facility Debt (in accordance with the Interim Facility Agreement) and the Second Lien Notes Debt (in accordance with the Second Lien Notes Indenture);

20.3.6	sixth, after the Second Lien Discharge Date, to the Security Agent for distribution in accordance with Clause 20.5 (General order of application).

20.4	Order of application for other Security

Subject to the rights of creditors mandatorily preferred by law applying to companies generally, the proceeds of enforcement of the General Collateral conferred by the Security Documents shall be applied in the following order:

20.4.1	first, in or towards payment pari passu to:

(a)
the Security Agent of any unpaid fees, costs, expenses and liabilities (including any interest thereon as provided in the Security Documents) incurred by or on behalf of the Security Agent (or any adviser, receiver, delegate, attorney or agent thereof) and the remuneration of the Security Agent (or any adviser, receiver, delegate, attorney or agent thereof) in connection with carrying out its duties or exercising powers or discretions under the Security Documents or this Agreement; and

(b)
the Second Lien Notes Trustee for application towards any unpaid fees, costs, expenses and liabilities incurred by or on behalf of the Second Lien Notes Trustee (or any advisor, receiver, delegate, attorney or agent thereof) in connection with any enforcement, recovery or other payment and the remuneration of the Second Lien Notes Trustee (or any adviser, receiver, delegate, attorney or agent thereof) in connection with carrying out its duties or exercising powers or discretions, in each case, under the Second Lien Notes Finance Documents or this Agreement (including any Second Lien Notes Trustee Amounts but excluding any payment in relation to any unpaid fees, costs, expenses and liabilities incurred in respect of any litigation by or on behalf of any Second Lien Notes Finance Party or Second Lien Noteholder against any of the Senior Finance Parties);

20.4.2
second, in or towards payment to the Senior Agent for application towards any unpaid fees, costs, expenses and liabilities incurred by or on behalf of any Senior Finance Party or Hedging Bank in connection with such enforcement, recovery or other payment pari passu between themselves;

20.4.3
third, in or towards payment to the Senior Agent for application towards the balance of the Senior Facility Debt (in accordance with the Senior Facility Agreement) and the Hedging Debt pari passu between themselves;

20.4.4
fourth, after the Senior Facility Discharge Date, in or towards payment to the Interim Facility Agent for application towards any unpaid costs and expenses incurred by or on behalf of any Interim Facility Finance Party in connection with such enforcement, recovery or other payment;

20.4.5
fifth, after the Senior Facility Discharge Date, in or towards payment pari passu to the Interim Facility Agent and the Second Lien Notes Trustee for application towards the balance of the Interim Facility Debt (in accordance with the Interim Facility Agreement) and the Second Lien Notes Debt (in accordance with the Second Lien Notes Indenture);

20.4.6	sixth, after the Senior Discharge Date and the Second Lien Discharge Date, to the Security Agent for distribution in accordance with Clause 20.5 (General order of application).

20.5	General order of application

Subject to the rights of creditors mandatorily preferred by law applying to companies generally, all recoveries by the Security Agent under guarantees of the Debt and all other amounts paid to the Security Agent pursuant to this Agreement to the extent not included in Clauses 20.1 (Order of application for High Yield Collateral), 2.02 (Order of application for Arco Notes Collateral), 20.3 (Order of application for Equistar Notes Collateral) and 20.4 (Order of application for other Security) shall be applied in the following order:

20.5.1	first, in or towards payment pari passu to:

(a)
the Security Agent of any unpaid fees, costs, expenses and liabilities (including any interest thereon as provided in the Security Documents) incurred by or on behalf of the Security Agent (or any adviser, receiver, delegate, attorney or agent thereof) and the remuneration of the Security Agent (or any adviser, receiver, delegate, attorney or agent thereof) in connection with carrying out its duties or exercising powers or discretions under the Security Documents or this Agreement; and

(b)
the Trustees for application towards any unpaid fees, costs, expenses and liabilities incurred by or on behalf of the Trustees (or any advisor, receiver, delegate, attorney or agent thereof) in connection with any enforcement, recovery or other payment and the remuneration of the Trustees (or any adviser, receiver, delegate, attorney or agent thereof) in connection with carrying out its duties or exercising powers or discretions, in each case, under their applicable Note Finance Documents or this Agreement (including any Trustee Amounts but excluding any payment in relation to any unpaid fees, costs, expenses and liabilities incurred in respect of any litigation by or on behalf of any Notes Finance Party or Noteholder against any of the Senior Finance Parties);

20.5.2
second, in or towards payment pari passu to each of the Senior Representatives and the ABL Agent for application towards any unpaid fees, costs, expenses and liabilities incurred by or on behalf of any Senior Party or Hedge Bank in connection with such enforcement, recovery or other payment pari passu between themselves;

20.5.3
third, in or towards payment pari passu to each of the Senior Representatives and the ABL Agent for application towards the balance of the Senior Debt (in accordance with the applicable Senior Agreement), the Hedge Debt and the ABL Debt;

20.5.4
fourth, after the Senior Discharge Date, in or towards payment to or to the order of the High Yield Notes Trustee for application towards the balance of the High Yield Notes Guarantee Debt (in accordance with the High Yield Notes Indenture); and

20.5.5	fifth, after the Final Discharge Date, in payment of the surplus (if any) to the relevant Obligor or other person entitled thereto.

20.6	Good discharge

An acknowledgement of receipt signed by the relevant person to whom payments are to be made under this Clause 20 shall be a good discharge of the Security Agent.

20.7	Pledge of Basell Poliolefine Italia S.r.l.

Notwithstanding clause 20.4, for so long as the pledge of Basell Poliolefine Italia S.r.l. by its terms secures only the direct obligations of Basell Holdings B.V. any proceeds from enforcement of the pledge by Basell Holdings B.V. of its interest in Basell Poliolefine Italia S.r.l. shall only be applied to that portion of the Senior Debt borrowed directly by Basell Holdings B.V.

21.	ENFORCEMENT OF SECURITY

21.1	Enforcement instructions

21.1.1	Subject to paragraph 21.1.2 below, until the Senior Facility Discharge Date, the Security Agent shall:

(a)
exercise any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by the Senior Agent under the Senior Facility Agreement (or, if so instructed by the Senior Agent under the Senior Facility Agreement, refrain from exercising any right, power, authority or discretion vested in it as Security Agent); and

(b)	not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Senior Agent under the Senior Facility Agreement.

21.1.2	Where:

(a)
the High Yield Finance Parties are permitted to take Enforcement Action in relation to the High Yield Notes Security Documents under Clause 19.2 (Permitted High Yield Notes On-Loan and Permitted High Yield Notes Security Documents enforcement); and

(b)	the Senior Finance Parties have taken no Enforcement Action in relation to the Senior Security Documents related to the shares of Basell Funding,

the Security Agent shall (but only as long as the Senior Secured Parties are not taking Enforcement Action) (i) exercise any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by the High Yield Notes Trustee (or, if so instructed by the High Yield Notes Trustee, refrain from exercising any right, power, authority or discretion vested in it as Security Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the High Yield Notes Trustee subject to liability on the part of the Security Agent for gross negligence, willful misconduct or fraud.

21.1.3	After the Senior Facility Discharge Date and until the Second Lien Discharge Date, the Security Agent shall:

(a)
exercise any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by the Instructing Second Lien Agent (or, if so instructed by the Instructing Second Lien Agent refrain from exercising any right, power, authority or discretion vested in it as Security Agent); and

(b)	not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Instructing Second Lien Agent under the Interim Facility Agreement.

21.1.4	After the Senior Facility Discharge Date and the Second Lien Discharge Date and until the High Yield Notes Discharge Date, the Security Agent shall:

(a)
exercise any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by the High Yield Notes Trustee (or, if so instructed by the High Yield Notes Trustee, refrain from exercising any right, power, authority or discretion vested in it as Security Agent); and

(b)
not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the High Yield Notes Trustee subject to liability on the part of the Security Agent for gross negligence, willful misconduct or fraud.

21.1.5	Any instructions given in accordance with paragraph 21.1.1, 21.1.2, 21.1.3 or 21.1.4 above will be binding on all the Senior Secured Parties and the High Yield Noteholders.

21.1.6
The Security Agent may refrain from acting in accordance with any instructions given in accordance with paragraph 21.1.1, 21.1.2, 21.1.3 or 21.1.4 above until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

21.1.7
In the absence of instructions given in accordance with paragraph 21.1.1, 21.1.2, 21.1.3 or 21.1.4 above, the Security Agent may act (or refrain from taking action) as it considers to be in the best interest of the Senior Finance Parties or, after the Senior Facility Discharge Date, the Interim Facility Finance Parties and the Second Lien Noteholders or, after the Second Lien Discharge Date, the High Yield Noteholders.

21.1.8
The Security Agent is not authorised to act on behalf of a Senior Secured Party, High Yield Notes Finance Party or a High Yield Noteholder (without first obtaining that party’s consent) in any legal or arbitration proceedings relating to any Senior Finance Document, any Hedging Document, any Interim Facility Finance Document, any Second Lien Notes Finance Document, any High Yield Notes Finance Document or this Agreement.

21.2	Exemption

No Senior Finance Party shall be responsible to any other Party, and no Interim Facility Finance Party shall be responsible to any other Party, and no Second Lien Notes Finance Party shall be responsible to any other Party and no High Yield Notes Finance Party shall be responsible to any other Party, under this Agreement for any instructions given or not given to the Security Agent in relation to the Security Documents provided, however, that with respect to any responsibility of the Second Lien Notes Trustee and the High Yield Notes Trustee only, this Clause 21.2 is subject to Clause 28.11 (Instructions).

21.3	Release of Security on enforcement

If, pursuant to or for the purpose of any Enforcement Action taken or to be taken by the Security Agent in accordance with this Agreement, the Security Agent requires any release of any Security for the Senior Secured Debt granted by any member of the Group or (subject to the conditions set out in Clause 21.4 (Authority of Security Agent)) the release of any High Yield Notes Guarantee or the High Yield Notes Security Documents, each Party shall promptly enter into any release and/or other document and take any action which the Security Agent may reasonably require.

21.4	Authority of Security Agent

21.4.1	If in connection with any Enforcement Action:

(a)	the Security Agent (or any receiver) sells or otherwise disposes of (or proposes to sell or otherwise dispose of) any asset under any Security Document; or

(b)	a member of the Group sells or otherwise disposes of (or proposes to sell or otherwise dispose of) any asset at the request of the Security Agent or an Instructing Group,

the Security Agent may, and is hereby irrevocably authorised (and released from the restrictions set forth in Section 181 of the German Civil Code (Bürgerliches Gesetzbuch)) on behalf of each Party to:

(i)	release the Security created pursuant to the Security Documents over the relevant asset; and

(ii)
if the relevant asset comprises all of the shares in the capital of a member of the Group pledged in favour of the Senior Finance Parties, (x) release that member of the Group and any Subsidiary of it from all its past, present and future liabilities and/or obligations (both actual and contingent) as a guarantor of the whole or any part of the High Yield Notes Debt (including any liability to any other member of the Group by way of guarantee or contribution) and (y) release any Security granted by that member of the Group or any Subsidiary of it over any asset under any Security Document, provided that, in each case, the conditions of paragraphs 21.4.2 and 21.4.3 below are satisfied.

21.4.2
It is a further condition to the release of the High Yield Notes Guarantees, High Yield Notes Security Documents and the whole or any part of the High Yield Notes On-Loan Debt described in paragraph 21.4.1 above, that:

(a)	the proceeds of such sale or disposal are in cash (or substantially in cash);

(b)
all claims of the Senior Parties, Second Lien Noteholders and Unsecured Senior Noteholders under the Senior Agreements against a member of the Group (if any) all of whose shares pledged in favour of the Senior Finance Parties, Interim Facility Finance Parties and Second Lien Notes Finance Parties are sold or disposed of pursuant to such Enforcement Action, are unconditionally released and discharged or sold or disposed of concurrently with such sale, and all Security under the Senior Security Documents, Interim Facility Security Documents and Second Lien Notes Security Documents in respect of the assets that are sold or disposed of is simultaneously and unconditionally released and discharged concurrently with such sale, provided that in the event of a sale or disposal of any such claim (instead of a release or discharge):

(i)	the Senior Agent determines acting reasonably and in good faith that the Senior Finance Parties will recover more than if such claim was released or discharged; and

(ii)
the Senior Agent serves a notice on the Security Agent notifying the Security Agent of the same, in which case the Security Agent shall be entitled immediately to sell and transfer such claim to such purchaser (or an affiliate of such purchaser);

(c)
such sale or disposal (including any sale or disposal of any claim) is made (a) pursuant to a public auction (b) pursuant to any process or proceedings approved or supervised by or on behalf of any court of law or (c) for fair market value (taking into account the circumstances giving rise to such sale or disposal) as certified by an internationally recognised investment bank selected by the Security Agent.

21.4.3
The net cash proceeds of sale or disposal shall be applied in or towards payment of Debt in accordance with the applicable provisions of Clause 20 (Application or Recoveries) and all proceeds (if any) for the benefit of the High Yield Notes Debt shall have been, or contemporaneously with any such release shall be:

(a)	paid to High Yield Noteholders in repayment or redemption of their High Yield Notes;

(b)	deposited with the Security Agent or the High Yield Notes Trustee for the benefit of the High Yield Noteholders; or

(c)	deposited in an account in which a security interest has been perfected for the benefit of the High Yield Noteholders.

21.4.4
Each Party shall promptly enter into any release and/or other document and take any action which the Security Agent may reasonably require to give effect to paragraphs 21.4.1 and 21.4.2 above and in accordance with this Agreement.

21.4.5	No such release under paragraph 21.4.1 above will affect the obligations and/or liabilities of:

(a)	any other member of the Group to the Senior Secured Parties, High Yield Noteholders and/or Subordinated Parties; or

(b)	any Subordinated Party to the Secured Parties and/or the High Yield Noteholders.

21.5	High Yield Notes Trustee

Where the Security Agent is entitled or required to act in accordance with the instructions of the Second Lien Notes Trustee or the High Yield Notes Trustee it will be entitled to act (without further investigation) upon any instructions or communication received by it from the Second Lien Notes Trustee or the High Yield Notes Trustee (or any other representative appointed on behalf of the Second Lien Notes Finance Party or Second Lien Notes, or (as applicable) the High Yield Notes Finance Parties or High Yield Noteholders) and will not be bound to enquire whether the requisite Second Lien Noteholder or High Yield Noteholder approval has been obtained provided this has been confirmed by or on behalf of the Second Lien Notes Trustee or the High Yield Notes Trustee.

22.	OPTION TO PURCHASE

22.1	Option to purchase

If after the Second Lien Discharge Date and a High Yield Notes Stop Notice has been issued and is current and the Senior Finance Parties have taken Enforcement Action, provided the High Yield Notes Trustee has received instructions and confirmation that all conditions in Clause 22.2 (Terms of purchase) will be satisfied at the relevant time from the High Yield Noteholders, then the High Yield Notes Trustee or holders of at least 50 per cent. of the High Yield Notes may at the expense of the High Yield Noteholders within 60 days of the Senior Finance Parties taking Enforcement Action give not less than 10 Business Days’ notice to the Senior Agent to acquire or procure the acquisition by a person nominated by the High Yield Notes Trustee or the High Yield Noteholders (as the case may be) of all (but not part only) of the rights and obligations of:

(a)
the Senior Finance Parties in connection with the Senior Facility Debt under the Senior Finance Documents by way of transfer under Section 10.07 (Successors and Assigns) of the Senior Facility Agreement; and

(b)	the Hedging Banks in connection with the Hedging Debt under the Hedging Documents,

but without prejudice to the Senior Finance Parties’ ability to take Enforcement Action in accordance with this Agreement prior to any such acquisition and subject to Clause 22.2 (Terms of purchase).

22.2	Terms of purchase

Any purchase under Clause 22.1 (Option to purchase) shall be on the following terms:

22.2.1	payment in full in cash of an amount equal to the Senior Facility Debt outstanding as at the date that amount is to be paid, as determined by the Senior Agent (acting reasonably);

22.2.2
payment in full in cash of the amount which each Senior Finance Party certifies to be necessary to compensate it for any loss on account of funds borrowed, contracted for or utilised to fund any amount included in the Senior Facility Debt resulting from the receipt of that payment otherwise than on the last day of an Interest Period;

22.2.3
after the transfer, no Senior Finance Party will be under any actual or contingent liability to any Obligor or any other person under this Agreement or any Senior Finance Document for which it is not holding cash collateral in an amount and on terms reasonably satisfactory to it;

22.2.4
each High Yield Noteholder (or a third party acceptable to all the Senior Finance Parties and High Yield Notes Finance Parties), as the case may be, indemnifies each Senior Finance Party on the date of the relevant transfer in respect of all losses which may be sustained or incurred by any Senior Finance Party as a result of any sum received or recovered by any Senior Finance Party from any Obligor, any High Yield Notes Finance Party or any other person being required (or it being alleged that it is required) to be paid back by or clawed back from any Senior Finance Party for any reason; and

22.2.5
the relevant transfer shall be without recourse to, or warranty from, any Senior Finance Party, except that each Senior Finance Party shall be deemed to have represented and warranted on the date of that transfer that:

(a)
it is the sole owner, free from all Security and third party interests (other than any arising under the Senior Finance Documents or by operation of law), of all rights and interests under the Senior Finance Documents purporting to be transferred by it by that transfer; and

(b)	it has the power to enter into and make, and has taken all necessary action to authorise its entry into and making, that transfer.

23.	PRESERVATION OF DEBT

23.1	Preservation of Junior Debt

23.1.1
Notwithstanding any term of this Agreement postponing, subordinating or preventing the payment of all or any part of the Junior Debt, the relevant Junior Debt shall, as between the Obligors, the Intercompany Borrowers and the Junior Creditors, be deemed to remain owing or due and payable (and interest, default interest or indemnity payments shall continue to accrue) in accordance with the High Yield Notes Finance Documents, the High Yield Notes On-Loan Documents, the Investor Documents or the Intercompany Documents (as the case may be).

23.1.2
No failure to exercise, nor any delay in exercising, on the part of any Junior Creditor any right or remedy under any High Yield Notes Finance Document, High Yield Notes On-Loan Document, Investor Document or Intercompany Document (as the case may be) by reason of any term of this Agreement postponing, restricting or preventing such exercise shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy by any Junior Creditor.

23.2	No liability

23.2.1	No Senior Party or Hedging Bank will be liable to any Junior Creditor for:

(a)	the manner of exercise or any non-exercise of its rights, remedies, powers, authorities or discretions under this Agreement; or

(b)	any failure to collect or preserve any Debt or delay in doing so.

23.2.2	No High Yield Notes Finance Party will be liable to any Junior Creditor for:

(a)	the manner of exercise or any non-exercise of its rights, remedies, powers, authorities or discretions under this Agreement; or

(b)	any failure to collect or preserve any Debt or delay in doing so.

24.	SHARING AMONG CERTAIN PARTIES

24.1	Payments to Senior Secured Parties, Unsecured Senior Notes Finance Parties, Unsecured Senior Noteholders High Yield Notes Finance Parties and High Yield Noteholders

Subject, in the case of the Second Lien Notes Trustee, Unsecured Notes Trustee and the High Yield Notes Trustee, to Clause 28 (Trustees), on or after the Acceleration Date if a Senior Secured Party, Unsecured Senior Notes Finance Parties, Unsecured Senior Noteholders, High Yield Notes Finance Party or High Yield Noteholder, (a “Recovering Creditor”) makes a Senior Recovery, Hedging Recovery, Interim Facility Recovery, Second Lien Notes Recovery, Unsecured Senior Notes Recovery or High Yield Notes Guarantee Recovery, as relevant (the “Recovery”) in respect of any amounts owed by any Obligor other than in accordance with the applicable provisions of Clause 20 (Application of Recoveries) and applies that amount to a payment due under the Finance Documents to which it is a party then:

24.1.1
the Recovering Creditor shall, within three Business Days, notify details of the Recovery to the Security Agent and, as relevant, the Senior Agent, the Interim Facility Agent, the Second Lien Notes Trustee, Unsecured Senior Notes Trustee or the High Yield Notes Trustee;

24.1.2
the Security Agent shall determine whether the Recovery is in excess of the amount the Recovering Creditor would have been paid had the Recovery been made by the Security Agent and distributed in accordance with the applicable provisions of Clause 20.1 (Application of Recoveries), without taking account of any Tax which would be imposed on the Security Agent, the Senior Agent, the Interim Facility Agent, the Second Lien Notes Trustee, Unsecured Senior Notes Trustee or the High Yield Notes Trustee, as relevant, in relation to the Recovery; and

24.1.3
the Recovering Creditor shall, within three Business Days of demand by the Security Agent, pay to the Security Agent an amount (the “Sharing Payment”) equal to such Recovery less any amount which the Security Agent determines may be retained by the Recovering Creditor as its share of any payment to be made in accordance with the applicable provisions of Clause 20 (Application of Recoveries).

24.2	Redistribution of payments

The Security Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Senior Secured Parties, Unsecured Senior Notes Finance Parties, Unsecured Senior Noteholders, the High Yield Notes Finance Parties and High Yield Noteholders (other than the Recovering Creditor) in accordance with the applicable provisions of Clause 20 (Application of Recoveries).

24.3	Recovering Creditor’s rights

24.3.1
On a distribution by the Security Agent under Clause 24.2 (Redistribution of payments), the Recovering Creditor will be subrogated to the rights of the Senior Secured Parties, Unsecured Senior Notes Finance Parties, Unsecured Senior Noteholders, the High Yield Notes Finance Parties and High Yield Noteholders which have shared in the redistribution.

24.3.2
If and to the extent that the Recovering Creditor is not able to rely on its rights under paragraph 24.3.1 above, the relevant Obligor shall be liable to the Recovering Creditor for a debt equal to the Sharing Payment which is immediately due and payable.

24.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Creditor becomes repayable and is repaid by that Recovering Creditor, then:

24.4.1
each Senior Secured Party, Unsecured Senior Notes Finance Party and High Yield Notes Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 24.2 (Redistribution of payments) shall, upon request of the Security Agent, pay to the Security Agent for account of that Recovering Creditor an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Creditor for its proportion of any interest on the Sharing Payment which that Recovering Creditor is required to pay); and

24.4.2
that Recovering Creditor’s rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Senior Secured Party and/or Unsecured Senior Notes Finance Party and/or High Yield Notes Finance Party (as relevant) for the amount so reimbursed.

24.5	Exceptions

24.5.1	This Clause 24 shall not apply to the extent that the Recovering Creditor would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

24.5.2
A Recovering Creditor is not obliged to share with any Senior Secured Party, Unsecured Senior Notes Finance Party or High Yield Notes Finance Party (as relevant) any amount which the Recovering Creditor has received or recovered as a result of taking legal or arbitration proceedings, if:

(a)	it notified that Senior Secured Party and/or Unsecured Senior Notes Finance Party and/or High Yield Notes Finance Party of the legal or arbitration proceedings; and

(b)
that Senior Secured Party and/or Unsecured Senior Notes Finance Party and/or High Yield Notes Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

24.5.3
Neither the Second Lien Notes Trustee, Unsecured Senior Notes Trustee or the High Yield Notes Trustee shall have to make a Sharing Payment to the Security Agent under Clause 24.1.3 (Payments to Senior Secured Parties, High Yield Notes Finance Parties and High Yield Noteholders) in respect of a Recovery received by it as a Recovering Creditor to the extent that at the time of such Recovery and its transfer to the Second Lien Noteholders, Unsecured Senior Notes Trustee or the High Yield Noteholders (as applicable), the Second Lien Notes Trustee, Unsecured Senior Notes Trustee or the High Yield Notes Trustee (as applicable) has no actual knowledge that such a Recovery was not made in accordance with Clause 20 (Application of Recoveries).

24.5.4	Nothing in this Clause 24 shall prevent a Trustee receiving and retaining any Trustee Amounts.

24.6	Parallel Debt

24.6.1	Security Agent Claim means any amount which an Obligor owes to the Security Agent under this Clause 24.6 (Parallel Debt).;

Secured Party Claim means any amount which an Obligor owes to a Senior Secured Party, a High Yield Notes Finance Party or a High Yield Noteholder.

24.6.2	Unless expressly provided to the contrary in an Finance Document, the Security Agent holds:

(a)	any security created by a Security Document governed by Luxembourg law;

(b)	the benefit of any Security Agent Claims: and

(c)	any proceeds of security,

for the benefit, and as the property, of the Senior Secured Parties and so that they are not available to the personal creditors of the Security Agent.

24.6.3	The Security Agent will separately identify in its records the property rights referred to in Clause 24.6.2 above.

24.6.4	Clauses 24.6.2 and 24.6.3 above do not apply to any security created by a Finance Document governed by Dutch law.

24.6.5	Each Obligor must pay the Security Agent, as an independent and separate creditor, an amount equal to each Secured Party Claim on its due date.

24.6.6
The Security Agent may enforce performance of any Security Agent Claim in its own name as an independent and separate right.  This includes any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in respect of any kind of insolvency proceeding.

24.6.7
Each Senior Secured Party, High Yield Notes Finance Party and High Yield Note Holders must, at the request of the Security Agent, perform any act required in connection with the enforcement of any Security Agent Claim.  This includes joining in any proceedings as co-claimant with the Security Agent.

24.6.8
Each Senior Secured Party, High Yield Notes Finance and High Yield Noteholder, irrevocably and unconditionally waives any right it may have to require a Senior Secured Party, High Yield Notes Finance Party or High Yield Noteholder to join in any proceedings as co-claimant with the Security Agent in respect of any Security Agent Claim.

24.6.9
Discharge by an Obligor of a Secured Party Claim will discharge the corresponding Security Agent Claim in the same amount.  Discharge by an Obligor of a Security Agent Claim will discharge the corresponding Secured Party Claim in the same amount.

24.6.10	The aggregate amount of the Security Agent Claims will never exceed the aggregate amount of Secured Party Claims.

24.6.11
A defect affecting a Security Agent Claim against an Obligor will not affect any Secured Party Claim.  A defect affecting a Secured Party Claim against an Obligor will not affect any Security Agent Claim.

24.6.12	Each Security Agent Claim is created on the understanding that and provided that the Security Agent will:

(a)	share the benefit, including in particular the proceeds of the Security Agent Claim, with the other Senior Secured Parties and High Yield Notes Finance Parties; and

(b)	pay those proceeds to the Senior Secured Parties and High Yield Notes Finance Parties,

in accordance with this Agreement.

24.6.13	Each Party agrees that the Security Agent:

(i)	will be the joint and several creditor (together with the relevant Senior Secured Party) of each and every obligation of each Obligor towards each Senior Secured Party under this Agreement; and

(ii)	will have its own independent right to demand performance by each Obligor of those obligations.

24.6.14	Discharge by an Obligor of any obligation owed to the Security Agent or another Senior Secured Party shall, to the same extent, discharge the corresponding obligation owing to the other.

24.6.15
Without limiting or affecting the Security Agent’s rights against each Obligor (whether under this clause 24.6 or under any other provision of the Finance Documents), the Security Agent agrees with each other Senior Secured Party (on a several and divided basis) that, subject to clause 24.6.16 below, it will not exercise its rights as a joint and several creditor with a Senior Secured Party except with the consent of the relevant Senior Secured Parties (as required under the Finance Documents).

24.6.16
Nothing in clause 24.6.15 shall in any way limit the Security Agent’s right to act in the protection or preservation of rights under or to enforce any Finance Document as contemplated by this Agreement and/or the relevant Finance Document (or to do any act reasonably incidental to any of the above).

25.	SUBROGATION

25.1	Subrogation of High Yield Notes Finance Parties and High Yield Noteholders

If any Senior Debt, ABL Debt or Hedging Debt is paid out of any proceeds received in respect of or on account of the High Yield Notes Guarantee Debt owing to one or more High Yield Notes Finance Parties and High Yield Noteholders:

(a)
those High Yield Notes Finance Parties and High Yield Noteholders (pro rata to their respective interests in such High Yield Notes Guarantee Debt) will to that extent be subrogated to the Senior Debt, ABL Debt and Hedging Debt so paid (and all Security and guarantees for that Senior Debt, Hedging Debt); but

(b)
except with the prior consent of each Senior Representative under its respective Senior Agreement and the ABL Agent under the ABL Agreement (as the case may be), the High Yield Notes Finance Parties (with the exception of the High Yield Notes Trustee in respect of any High Yield Notes Trustee Amounts owing to it) and High Yield Noteholders may not exercise those subrogation rights until after the Senior Discharge Date. After the Senior Discharge Date, to the extent that the High Yield Notes Finance Parties and High Yield Noteholders may exercise such rights of subrogation, each Senior Party (as the case may be) (and subject, in each case, to being indemnified to its reasonable satisfaction against any resulting costs, expenses and liabilities, by cash collateral if so requested) will give such assistance to enable such rights to be exercised as the High Yield Notes Finance Parties and High Yield Noteholders and/or the Security Agent may reasonably request.

25.2	Subrogation of holder of High Yield Notes On-Loan

If any Senior Debt or Hedging Debt is paid out of any proceeds received in respect of or on account of the High Yield Notes On-Loan Debt:

(a)	those holders of the High Yield Notes On-Loan will to that extent be subrogated to the Senior Debt and Hedging Debt so paid (and all Security and guarantees for that Senior Debt and Hedging Debt); but

(b)
except with the prior consent of each Senior Representative under its respective Senior Agreement (as the case may be), the holders of the High Yield Notes On-Loan may not exercise those subrogation rights until after the Senior Discharge Date.  After the Senior Discharge Date, to the extent that the holder of the High Yield Notes On-Loan may exercise such rights of subrogation, each Senior Party (as the case may be) (and subject, in each case, to being indemnified to its reasonable satisfaction against any resulting costs, expenses and liabilities, by cash collateral if so requested) will give such assistance to enable such rights to be exercised as the holders of the High Yield Notes On-Loan may reasonably request.

25.3	Non-subrogation

Save to any extent otherwise agreed by an Instructing Group, no Subordinated Party, Intercompany Borrower or Obligor will under any circumstances be subrogated to or entitled to exercise any of the rights of any Senior Party, High Yield Noteholder or High Yield Notes Finance Party or any Security under the Finance Documents.

26.	CONSENTS

26.1	No objection by High Yield Notes Finance Parties, High Yield Noteholders or holders of the High Yield Notes On-Loan

No High Yield Notes Finance Party, High Yield Noteholder or holder of the High Yield Notes On-Loan shall have any claim or remedy against any member of the Group or Senior Party by reason of:

(a)	the entry by any of them into any Finance Document or any other agreement contemplated in any Finance Document between any Senior Party and any member of the Group;

(b)	any waiver or consent; or

(c)	any requirement or condition imposed by or on behalf of any Senior Party under any Finance Document, or any such other agreement,

which breaches or causes a default, an event of default or potential event of default (however described) under any High Yield Notes Finance Document or High Yield Notes On-Loan Document. No High Yield Noteholder, High Yield Notes Finance Party or holder of the High Yield Notes On-Loan, may object to any such matter by reason of any provision of any High Yield Notes Finance Document or High Yield Notes On-Loan Document.

26.2	No objection by Subordinated Parties

No Subordinated Party shall have any claim or remedy against any member of the Group or any Senior Party, High Yield Notes Finance Party or High Yield Noteholder by reason of:

(a)	the entry by any of them into any Finance Document, High Yield Notes On-Loan Document or any other agreement between any such party and any member of the Group;

(b)	any waiver or consent; or

(c)	any requirement or condition imposed by or on behalf of any such party under any Finance Document, High Yield Notes On-Loan Document or any such other agreement,

which breaches or causes a default, an event of default or potential event of default (however described) under any Intercompany Document or Investor Document. No Subordinated Party may object to any such matter by reason of any provision of any Investor Document or Intercompany Document.

27.	ROLE OF THE SECURITY AGENT

27.1	Appointment of the Security Agent

27.1.1
Each other Senior Secured Party, each Arco Notes Finance Party, each Equistar Notes Finance Party and each High Yield Notes Finance Party appoints Citibank, N.A. to act as security trustee under and in connection with the Senior Finance Documents, the Hedging Documents, the Interim Facility Finance Documents, the Second Lien Notes Finance Documents, the Arco Notes Finance Documents, the Equistar Notes Finance Documents or the High Yield Notes Finance Documents (as relevant) and this Agreement in relation to any security interest which is expressed to be or is construed to be governed by English, Hong Kong or laws of Canada (including the federal laws of Canada and the laws of each province or territory thereof), or any other law from time to time designated by the Security Agent and an Obligor.

27.1.2
Except as expressly provided in this Clause 27.1.1, and without limiting or affecting Clause 24.6 (Parallel Debt), each other Senior Secured Party, Arco Notes Finance Party, Equistar Notes Finance Party and High Yield Notes Finance Party appoints Citibank, N.A. to act as collateral agent (the “Collateral Agent”)  under and in connection with the Senior Finance Documents, the Hedging Documents, the Interim Facility Finance Documents, the Second Lien Notes Finance Documents, the Arco Notes Finance Documents, the Equistar Notes Finance Documents and the High Yield Notes Finance Documents (as relevant) and this Agreement.

27.1.3
Without limiting or affecting Clause 24.6 (Parallel Debt), each other Senior Secured Party, each Arco Notes Finance Party, each Equistar Notes Finance Party and each High Yield Notes Finance Party authorises the Security Agent to execute on its behalf the Security Documents and exercise the rights, powers, authorities and discretions specifically given to it under or in connection with the Senior Finance Documents, the Hedging Documents, the Interim Facility Finance Documents, the Second Lien Notes Finance Documents, the High Yield Notes Finance Documents, the Arco Notes Finance Documents, the Equistar Notes Finance Documents and this Agreement together with any other incidental rights, powers, authorities and discretions.

27.1.4
For the purposes of any security to be granted by an Obligor in the Province of Québec, each Senior Finance Party (acting for itself and on behalf of each of its Affiliates which are or become a Senior Finance Party from time to time) confirms the appointment and designation of the Security Agent (or any successor thereto) as the person holding the power of attorney (“fondé de pouvoir”) within the meaning of Article 2692 of the Civil Code of Québec and, in such capacity, the Security Agent shall hold the hypothecs granted under the laws of the Province of Québec as such fondé de pouvoir in the exercise of the rights conferred thereunder.  The execution by the Security Agent, as such fondé de pouvoir prior to the date hereof of any deed creating or evidencing any such hypothec is hereby ratified and confirmed.  Notwithstanding the provisions of Section 32 of the Act respecting the special powers of legal persons (Québec), the Security Agent may acquire and be the holder of any of the bonds issued and secured by any such hypothec. Each future Senior Secured Party that becomes party to this Agreement, by becoming a party to this Agreement, shall be deemed to have ratified and confirmed (for itself and, in the case of each Senior Secured Party, on behalf of each of its Affiliates that are or become a Senior Secured Party from time to time) the appointment of the Security Agent as fondé de pouvoir.

27.1.5
The appointment referred to under this Clause 27.1 (Appointment of Security Agent) shall be regarded and construed, for the purposes of Italian law, as a mandato con rappresentanza, and accordingly the Security Agent shall act as the mandatario con rappresentanza of the Senior secured Parties and shall be fully entitled to, without limitation:

(a)
exercise in its name (in nome proprio) and in the name and on behalf (in nome e per conto) of the Senior Secured Parties all rights, powers and discretion, execute all documents and take all actions which are expressed to be exercised, executed or taken by the Senior Secured Parties under or in connection with any of the Security Documents governed by Italian law;

(b)
execute and perfect, in its name (in nome proprio) and in the name and on behalf (in nome e per como) of the Senior Secured Parties, any amendment agreement, deed of acknowledgement, supplemental deed, confirmation deed or any other document to be executed in connection with or under any Security Document governed by Italian law;

(c)	apply the proceeds of any enforcement and sale under the relevant Security Document governed by Italian law in accordance with the terms of this Agreement; and

(d)
take, in its name (in nome proprio) and in the name and on behalf (in nome e per conto) of the Senior Secured Parties, any enforcement action in connection with any Security and in accordance with the enforcement procedures provided for by Italian law and the provisions of the security documents governed by Italian law, provided that the Security Agent may delegate or authorize any Senior Secured Party to take enforcement actions in compliance with the provisions of the other Finance Documents and the provisions of Italian law.

27.1.6	The Security Agent is released from the restrictions set forth in Section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and is also entitled to release sub-delegates from such restrictions.

27.2	Duties of the Security Agent

27.2.1
The Senior Agent, the Interim Facility Agent, the Second Lien Notes Trustee, the Arco Notes Trustee, the Equistar Notes Trustee and the High Yield Notes Trustee shall promptly send to the Security Agent such certification as the Security Agent may reasonably require pursuant to paragraph 7 (Basis of distribution) of Schedule 9 (Security agency provisions).

27.2.2
The duties of the Security Agent under the Senior Finance Documents, the Hedging Documents, the Interim Facility Finance Documents, the Second Lien Notes Finance Documents, the Arco Notes Security Documents, the Equistar Notes Security Documents, the High Yield Notes Finance Documents and this Agreement are solely mechanical and administrative in nature.

27.3	Role of the Security Agent

The Security Agent shall not be an agent or trustee of any Senior Secured Party, High Yield Notes Finance Party, Arco Notes Finance Party, Equistar Notes Finance Party, High Yield Noteholder or holder of the High Yield Notes On-Loan (save, in each case, as expressly provided in any Finance Document) or any Obligor or any other person under or in connection with any Senior Finance Document, Hedging Document, Interim Facility Finance Document, the Second Lien Notes Finance Documents, the Arco Notes Security Document, the Equistar Notes Security Document, the High Yield Notes Finance Document or this Agreement. The Security Agent is not acting as an agent or trustee of any Investor.

27.4	No fiduciary duties

27.4.1
Nothing in this Agreement constitutes the Security Agent (except as expressly provided in Clause 24.6 (Parallel Debt) or Schedule 9 (Security agency provisions)) as a trustee or fiduciary of any other person.

27.4.2
The Security Agent shall not be bound to account to any Senior Secured Party, Second Lien Noteholders, Arco Noteholders, Equistar Noteholders, High Yield Notes Finance Party or High Yield Noteholder for any sum or the profit element of any sum received by it for its own account.

27.5	Business with the Group

The Security Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group or any other person.

27.6	Rights and discretions of the Security Agent

27.6.1	The Security Agent may rely on:

(a)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(b)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

27.6.2
The Security Agent may assume, unless it has received notice to the contrary in its capacity as security trustee or security agent for the Senior Secured Parties, Second Lien Noteholders, Arco Noteholders, Equistar Noteholders, High Yield Noteholders and High Yield Notes Finance Parties, that:

(a)
no default, event of default or potential event of default, however described, has occurred (unless it has actual knowledge of a default, an event of default or potential event of default, however described, arising under a Senior Default relating to non-payment or any failure by an Obligor to pay on the due date any amount payable pursuant to a Hedging Document at the place at and in the currency in which it is expressed to be payable);

(b)
any right, power, authority or discretion vested in any Party or any group of Senior Lenders, Interim Facility Lenders, Senior Secured Parties, Second Lien Noteholder, Arco Noteholder, Equistar Noteholder, High Yield Noteholder or High Yield Notes Finance Parties has not been exercised; and

(c)
any notice or request made by the Company (other than a Committed Loan Notice or a Swing Line Loan Notice (each as defined in the Senior Facility Agreement) or a Borrowing Request (as defined in the Interim Facility Agreement) under the Senior Facility Agreement or the Interim Facility Agreement) is made on behalf of and with the consent and knowledge of all the Obligors.

27.6.3	The Security Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

27.6.4
The Security Agent may act in relation to the Senior Finance Documents, the Hedging Documents, the Interim Facility Finance Documents, the Second Lien Notes Finance Documents, the High Yield Notes Finance Documents and this Agreement through its personnel and agents.

27.6.5	The Security Agent may disclose to any other Party any information it reasonably believes it has received as Security Agent.

27.6.6
Notwithstanding any other provision of any Senior Finance Document, any Hedging Document, any Interim Facility Finance Document, any Second Lien Notes Finance Document, the Arco Notes Security Document and the Equistar Notes Security Document, any High Yield Notes Finance Document or this Agreement to the contrary, the Security Agent is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation, or a breach of a fiduciary duty or duty of confidentiality.

27.7	Responsibility for documentation

The Security Agent is not responsible for:

(a)
the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Security Agent, an Obligor or any other person given in or in connection with any Senior Finance Document, any Hedging Document, any Interim Facility Finance Document, any Second Lien Notes Finance Documents, Arco Notes Security Documents, Equistar Notes Security Document, any High Yield Notes Finance Document or this Agreement; or

(b)
the legality, validity, effectiveness, adequacy or enforceability of any Senior Finance Document, any Hedging Document, any Interim Facility Finance Document, any Second Lien Notes Finance Documents, any Arco Notes Finance Document, any Equistar Notes Finance Documents any High Yield Notes Finance Document, this Agreement or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Senior Finance Document, any Hedging Document, any Interim Facility Finance Document, any Second Lien Notes Finance Documents, any Arco Notes Finance Document, any Equistar Notes Finance Documents any High Yield Notes Finance Document or this Agreement.

27.8	Exclusion of liability

27.8.1
Without limiting paragraph 27.8.2 below, the Security Agent will not be liable for any action taken by it under or in connection with any Senior Finance Document, any Hedging Document, any Interim Facility Finance Document, any Second Lien Notes Finance Documents,any Arco Notes Security Documents, any Equistar Notes Security Document, any High Yield Notes Finance Document or this Agreement, unless directly caused by its gross negligence or willful misconduct.

27.8.2
No Party (other than the Security Agent) may take any proceedings against any officer, employee or agent of the Security Agent in respect of any claim it might have against the Security Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Senior Finance Document, any Hedging Document, any Interim Facility Finance Document, any Second Lien Notes Finance Documents, any Arco Notes Security Documents, any Equistar Notes Security Document, any High Yield Notes Finance Document or this Agreement and any officer, employee or agent of the Security Agent may rely on this Clause.

27.8.3
The Security Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Senior Finance Documents, the Hedging Documents, the Interim Facility Finance Documents, the Second Lien Notes Finance Documents, the Arco Notes Security Documents, the Equistar Notes Security Document, the High Yield Notes Finance Document or this Agreement to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

27.9	Indemnities to the Security Agent

Each other Senior Secured Party, Second Lien Noteholder, Arco Notes Noteholder, Equistar Notes Noteholder and High Yield Noteholder shall (in proportion to its share of the Senior Debt, Hedging Debt, Interim Facility Debt, Second Lien Notes Debt, Arco Notes Debt, Equistar Notes Debt or High Yield Notes Guarantee Debt (as the case may be)) then outstanding to all the Senior Debt, Hedging Debt, Interim Facility Debt, Second Lien Notes Debt or High Yield Notes Guarantee Debt (as the case may be) then outstanding indemnify the Security Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Security Agent (otherwise than by reason of its gross negligence or willful misconduct) in acting as Security Agent under the Senior Finance Documents, the Hedging Documents, the Interim Facility Finance Documents, Second Lien Notes Finance Documents, the Arco Notes Security Documents, the Equistar Notes Security Document, or the High Yield Notes Finance Documents (if relevant) or this Agreement (unless it has been reimbursed by an Obligor pursuant to a Senior Finance Document, a Hedging Document, an Interim Facility Finance Document, the Second Lien Notes Finance Documents, any Arco Notes Security Documents, any Equistar Notes Security Document, or a High Yield Notes Finance Document (as relevant) or this Agreement).

27.10	Resignation of the Security Agent

27.10.1
The Security Agent may resign and appoint one of its Affiliates acting through an office as successor by giving five days’ written notice to the Interim Facility Finance Parties, the Arco Notes Trustee, the Equistar Notes Trustee, the Second Lien Notes Trustee, the High Yield Notes Trustee and the Company and, until the Senior Discharge Date, the other Senior Finance Parties and the Hedging Banks.

27.10.2
Alternatively, the Security Agent may resign by giving five days’ written notice to the Interim Facility Finance Parties, the Second Lien Notes Trustee,  the Arco Notes Trustee, the Equistar Notes Trustee, the High Yield Notes Trustee and the Company and, until the Senior Discharge Date, the other Senior Finance Parties and the Hedging Banks, in which case the Senior Agent under the Senior Facility Agreement, until the Senior Facility Discharge Date, or the Interim Facility Agent under the Interim Facility Agreement, after the Senior Facility Discharge Date, the Second Lien Notes Trustee, after the Senior Facility Discharge Date and the interim Facility Discharge Date, or the High Yield Notes Trustee, after the Second Lien Notes Discharge Date (in each case, after consultation with the Company) may appoint a successor Security Agent.

27.10.3
If the Senior Agent under the Senior Facility Agreement, the Interim Facility Agent under the Interim Facility Agreement, the Second Lien Notes Trustee or, as the case may be, the High Yield Notes Trustee have not appointed a successor Security Agent in accordance with paragraph 27.10.2 above within 30 days after notice of resignation has been given, the Security Agent (after consultation with the Company) may appoint a successor Security Agent.

27.10.4
The retiring Security Agent shall make available to its successor such documents and records and provide such assistance as its successor may reasonably request for the purposes of performing its functions as Security Agent under the Senior Finance Documents, the Hedging Documents, the Interim Facility Finance Documents, the Second Lien Notes Finance Documents, the Arco Notes Security Documents, the Equistar Notes Security Documents, the High Yield Notes Finance Documents and this Agreement.

27.10.5
The resignation notice of the Security Agent shall only take effect upon (i) the appointment of a successor and (ii) the execution of all documents and the taking of all other actions necessary or, in the reasonable opinion of the successor desirable, in connection with the substitution, in accordance with applicable law, of the successor as creditor of each Obligor’s Parallel Debt and as holder of the Security created pursuant to the Finance Documents.

27.10.6
Upon the appointment of a successor, the retiring Security Agent shall be discharged from any further obligation in respect of the Senior Finance Documents, the Hedging Documents, the Interim Facility Finance Documents, the Second Lien Notes Finance Documents, the Arco Notes Finance Documents, the Equistar Notes Finance Documents, the High Yield Notes Finance Documents and this Agreement except from those arising before the resignation of the Security Agent, but shall remain entitled to the benefit of this Clause 27. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

27.10.7
After consultation with the Company, the Senior Agent under the Senior Facility Agreement, until the Senior Facility Discharge Date, or the Interim Facility Agent under the Interim Facility Agreement, after the Senior Discharge Date and until the Interim Facility Discharge Date, the Second Lien Notes Trustee after the Senior Facility Discharge Date and the Interim Facility Discharge Date and until the Second Lien Notes Discharge Date or the High Yield Notes Trustee, after the Second Lien Notes Discharge Date, may, by notice to the Security Agent, require it to resign in accordance with paragraph 27.10.2 above. In this event, the Security Agent shall resign in accordance with paragraphs 27.10.2 and 27.10.5 above.

27.11	Confidentiality

27.11.1
The Security Agent (in acting as security trustee or security agent for the Senior Secured Parties, the Arco Finance Parties, the Equistar Finance Parties, the Second Lien Noteholders, the High Yield Notes Finance Parties and High Yield Noteholders) shall be regarded as acting through its respective security trustee or security agency division which shall be treated as a separate entity from any other of its divisions or departments.

27.11.2
If information is received by another division or department of the Security Agent, it may be treated as confidential to that division or department and the Security Agent shall not be deemed to have notice of it.

27.12	Credit appraisal by the Secured Parties and High Yield Notes Trustee

Without affecting the responsibility of any Obligor or other person for information supplied by it or on its behalf in connection with any Senior Finance Document, any Hedging Document, any Interim Facility Finance Document, any Second Lien Notes Finance Documents, any High Yield Notes Finance Document or this Agreement, each Senior Finance Party, Hedging Bank, Interim Facility Finance Party, Second Lien Notes Finance Party, Second Lien Noteholder, High Yield Notes Finance Party and High Yield Noteholder confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Senior Finance Document, any Hedging Document, any Interim Facility Finance Document, any Second Lien Notes Finance Documents, any High Yield Notes Finance Document or this Agreement including but not limited to:

27.12.1	the financial condition, status and nature of each member of the Group and the Target Group;

27.12.2
the legality, validity, effectiveness, adequacy or enforceability of any Senior Finance Document, any Hedging Document, any Interim Facility Finance Document, any Second Lien Notes Finance Documents, any High Yield Notes Finance Document or this Agreement or any other agreement, Security, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Senior Finance Document, any Hedging Document, any Interim Facility Finance Document, any Second Lien Notes Finance Documents, any High Yield Notes Finance Document or this Agreement;

27.12.3
whether that Senior Finance Party, Hedging Bank, Interim Facility Finance Party, Second Lien Notes Finance Party or High Yield Notes Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Senior Finance Document, any Hedging Bank, any Interim Facility Finance Document, any Second Lien Notes Finance Documents, any High Yield Notes Finance Document or this Agreement, the transactions contemplated by the Senior Finance Documents, the Hedging Documents, the Interim Facility Finance Documents, any Second Lien Notes Finance Documents, the High Yield Notes Finance Documents or this Agreement or any other agreement, Security, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Senior Finance Document, any Hedging Document, any Interim Facility Finance Document, any Second Lien Notes Finance Documents, any High Yield Notes Finance Document or this Agreement; and

27.12.4
the adequacy, accuracy and/or completeness of any information provided by the Security Agent, any Party or by any other person under or in connection with any Senior Finance Document, any Hedging Document, any Interim Facility Finance Document, any Second Lien Notes Finance Documents, any High Yield Notes Finance Document or this Agreement, the transactions contemplated by the Senior Finance Documents, the Hedging Documents, the Interim Facility Finance Document, any Second Lien Notes Finance Documents, any High Yield Notes Finance Documents or this Agreement or any other agreement, Security, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Senior Finance Document, any Hedging Document, any Interim Facility Finance Document, any Second Lien Notes Finance Documents, any High Yield Notes Finance Document or this Agreement.

27.13	Management time of the Security Agent

Any amount payable to the Security Agent under Clause 27.9 (Indemnities to the Security Agent) and Clause 31 (Expenses) shall include the cost of utilising its management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as it may notify to the Company, the Senior Agent, the Hedging Banks, the Interim Facility Agent, the Second Lien Notes Trustee and the High Yield Notes Trustee, as relevant, and is in addition to any fee paid or payable to it under any Senior Finance Document, any Hedging Document, any Interim Facility Finance Document, any Second Lien Notes Finance Documents, any High Yield Notes Finance Document or this Agreement.

27.14	Deduction from amounts payable by the Security Agent

If any Party owes an amount to the Security Agent under the Senior Finance Documents, the Hedging Documents, the Interim Facility Finance Documents, the Second Lien Notes Finance Documents, the High Yield Notes Finance Documents or this Agreement, the Security Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Security Agent would otherwise be obliged to make under the Senior Finance Documents, the Hedging Documents, the Interim Facility Finance Documents, the Second Lien Notes Finance Documents, the High Yield Notes Finance Documents or this Agreement and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Senior Finance Documents, the Hedging Documents, the Interim Facility Finance Documents, the Second Lien Notes Finance Documents, the  High Yield Notes Finance Documents or this Agreement, that Party shall be regarded as having received any amount so deducted provided, however, that this Clause 27.14 shall not entitle the Security Agent to deduct any amount from any High Yield Notes Trustee Amounts.

27.15	Security agency provisions

The provisions of Schedule 9 (Security agency provisions) shall bind each Party.

27.16	Security agency fee

The Company shall pay to the Security Agent (for its own account) a security agency fee in the amount and at the times agreed in a Fee Letter.

27.17	Indemnity to the Security Agent

The Company shall promptly indemnify the Security Agent against any cost, loss or liability incurred by the Security Agent (acting reasonably) as a result of:

27.17.1	investigating any event which it reasonably believes is a default, an event of default or potential event of default, however described; or

27.17.2	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

27.18	Security Agent expenses

The Company shall promptly on demand pay the Security Agent the amount of all costs and expenses (including legal fees) incurred by it in connection with the administration or release of any Security created pursuant to any Security Document.

28.	TRUSTEES

28.1	Liability

28.1.1
It is expressly understood and agreed by the Parties that this Agreement is executed and delivered by each Trustee not individually or personally but solely in its capacity as trustee in the exercise of the powers and authority conferred and vested in it under its respective Notes Finance Documents for and on behalf of the Noteholders only for which such Trustee acts as trustee and it shall have no liability for acting for itself or in any capacity other than as trustee and nothing in this Agreement shall impose on it any obligation to pay any amount out of its personal assets. Notwithstanding any other provision of this Agreement, its obligations hereunder (if any) to make any payment of any amount or to hold any amount on trust shall be only to make payment of such amount to or hold any such amount on trust to the extent that (i) it has actual knowledge that such obligation has arisen and (ii) it has received and, on the date on which it acquires such actual knowledge, has not distributed to the Noteholders for which it acts as trustee in accordance with its respective Notes Indenture (in relation to which it is trustee) any such amount.

28.1.2
It is further understood and agreed by the Parties that in no case shall any Trustee be (i) personally responsible or accountable in damages or otherwise to any other party for any loss, damage or claim incurred by reason of any act or omission performed or omitted by that High Yield Notes Trustee in good faith in accordance with this Agreement or any of the Notes Finance Documents in a manner that such Trustee believed to be within the scope of the authority conferred on it by this Agreement or any of its respective Notes Finance Documents or by law, or (ii) personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of any other Party, all such liability, if any, being expressly waived by the Parties and any person claiming by, through or under such Party; provided however, that each Trustee shall be personally liable under this Agreement for its own gross negligence or willful misconduct. It is also acknowledged and agreed that no Trustee shall have any responsibility for the actions of any individual Creditor or Noteholder (save in respect of its own actions).

28.2	No action

No Trustee shall have any obligation to take any action under this Agreement unless it is indemnified and/or secured and/or prefunded to its satisfaction in respect of all costs, expenses and liabilities which it would in its opinion thereby incur (together with any associated VAT). No Trustee shall have an obligation to indemnify (out of its personal assets) any other person, whether or not a Party, in respect of any of the transactions contemplated by this Agreement unless caused by its gross negligence or willful misconduct.

28.3	Reliance on certificates

Each Trustee shall at all times be entitled to and may rely on any notice, consent or certificate given or granted by any Party without being under any obligation to enquire or otherwise determine whether any such notice, consent or certificate has been given or granted by such Party properly acting as directed by the appropriate Instructing Group.

28.4	No fiduciary duty

No Trustee shall be deemed to owe any fiduciary duty to any Creditor (save in respect of such persons for whom it acts as trustee) and shall not be personally liable to any Creditor if it shall in good faith mistakenly pay over or distribute to any Creditor or to any other person cash, property or securities to which any other Creditor shall be entitled by virtue of this Agreement or otherwise. With respect to the Creditors, each Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in the Notes Finance Documents pursuant to which it acts as trustee and this Agreement and no implied agreement, covenants or obligations with respect to the other Creditors shall be read into this Agreement against the High Yield Notes Trustee.

28.5	Debt assumptions

The High Yield Notes Trustee is entitled to assume that in respect of the Senior Debt:

28.5.1	no Senior Payment Default has occurred;

28.5.2	no other Senior Default has occurred;

28.5.3	none of the Senior Debt has been accelerated; and

28.5.4	the Senior Discharge Date has not occurred,

unless a Responsible Officer of the High Yield Notes Trustee has actual knowledge to the contrary. The High Yield Notes Trustee is not obliged to monitor or enquire whether any Senior Default has occurred.

28.6	Senior Lenders, Hedging Banks or Interim Facility Lenders

In acting pursuant to this Agreement and the High Yield Notes Indenture, the High Yield Notes Trustee is not required to have any regard to the interests of the Senior Lenders, Hedging Banks, Interim Facility Lenders, Second Lien Noteholders or Unsecured Senior Noteholders.

28.7	Claims of Security Agent

The Security Agent agrees and acknowledges that it shall have no claim against any Trustee in respect of any fees, costs, expenses and liabilities due and payable to, or incurred by, the Security Agent.

28.8	Reliance and advice

Each Trustee may:

28.8.1	rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

28.8.2	rely on any statement made by any person regarding any matters which may be assumed to be within its knowledge or within its powers to verify; and

28.8.3	engage, pay for and rely on professional advisers selected by it (including those representing a person other than such Trustee).

28.9	Provisions survive termination

The provisions of this Clause 28 shall survive any termination of this Agreement.

28.10	Other Parties not affected

No provision of this Clause 28 shall alter or change the rights and obligations as between the other Parties in respect of each other.

28.11	Instructions

28.11.1
In acting under this Agreement, the Second Lien Notes Trustee shall seek instructions from the Second Lien Noteholders at any time and, where it acts on the instructions of the Second Lien Noteholders, the Second Lien Notes Trustee shall not incur any liability to any person for so acting. The Second Lien Notes Trustee is not liable to any person for any loss suffered as a result of any delay caused as a result of it seeking instructions from the Second Lien Noteholders.

28.11.2
In acting under this Agreement, the Unsecured Senior Notes Trustee shall seek instructions from the Unsecured Senior Noteholders at any time and, where it acts on the instructions of the Unsecured Senior Noteholders, the Unsecured Senior Notes Trustee shall not incur any liability to any person for so acting. The Unsecured Senior Notes Trustee is not liable to any person for any loss suffered as a result of any delay caused as a result of it seeking instructions from the Unsecured Noteholders.

28.11.3
In acting under this Agreement, the High Yield Notes Trustee shall seek instructions from the High Yield Noteholders at any time and, where it acts on the instructions of the High Yield Noteholders, the High Yield Notes Trustee shall not incur any liability to any person for so acting. The High Yield Notes Trustee is not liable to any person for any loss suffered as a result of any delay caused as a result of it seeking instructions from the High Yield Noteholders.

28.12	Responsibility of High Yield Notes Trustee

No Trustee is responsible to any other Senior Finance Party, Interim Facility Finance Party, Hedging Bank, Second Lien Notes Finance Party, Unsecured Senior Notes Finance Party or High Yield Notes Finance Party for the legality, validity, effectiveness, enforceability, adequacy, accuracy, completeness or performance of:

28.12.1	any Finance Document or any other document;

28.12.2	any statement or information (whether written or oral) made in or supplied in connection with any Finance Document or any other document; or

28.12.3	any observance by any Obligor of its obligations under any Finance Document or any other document.

28.13	Confirmation

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Senior Lender, Interim Facility Lender, Hedging Bank, Second Lien Notes Finance Party, Unsecured Senior Notes Finance Party and High Yield Notes Finance Party (other than each Trustee (in its personal capacity) and the Security Agent) confirms that it:

28.13.1
has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Senior Finance Documents, the Interim Facility Finance Documents, the Hedging Documents, the Second Lien Notes Finance Documents, the Unsecured Senior Notes Finance Documents or the High Yield Notes Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any Party or its assets); and

28.13.2
has not relied exclusively on any information provided to it by any Trustee in connection with any Senior Finance Document, Interim Facility Finance Document, Hedging Document, the Second Lien Notes Finance Documents, the Unsecured Senior Notes Finance Documents or the High Yield Notes Finance Document.

28.14	Provision of information

No Trustee is obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.  No Trustee is responsible for:

28.14.1
providing any Senior Lender, Interim Facility Lender, Hedging Bank, Second Lien Noteholder, Unsecured Senior Noteholder or High Yield Noteholder with any credit or other information concerning the risks arising under or in connection with the Senior Finance Documents, Interim Facility Finance Documents, Hedging Documents, Second Lien Notes Finance Documents, Unsecured Senior Notes Finance Documents or High Yield Notes Finance Documents (including any information relating to the financial condition or affairs of any Obligor or its related entities or the nature or extent of recourse against any Party or its assets) whether coming into its possession before, on or after the date of this Agreement; or

28.14.2	obtaining any certificate or other document from any Obligor.

28.15	Departmentalism

In acting as a Trustee, each Trustee shall be treated as acting through its agency division which shall be treated as a separate entity from its other divisions and departments. Any information received or acquired by a Trustee which, in its opinion, is received or acquired by some other division or department or otherwise than in its capacity as a Trustee may be treated as confidential by such Trustee and will not be treated as information possessed by such Trustee in its capacity as such.

28.16	Disclosure of information

Each Obligor irrevocably authorises each Trustee to disclose to any Senior Finance Party, Hedging Bank, Interim Facility Finance Party, Second Lien Notes Finance Party, Unsecured Senior Notes Finance Party and any High Yield Notes Finance Party any information that is received by such Trustee in its capacity as a Trustee.

28.17	Illegality

Each Trustee may refrain from doing anything (including disclosing any information) which might, in its opinion, constitute a breach of any law or regulation and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

28.18	Resignation of High Yield Notes Trustee

Each Trustee may resign or be removed in accordance with the terms of the High Yield Notes Indenture, provided that a replacement trustee agrees with the Parties to become the replacement trustee under this Agreement by the execution of an Accession Agreement.

28.19	Trustee assumptions

28.19.1
Each Trustee is entitled to assume that any payment or other distribution made pursuant to this Agreement or account of any Debt has been made in accordance with the provisions of Clause 17.1 (Ranking) and Clause 20 (Application of Recoveries) and the proceeds of enforcement of any Security conferred by the High Yield Notes Security Documents have been applied in the order set out in Clause 20 (Application of Recoveries).

28.19.2
The High Yield Notes Trustee is entitled to assume that any payment or other distribution made pursuant to this Agreement in respect of the High Yield Notes Debt has been made in accordance with the ranking in Clause 2 (Ranking) and is not prohibited by Clause 6.2 (Prohibited High Yield Notes Guarantee Debt Payments, Guarantees and Security), Clause 6.3 (Prohibited High Yield Notes On-Loan Payments, Guarantees and Security) or Clause 10.3 (High Yield Notes Guarantee Debt) and is permitted by Clause 11.3 (Permitted High Yield Notes Guarantee Payments and Permitted High Yield Notes On-Loan Payments); and

28.19.3
The High Yield Notes Trustee is entitled to assume that any payment or distribution made in respect of the High Yield Notes Guarantee Debt is not prohibited by Clause 6.2 (Prohibited High Yield Notes Guarantee Debt Payments, Guarantees and Security) unless it has actual knowledge to the contrary.

28.19.4
No Trustee shall not be obliged to monitor performance by the Obligors of their respective obligations under, or compliance by them with, the terms of this Agreement. No Trustee is responsible for recovering any moneys paid to any Noteholder other than in accordance with the terms of this Agreement other than as a result of its own gross negligence or willful default.

28.19.5
No Trustee shall have any obligation under this Clause 28.19 in respect of amounts received or recovered by it unless (a) it has actual knowledge that the receipt or recovery falls within paragraphs 28.19.1 and 28.19.2 above, and (b) it has not distributed to the Noteholders in accordance with its respective Notes Indenture any amount so received or recovered.

28.19.6	Notwithstanding Clauses 28.19 (Trustee Assumptions), each Trustee shall be liable under this Agreement for its own gross negligence.

29.	INFORMATION

29.1	Defaults

29.1.1
Each of the Senior Agent, the ABL Agent, the Interim Facility Agent, the Second Lien Notes Trustee, the Unsecured Senior Notes Trustee and the High Yield Notes Trustee will promptly notify each other and the Security Agent of the occurrence of a default, an event of default or a potential event of default (however described) under or breach of the Senior Facility Agreement, ABL Agreement, the Interim Facility Agreement, Second Lien Notes Indenture, Unsecured Senior Notes Indenture  or the High Yield Notes Indenture respectively of which it has actual knowledge.

29.1.2
Each Hedging Bank, Subordinated Party and the holder of the High Yield Notes On-Loan will promptly notify the Senior Agent, the ABL Agent, the Interim Facility Agent, the Second Lien Notes Trustee, the Unsecured Senior Notes Trustee, the Security Agent and the High Yield Notes Trustee of the occurrence of a default, an event of default or potential event of default (however described, including any termination event) under or breach of any Hedging Document, Investor Document, Intercompany Document or the High Yield Notes On-Loan of which it has actual knowledge.

29.2	Amounts of Debt

Each of the Senior Agent, the Hedging Banks, the Interim Facility Agent, the Second Lien Notes Trustee, the Unsecured Senior Notes Trustee, the High Yield Notes Trustee, the holder of the High Yield Notes On-Loan and the Subordinated Parties will on request by any of the others or the Security Agent from time to time notify the others and the Security Agent of details of the amount of its outstanding Senior Debt under their respective Senior Agreement, its outstanding Hedging Debt, its outstanding High Yield Notes Guarantee Debt, its outstanding High Yield Notes On-Loan Debt or its outstanding Subordinated Debt respectively.

29.3	Discharge of Senior Debt and Hedging Debt

The Senior Agent shall promptly notify the Interim Facility Agent, the Second Lien Notes Trustee, the Unsecured Senior Notes Trustee, the High Yield Notes Trustee and the Security Agent of the occurrence of the Senior Facility Discharge Date. Prior to receipt of any such notice, each Trustee shall be entitled to assume that the Senior Facility Discharge Date has not occurred.

29.4	Discharge of Interim Facility Debt

The Interim Facility Agent shall promptly notify the Security Agent, the Second Lien Notes Trustee, the Unsecured Senior Notes Trustee and the High Yield Notes Trustee of the occurrence of the Interim Facility Discharge Date.

Prior to receipt of any such notice, each Trustee shall be entitled to assume that the Interim Facility Discharge Date has not occurred.

29.5	Discharge of Second Lien Notes Debt

The Second Lien Notes Trustee shall promptly notify the Unsecured Senior Notes Trustee, the High Yield Notes Trustee and the Security Agent of the occurrence of the Second Lien Notes Discharge Date.  Prior to receipt of any such notice, the Unsecured Senior Notes Trustee and the High Yield Notes Trustee shall be entitled to assume that the Second Lien Notes Discharge Date has not occurred.

29.6	Discharge of Unsecured Senior Notes Debt

The Unsecured Senior Notes Trustee shall promptly notify the Second Lien Notes Trustee, the High Yield Notes Trustee and the Security Agent of the occurrence of the Unsecured Senior Notes Discharge Date.  Prior to receipt of any such notice, the Second Lien Notes Trustee and the High Yield Notes Trustee shall be entitled to assume that the Unsecured Senior Notes Discharge Date has not occurred.

29.7	Discharge of High Yield Notes Guarantee Debt

The High Yield Notes Trustee shall promptly notify the Security Agent of the occurrence of the High Yield Notes Discharge Date.  Prior to receipt of any such notice, the Unsecured Senior Notes Trustee and the Second Lien Notes Trustee shall be entitled to assume that the High Yield Notes Discharge Date has not occurred.

29.8	Discharge of High Yield Notes On-Loan Debt

The holders of the High Yield Notes On-Loan shall promptly notify the Security Agent of the occurrence of the High Yield Notes On-Loan Discharge Date (if after the High Yield Notes Discharge Date).

29.9	Discharge of Debt

For the avoidance of doubt, no Party shall be required to amend or give any waiver or consent under any provision of this Agreement after the date on which its Debt has been fully and irrevocably paid or discharged and all commitments of that Party in respect of its Debt have expired or been cancelled.

30.	POWER OF ATTORNEY

30.1	Appointment - Senior Agent

Each Junior Creditor (other than the High Yield Notes Trustee and any High Yield Noteholder) by way of security irrevocably appoints each of the Senior Agent and the Security Agent as its attorney (with full power of substitution), on its behalf and in its name or otherwise, at such time until the Senior Facility Discharge Date and in such manner as the attorney thinks fit to do anything which it:

30.1.1	has authorised any Senior Finance Party to do under this Agreement; and

30.1.2	is obliged to do but has not done under this Agreement within 10 Business Days after receiving notice from the Senior Agent requiring it to do so.

30.2	Appointment - Interim Facility Agent

Each Junior Creditor (other than the High Yield Notes Trustee and any High Yield Noteholder) by way of security irrevocably appoints each of the Interim Facility Agent and the Security Agent as its attorney (with full power of substitution), on its behalf and in its name or otherwise, at such time after the Senior Facility Discharge Date until the Interim Facility Discharge Date and in such manner as the attorney thinks fit to do anything which it:

30.2.1	has authorised any Interim Facility Finance Party to do under this Agreement; and

30.2.2	is obliged to do but has not done under this Agreement within 10 Business Days after receiving notice from the Interim Facility Agent requiring it to do so.

30.3	Appointment – Second Lien Notes Trustee

Each Junior Creditor by way of security irrevocably appoints the Second Lien Notes Trustee as its attorney (with full power of substitution), on its behalf and in its name or otherwise, at such time after the Senior Facility Discharge Date and the Interim Facility Discharge Date until the Second Lien Notes Discharge Date and in such manner as the attorney thinks fit to do anything which it:

30.3.1	has authorised any Second Lien Notes Finance Party to do under this Agreement; and

30.3.2	is obliged to do but has not done under this Agreement within 10 Business Days after receiving notice from the Second Lien Notes Trustee requiring it to do so.

30.4	Appointment – Unsecured Senior Notes Trustee

Each Junior Creditor by way of security irrevocably appoints the Unsecured Senior Notes Trustee as its attorney (with full power of substitution), on its behalf and in its name or otherwise, at such time after the Senior facility Discharge Date, the Interim Facility Discharge Date and the Second Lien Notes Discharge Date until the Unsecured Senior Notes Discharge Date and in such manner as the attorney thinks fit to do anything which it:

30.4.1	has authorised any Unsecured Senior Notes Finance Party to do under this Agreement; and

30.4.2	is obliged to do but has not done under this Agreement within 10 Business Days after receiving notice from the Unsecured Senior Notes Trustee requiring it to do so.

30.5	Appointment – High Yield Notes Trustee

Each Junior Creditor by way of security irrevocably appoints the High Yield Notes Trustee as its attorney (with full power of substitution), on its behalf and in its name or otherwise, at such time after the Senior Discharge Date until the High Yield Discharge Date and in such manner as the attorney thinks fit to do anything which it:

30.5.1	has authorised any High Yield Notes Finance Party to do under this Agreement; and

30.5.2	is obliged to do but has not done under this Agreement within 10 Business Days after receiving notice from the High Yield Notes Trustee requiring it to do so.

30.6	Ratification

Each Junior Creditor (other than the High Yield Notes Trustee) ratifies and confirms and agrees to ratify and confirm whatever any such attorney shall do in the exercise or purported exercise of the power of attorney granted by it in this Clause 30.  Any such attorney appointed under this Clause 30 is released from the restriction set forth in Section 181 of the German Civil Code (Bürgerliches Gesetzbuch).

31.	EXPENSES

To the extent not already paid under another Finance Document, each Obligor and each Subordinated Party will, within three Business Days of demand, pay to the Security Agent for the benefit of each Senior Secured Party and High Yield Notes Finance Party the amount of all costs and expenses (including legal fees) incurred by that Senior Secured Party or High Yield Notes Finance Party (as the case may be) in connection with the enforcement or preservation of that person’s rights against that Obligor or Subordinated Party under this Agreement.

32.	CHANGES TO THE PARTIES

32.1	Accession of Senior Agent

32.1.1	The Senior Agents may not assign any of its rights or transfer any of its rights or obligations under this Agreement to any person unless and until:

(a)	the Senior Agent is permitted to, and at the same time does, assign or transfer its related rights and obligations under the Senior Finance Documents to that person; and

(b)	the Security Agent executes an Accession Agreement duly completed and signed on behalf of that person.

32.1.2
Each Party (other than the Senior Agent under paragraph 32.1.1 above) irrevocably authorises the Security Agent to execute on its behalf any Accession Agreement which has been duly completed and signed on behalf of that transferee.

32.2	Accession of Hedging Banks

32.2.1
No person entering into any Hedging Document with any Obligor will be entitled to share in any Security created by any Security Document in respect of any of the moneys, debts or liabilities arising under or in connection with that Hedging Document or benefit from the representations, warranties or undertakings of any Party under this Agreement unless and until:

(a)	that person and the Hedging Document are listed in Schedule 2 (The Original Hedging Banks); or

(b)	that person is a Hedge Bank (as defined in the Senior Facility Agreement),

and, in each case that Hedging Document is permitted by the Senior Agreements.

32.2.2	That person shall become a Hedging Bank if the Security Agent executes an Accession Agreement duly completed and signed on behalf of that person.

32.2.3
Each Party (other the relevant proposed Hedging Bank under paragraph 32.2.1(b) above) irrevocably authorises the Security Agent to execute on its behalf any Accession Agreement which has been duly completed and signed on behalf of that proposed Hedging Bank.

32.2.4	The Company shall procure that no Obligor shall enter into any Hedging Document unless and until:

(a)	that Hedging Document and the Hedging Bank relating to that Hedging Document are listed in Schedule 2 (The Original Hedging Banks); or

(b)	the proposed Hedging Bank has become a Hedging Bank in accordance with paragraphs 32.2.1(b) and 32.2.3 above.

32.3	Assignments and transfers by Hedging Banks

32.3.1	No Hedging Bank may assign any of its rights or transfer any of its rights or obligations under this Agreement to any person unless and until:

(a)	that Hedging Bank is permitted to, and at the same time does, assign or transfer its related rights and obligations under the Hedging Documents to that person; and

(b)	the Security Agent executes an Accession Agreement duly completed and signed on behalf of that person.

32.3.2
Each Party (other than the relevant transferee under paragraph 32.3.1 above) irrevocably authorises the Security Agent to execute on its behalf any Accession Agreement which has been duly completed and signed on behalf of that transferee.

32.4	Assignments and transfers by Interim Facility Finance Parties

32.4.1	The Interim Facility Agent may not assign any of its rights or transfer any of its rights or obligations under this Agreement to any person unless and until:

(a)	the Interim Facility Agent is permitted to, and at the same time does, assign or transfer its related rights and obligations under the Interim Facility Finance Documents to that person; and

(b)	the Security Agent executes an Accession Agreement duly completed and signed on behalf of that person.

32.4.2
Each Party (other than the Interim Facility Agent under paragraph 32.4.1 above) irrevocably authorises the Security Agent to execute on its behalf any Accession Agreement which has been duly completed and signed on behalf of that transferee.

32.5	Accession of Second Lien Notes Trustee

32.5.1
The Company shall procure that, prior to the issue of the Second Lien Notes, the Second Lien Notes Trustee (and, if such entity ceases to act as trustee in relation to the Second Lien Notes for any reason, any successor or other person which is appointed or acts as trustee under the Second Lien Notes Indenture) shall promptly complete, sign and deliver to the Security Agent an Accession Agreement under which the Second Lien Notes Trustee agrees to be bound by this Agreement as if it had originally been a Party to this Agreement in such capacity. In connection with the foregoing, the Security Agent shall make such changes to the terms hereof relating to the rights and duties of the Second Lien Notes Trustee and any other Party as are required by the Second Lien Notes Trustee without the consent of any other Party provided that such changes would not have a material adverse effect on the other Parties.

32.5.2
Each Party (other than the relevant proposed trustee under paragraph 32.5.1 above) irrevocably authorises the Security Agent to execute on its behalf any Accession Agreement which has been duly completed and signed on behalf of that person.

32.6	Accession of Unsecured Senior Notes Trustee

32.6.1
The Company shall procure that, prior to the issue of the Unsecured Senior Notes, the Unsecured Senior Notes Trustee (and, if such entity ceases to act as trustee in relation to the Unsecured Senior Notes for any reason, any successor or other person which is appointed or acts as trustee under the Unsecured Senior Notes Indenture) shall promptly complete, sign and deliver to the Security Agent an Accession Agreement under which the Unsecured Senior Notes Trustee agrees to be bound by this Agreement as if it had originally been a Party to this Agreement in such capacity. In connection with the foregoing, the Security Agent shall make such changes to the terms hereof relating to the rights and duties of the Unsecured Senior Notes Trustee and any other Party as are required by the Unsecured Senior Notes Trustee without the consent of any other Party provided that such changes would not have a material adverse effect on the other Parties.

32.6.2
Each Party (other than the relevant proposed trustee under paragraph 32.6.1 above) irrevocably authorises the Security Agent to execute on its behalf any Accession Agreement which has been duly completed and signed on behalf of that person.

32.7	Accession of Arco Notes Trustee

32.7.1
The Company shall procure that, if the Arco Notes Trustee ceases to act as trustee in relation to the Arco Notes for any reason, any successor or other person which is appointed or acts as trustee under the Arco Notes Indenture shall promptly complete, sign and deliver to the Security Agent an Accession Agreement under which the Arco Notes Trustee agrees to be bound by this Agreement as if it had originally been a Party to this Agreement in such capacity. In connection with the foregoing, the Security Agent shall make such changes to the terms hereof relating to the rights and duties of the Arco Notes Trustee and any other Party as are required by the Arco Notes Trustee without the consent of any other Party provided that such changes would not have a material adverse effect on the other Parties.

32.7.2
Each Party (other than the relevant proposed trustee under paragraph 32.7.1 above) irrevocably authorises the Security Agent to execute on its behalf any Accession Agreement which has been duly completed and signed on behalf of that person.

32.8	Accession of Equistar Notes Trustee

32.8.1
The Company shall procure that, if the  Equistar Notes Trustee ceases to act as trustee in relation to the Equistar Notes for any reason, any successor or other person which is appointed or acts as trustee under the Equistar Notes Indenture shall promptly complete, sign and deliver to the Security Agent an Accession Agreement under which the Equistar Notes Trustee agrees to be bound by this Agreement as if it had originally been a Party to this Agreement in such capacity. In connection with the foregoing, the Security Agent shall make such changes to the terms hereof relating to the rights and duties of the Equistar Notes Trustee and any other Party as are required by the Equistar Notes Trustee without the consent of any other Party provided that such changes would not have a material adverse effect on the other Parties.

32.6.2
Each Party (other than the relevant proposed trustee under paragraph 32.8.1 above) irrevocably authorises the Security Agent to execute on its behalf any Accession Agreement which has been duly completed and signed on behalf of that person.

32.9	Accession of High Yield Notes Trustee

32.9.1
The Company shall procure that, if the High Yield Note Trustee ceases to act as trustee in relation to the High Yield Notes for any reason, any successor or other person which is appointed or acts as trustee under the High Yield Notes Indenture shall promptly complete, sign and deliver to the Security Agent an Accession Agreement under which the High Yield Notes Trustee agrees to be bound by this Agreement as if it had originally been a Party to this Agreement in such capacity. In connection with the foregoing, the Security Agent shall make such changes to the terms hereof relating to the rights and duties of the High Yield Notes Trustee and any other Party as are required by the High Yield Notes Trustee without the consent of any other Party provided that such changes would not have a material adverse effect on the other Parties.

32.9.2
Each Party (other than the relevant proposed trustee under paragraph 32.9.1 above) irrevocably authorises the Security Agent to execute on its behalf any Accession Agreement which has been duly completed and signed on behalf of that person.

32.9.3	The High Yield Notes Trustee (on behalf of the High Yield Noteholders), by its execution of an Accession Agreement, acknowledges and agrees that:

(a)
that to the extent and in the manner set out in the High Yield Notes Indenture under which the High Yield Notes are issued, the payment of all Senior Subordinated Guarantee Debt (as such term is defined in the High Yield Notes Indenture) is expressly made subordinate to and subject in right of payment to the prior payment in full in cash of all Senior Debt, ABL Debt and Hedging Debt;

(b)	the Senior Debt and Hedging Debt each qualify as “Guarantor Senior Debt” for the purposes of and as such term is defined in the High Yield Notes Indenture;

(c)
the Senior Parties are entitled to rely on and enforce the subordination provisions contained in the High Yield Notes Indenture and the provisions in the High Yield Notes Indenture restricting the circumstances in which a demand may be made under the Senior Subordinated Guarantee (as such term is defined in the High Yield Notes Indenture) or the High Yield Notes Security may be enforced; and

(d)
it accepts any Accession Agreement and the accession by the relevant parties to this Agreement in the capacity described therein. For the avoidance of doubt, the High Yield Notes Trustee hereby waives any right to approve, or of objection to, the accession or identity of such persons and confirms that it hereby waives any obligation on the part of a party to procure the High Yield Notes Trustee’s counter-signature or acceptance of any such Accession Agreement.

32.10	Assignment and transfers by Investors

32.10.1	No Investor may assign any of its rights or transfer any of its rights or obligations under this Agreement to any person unless and until:

(a)	that Investor is permitted to, and at the same time does, assign or transfer its related rights and obligations under the Investor Documents to that person; and

(b)	the Security Agent executes an Accession Agreement duly completed and signed on behalf of that person.

32.10.2
Each Party (other than the relevant transferee under paragraph 32.10.1 above) irrevocably authorises the Security Agent to execute on its behalf any Accession Agreement which has been duly completed and signed on behalf of that transferee.

32.11	Assignment and transfer by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under this Agreement.

32.12	Accession of additional Obligors

32.12.1
The Company shall procure that any member of the Group which it requests to become an Additional Guarantor (as defined in the Interim Facility Agreement) or a Borrower or a Guarantor (as defined in the Senior Facility Agreement) shall deliver to the Security Agent a duly completed and signed Accession Agreement on or before becoming such a Borrower, Guarantor or Additional Guarantor under the Senior Facility Agreement or the Interim Facility Agreement, as applicable.

32.12.2
Each Party (other than the relevant proposed Borrower, Guarantor or Additional Guarantor referred to under paragraph 32.12.1 above) irrevocably authorises the Security Agent to execute on its behalf any Accession Agreement which has been duly completed and signed on behalf of that proposed Borrower, Guarantor or Additional Guarantor.

32.13	Assignment and transfer by High Yield Notes Guarantors

Until the Senior Discharge Date, no High Yield Notes Guarantor may assign any of its rights or transfer any of its rights or obligations under this Agreement (other than in connection with a transaction in which the applicable High Yield Notes Guarantee is assigned or transferred to or otherwise assumed by another person in a transaction not prohibited by the High Yield Notes Indenture or the Senior Agreements (and having regard to the terms of the High Yield Notes Major Terms)).

32.14	Accession of additional High Yield Notes Guarantors

32.14.1
Until the Senior Discharge Date, the Company shall procure that any new High Yield Notes Guarantor shall deliver to the Security Agent a duly completed and signed Accession Agreement on or before becoming a new High Yield Notes Guarantor.

32.14.2
Each Party (other than the new High Yield Notes Guarantors under paragraph 32.14.1 above) irrevocably authorises the Security Agent to execute on its behalf any Accession Agreement which has been duly completed and signed on behalf of that proposed new High Yield Notes Guarantor.

32.15	Assignments and transfers by Intercompany Lenders and Intercompany Borrowers

32.15.1
No Intercompany Lender or Intercompany Borrower may assign any of its rights or transfer any of its rights or obligations under this Agreement to any person unless and until the Security Agent executes an Accession Agreement duly completed and signed on behalf of that person.

32.15.2
Each Party (other than the relevant transferee under paragraph 32.15.1 above) irrevocably authorises the Security Agent to execute on its behalf any Accession Agreement which has been duly completed and signed on behalf of that transferee.

32.16	Accession of Intercompany Borrowers and Intercompany Lenders

32.16.1
The Company shall procure that any member of the Group (other than Basell Sales & Marketing B.V., Basell Polyolefins Company B.V.B.A., Basell Capital Corporation, LyondellBasell Receivables I, LLC, any other Securitization Entity (as defined in the Senior Facility Agreement) which (i) is an Obligor and becomes a borrower from any member of the Group or (ii) becomes a creditor of an Obligor, in each case, in respect of Financial Indebtedness, in either case exceeding €10,000,000 (or its equivalent in another currency or currencies), is a party to, or accedes to this Agreement as an Intercompany Borrower or, as the case may be, an Intercompany Lender by delivering to the Security Agent a duly completed and signed Accession Agreement on or before becoming an Intercompany Borrower or, as the case may be, an Intercompany Lender; provided, however, that no such Obligor or creditor of an Obligor (i) which is a Subsidiary of LyondellBasell Finance Company and (ii) is not a Loan Party (as defined in the Senior Facility Agreement) shall be obligated to accede to this Agreement prior to 45 days after the date hereof.

32.16.2	That member of the Group shall become an Intercompany Borrower or an Intercompany Lender if the Security Agent executes that Accession Agreement.

32.16.3
Each Party (other than the relevant proposed Intercompany Borrower or Intercompany Lender under paragraph 32.16.1 above) irrevocably authorises the Security Agent to execute on its behalf any Accession Agreement which has been duly completed and signed on behalf of that proposed Intercompany Borrower or Intercompany Lender.

32.16.4	The Security Agent shall promptly execute any Accession Agreement which has been duly completed and signed on behalf of the proposed Intercompany Borrower or Intercompany Lender.

32.17	Notification by Security Agent

The Security Agent shall notify the other Parties promptly of the receipt and execution by it on their behalf of any Accession Agreement.

33.	NOTICES

33.1	Communications in writing

Any communication or document to be made or delivered under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made or delivered by fax or letter.

33.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Agreement is:

33.2.1
in the case of the Company, any other Original Obligor, any Senior Finance Party or any Interim Facility Finance Party, that identified in accordance with the terms of the Senior Facility Agreement or, as the case may be, Second Lien Notes Trustee, Unsecured Senior Notes Trustee, the Interim Facility Agreement; and

33.2.2	in the case of each Hedging Bank, Subordinated Party or the High Yield Notes Trustee, that notified in writing to the Security Agent on or prior to the date on which it becomes a Party,

or any substitute address, fax number or department or officer as the Party may notify to the Security Agent (or the Security Agent may notify to the other Parties, if a change is made by the Security Agent) by not less than five Business Days’ notice.

33.3	Delivery

33.3.1	Any communication or document made or delivered by one person to another under or in connection with this Agreement will only be effective:

(a)	if by way of fax, when received in legible form; or

(b)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 33.2 (Addresses), if addressed to that department or officer provided that in the case of any communication or document given to a Trustee any such notice will be deemed given when it is actually received by a Responsible Officer of the such Trustee.

33.3.2
Any communication or document to be made or delivered to the Security Agent will be effective only when actually received by the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Security Agent’s signature below (or any substitute department or officer as the Security Agent shall specify for this purpose) provided that in the case of any communication to a Trustee any such communication will only be effective when it is actually received by a Responsible Officer of such Trustee.

33.4	Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 33.2 (Addresses) or changing its own address or fax number, the Security Agent shall notify the other Parties.

33.5	English language

33.5.1	Any notice given under or in connection with this Agreement must be in English.

33.5.2	All other documents provided under or in connection with this Agreement must be:

(a)	in English; or

(b)
if not in English, and if so required by the Security Agent after an Event of Default (as defined in any Finance Document), accompanied by an English translation acceptable to the Security Agent (acting reasonably) and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document or a Security Document.

34.	PARTIAL INVALIDITY

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

35.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Senior Secured Party, Unsecured Senior Notes Finance Party, High Yield Notes Finance Party or Subordinated Party any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

36.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

37.	AMENDMENTS

37.1	Amendments

37.1.1
This Agreement may be amended by the Obligors and the Security Agent without the consent of any other Party to cure defects, resolve ambiguities or reflect changes, in each case, of a minor, technical or administrative nature.

37.1.2
This Agreement may also be amended by the Security Agent and a Trustee without the consent of any other Party, in the event that a Notes Indenture for which such Trustee acts or Trustee is required to be qualified under the US Trust Indenture Act of 1939, as amended, as a result of the exercise of registration rights, but only to the minimum extent required in order for that Notes Indenture to be so qualified.

37.2	Amendments affecting only certain Parties

Each Party acknowledges and agrees that to the extent than an amendment to this Agreement only affects the rights and obligations of one or more Parties or class of Parties to this Agreement, and could not reasonably be expected to be adverse to the interests of the other Parties or a class of Parties, only the Parties or class of Parties affected by such amendment need to agree to the amendments.

37.3	Refinancing

Any Senior Debt or ABL Debt may, to the extent permitted under the other Senior Agreements, be refinanced, replaced, increased or otherwise restructured (a “Refinancing”) in whole or in part on terms that do not result in a breach of any term of any agreement in respect of Junior Debt and any obligations incurred by the Group on such Refinancing in respect of such Senior Debt will, to the extent designated by the Company, rank senior to the Junior Debt and otherwise benefit from the provisions of this Agreement on, mutatis mutandis, the terms set out herein (and such obligations will constitute Senior Debt).

37.4	Replacement intercreditor agreement

Subject to being indemnified and/or secured to its satisfaction against any fees, costs, expenses or other liabilities, which it may in doing so incur, the High Yield Notes Trustee (for itself and as trustee for the High Yield Noteholders), the Junior Creditors and the Obligors shall enter into a replacement intercreditor agreement with the Senior Parties and the Hedging Banks on substantially the same terms and conditions as this Agreement (mutatis mutandis) on the novation, supplement, Refinancing or replacement of all or any part of the Senior Debt and do all other acts and things (including, without limitation, the execution of assignments or other instruments) as are reasonably required and practicable to give effect to the purposes of this Agreement (in the case of the High Yield Notes Trustee only, to the extent that such other acts and things are not prejudicial to the rights of the High Yield Notes Trustee under this Agreement or the High Yield Notes Indenture).

37.5	Trustees

Notwithstanding anything to the contrary in this Agreement, any amendment or waiver of this Agreement which is prejudicial to the rights and obligations of a Trustee in its personal capacity as such may not be effected without its prior consent.

38.	GOVERNING LAW

This Agreement is governed by New York law.

39.	ENFORCEMENT

39.1	Jurisdiction

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR OTHER DOCUMENT RELATED THERETO.

39.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor, each Intercompany Borrower and each Subordinated Party:

39.2.1	irrevocably appoints LyondellBasell Finance Company as its agent for service of process in relation to any proceedings before New York or Federal courts in connection with any Finance Document; and

39.2.2	agrees that failure by a process agent to notify the relevant Obligor, Intercompany Borrower or Subordinated Party of the process will not invalidate the proceedings concerned.

39.3	Waiver of trial by jury

Each Party waives any right it may have to a jury trial of any claim or cause of action in connection with any Finance Document or any transaction contemplated by any Finance Document. In the event of litigation, this Agreement may be filed as a written consent to trial by court.

SCHEDULE 1

THE ORIGINAL OBLIGORS

Name of Original Borrower	Jurisdiction of incorporation	Registration number (or equivalent, if any)
Basell AF S.C.A.	Luxembourg	B 107545
BIL Acquisition Holdings Limited (to be merged with and into Lyondell Chemical Company)	Delaware, United States	4388226
Basell Holdings B.V.	The Netherlands	24344658
Basell Finance Company B.V.	The Netherlands	34090540
Basell Germany Holdings GmbH	Germany	HRB 44982

Name of Original Guarantor	Jurisdiction of incorporation	Registration number (or equivalent, if any)
Nell Acquisition (US) LLC	Delaware, United States	3955083
Basell Finance USA Inc.	New York, United States	N/A
Basell North America Inc.	Delaware, United States	2015017
Basell USA Inc.	Delaware, United States	2015015
LyondellBasell Finance Company	Delaware, United States	4412649
LBI Acquisition LLC	Delaware, United States	4443425
LBIH LLC	Delaware, United States	4443530
Basell Holdings B.V.	The Netherlands	24344658
Basell International Holdings B.V.	The Netherlands	34090793
Basell Benelux B.V.	The Netherlands	20078583
Basell Europe Holdings B.V.	The Netherlands	34090809
Basell Finance Company B.V.	The Netherlands	34090540
Basell Finance & Trading Company B.V.	The Netherlands	34243687
Basell Sales and Marketing Company B.V.	The Netherlands	3425062
LyondellBasell Netherlands Holdings B.V.	The Netherlands	08163670
Basell AF S.C.A.	Luxembourg	B 107545
Basell Funding S.à.r.l.	Luxembourg	B 107544
Basell Polyolefine GmbH	Germany	HRB 45129
Basell Bayreuth Chemie GmbH	Germany	HRB 55766
Basell Germany Holdings GmbH	Germany	HRB 44982
Basell Polyolefins UK Ltd.	England	02811230
Basell UK Holdings Ltd.	England	03053549
Basell Asia Pacific Limited	Hong Kong	0167684
Basell Canada Inc	Canada	562607
Lyondell Refining I LLC	Delaware, United States	3607692
Lyondell Chemical Company	Delaware, United States	2075914
LyondellPOTechLP, Inc.	Delaware, United States	3192829
Lyondell LP3 Partners, LP	Delaware, United States	3607688
Lyondell Petrochemical L.P. Inc.	Delaware, United States	2799835
Houston Refining LP	Delaware, United States	2987782
Equistar Chemicals, LP	Delaware, United States	2801077
Lyondell Europe Holdings Inc.	Delaware, United States	4361811
Lyondell Chemical Products Europe LLC	Delaware, United States	0944226
Lyondell Chimie France LLC	Delaware, United States	0817667
Millennium Specialty Chemicals Inc.	Delaware, United States	2070632
Millennium Petrochemicals Inc.	Virginia, United States	0026552-0
Lyondell Chemical Technology, L.P.	Delaware, United States	2282031
Lyondell Chemical Technology 1 Inc.	Delaware, United States	4085628
Lyondell Refining Company LLC	Delaware, United States	2240602

Lyondell Houston Refinery Inc.	Delaware, United States	4197451
Lyondell Chemical Nederland, Ltd.	Delaware, United States	0745612
Lyondell-Equistar Holdings Partners	Delaware, United States	3396193
Lyondell (Pelican) Petrochemical L.P.1, Inc.	Delaware, United States	2886331
Lyondell LP4 Inc.	Delaware, United States	2799352
Lyondell LP3 GP, LLC	Delaware, United States	3607695
Millennium Petrochemicals Partners, LP	Delaware, United States	4085626
Millennium US Op Co, LLC	Delaware, United States	3401274
Millennium America Inc.	Delaware, United States	0903156
Millennium America Holdings Inc.	Delaware, United States	0903155
Millennium Worldwide Holdings I Inc.	Delaware, United States	3487870
Millennium Chemicals Inc.	Delaware, United States	2604298
Millennium Petrochemicals GP LLC	Delaware, United States	2803695
Lyondell Chemical Technology Management, Inc.	Delaware, United States	2242904

SCHEDULE 2
THE ORIGINAL HEDGING BANKS

Existing Hedges

(a)	Cross Currency Swaps

Contracting parties:  Basell Holdings BV and ABN AMRO Bank NV
Principal:  USD 175,000,000 and EUR 142,692,926.83
Quarterly interest payments
Tenor:  5 year (until August 15th 2010)

Contracting parties:  Basell Holdings BV and ING Bank NV
Principal:  USD 109,000,000 and EUR 89,024,390.24
Quarterly interest payments
Tenor:  10 year (until August 15th 2015)

Contracting parties:  Basell Holdings BV and ING Bank NV
Principal:  USD 80,000,000 and EUR 65,040,650.41
Quarterly interest payments
Tenor:  5 year (until August 15th 2010)

(b)	Total Return Swap

Contracting parties:  Basell Finance Company BV and ABN AMRO Bank NV
Principal:  adjustable but currently 1,200,000 shares Royal Dutch Shell A Plc and 140,000 shares BASF AG
Semi annual settlements
Tenor:  3 year (until October 4, 2008)(e)     EU Allowance/EU Credit Swaps

Contracting parties:  Basell Finance & Trading Company BV and ABN AMRO Bank NV
Principal:  EU Allowance 73,000, EU Credit 100,000
Settlement:  December 2008

Contracting parties:  Basell Finance & Trading Company BV and ABN AMRO Bank NV
Principal:  EU Allowance 214,937, EU Credit 250,000
Settlement:  December 2008

SCHEDULE 3
THE ORIGINAL INVESTORS

Name of Original Investor	Jurisdiction of incorporation	Registration number (or equivalent, if any)
BI S.à r.l.	Luxembourg	B 106994
AI Petrochemicals LLC	Delaware, USA	39366041

SCHEDULE 4
THE ORIGINAL INTERCOMPANY LENDERS AND BORROWERS

Name of Original Intercompany Lender

Basell Holdings B.V.
Basell Finance Company B.V.
Basell AF S.C.A. (to be renamed LyondellBasell Industries AF S.C.A)
Basell Polyolefine GmbH
Basell Bayreuth Chemie GmbH
Basell Germany Holdings GmbH
Basell Polyolefins UK Limited
Basell UK Holdings Limited
Basell Canada Inc.
Basell Asia Pacific Ltd
Basell International Holdings B.V.
Basell Benelux B.V.
Basell Europe Holdings B.V.
Basell Finance & Trading Company B.V.
Basell Sales & Marketing Company B.V.
Basell Funding S.à r.l.
Nell Acquisition (US) LLC
Basell Finance USA Inc.
Basell North America Inc.
Basell USA Inc
LyondellBasell Finance Company
LyondellBasell Netherlands Holdings B.V.
Basell Poliolefine Italia s.r.l.
LBI Acquisition LLC
LBIH LLC
BIL Acquisition Holdings Limited (to be merged with and into Lyondell Chemical Company)
BasellTech USA Inc.
Equistar Chemicals, LP
Houston Refining LP
Lyondell Asia Pacific, Ltd.
Lyondell Chemical Company
Lyondell Chemical Delaware Company
Lyondell Chemical Europe, Inc.
Lyondell Chemical Nederland Ltd.
Lyondell Chemical Technology, L.P.
Lyondell Chemie (POSM) B.V.
Lyondell Chemie International, B.V.
Lyondell Chemie Nederland, B.V.
Lyondell Chimie France LLC
Lyondell Chimie France SAS
Lyondell Chimie TDI, SCA

Lyondell Europe Holdings Inc.
Lyondell Greater China, Ltd.
Lyondell Houston Refinery, Inc.
Lyondell LP3 Partners, LP
Lyondell LP4 Inc.
Lyondell (Pelican) Petrochemical L.P. 1, Inc.
Lyondell Petrochemicals LP, Inc.
Lyondell PO-11 CV
Lyondell Refining Company LLC
Lyondell Refining I LLC
MHC Inc.
Millennium America Holdings Inc.
Millennium America Inc.
Millennium Chemicals Inc.
Millennium Holdings LLC
Millennium Petrochemicals GP LLC
Millennium Petrochemicals Inc.
Millennium Petrochemicals Inc. - Non Acetyls
Millennium Petrochemicals LP LLC
Millennium Petrochemicals Partners LP
Millennium Specialty Chemicals
Millennium Specialty Chemicals Inc. - St. Helena
Millennium US Op Co LLC
Millennium Worldwide Holdings I Inc.
PH Burbank Holdings, Inc.
PO Offtake, LP
POSM Delaware, Inc.
Suburban Propane G.P. Inc.

Name of Original Intercompany Borrower

Basell Holdings B.V.
Basell Finance Company B.V.
Basell AF S.C.A. (to be renamed LyondellBasell Industries AF S.C.A)
Basell Polyolefine GmbH
Basell Bayreuth Chemie GmbH
Basell Germany Holdings GmbH
Basell Polyolefins UK Limited
Basell UK Holdings Limited
Basell Canada Inc.
Basell Asia Pacific Ltd
Basell International Holdings B.V.
Basell Benelux B.V.
Basell Europe Holdings B.V.
Basell Finance & Trading Company B.V.
Basell Sales & Marketing Company B.V.
Basell Funding S.à r.l.

Nell Acquisition (US) LLC
Basell Finance USA Inc.
Basell North America Inc.
Basell USA Inc
LyondellBasell Finance Company
LyondellBasell Netherlands Holdings B.V.
Basell Poliolefine Italia s.r.l.
LBI Acquisition LLC
LBIH LLC
BIL Acquisition Holdings Limited (to be merged with and into Lyondell Chemical Company)
BasellTech USA Inc.

Equistar Chemicals, LP
Houston Refining LP
Lyondell Asia Pacific, Ltd.
Lyondell Chemical Company
Lyondell Chemical Delaware Company
Lyondell Chemical Europe, Inc.
Lyondell Chemical Nederland Ltd.
Lyondell Chemical Technology, L.P.
Lyondell Chemie (POSM) B.V.
Lyondell Chemie International, B.V.
Lyondell Chemie Nederland, B.V.
Lyondell Chimie France LLC
Lyondell Chimie France SAS
Lyondell Chimie TDI, SCA
Lyondell Europe Holdings Inc.
Lyondell Greater China, Ltd.
Lyondell Houston Refinery, Inc.
Lyondell LP3 Partners, LP
Lyondell LP4 Inc.
Lyondell (Pelican) Petrochemical L.P. 1, Inc.
Lyondell Petrochemicals LP, Inc.
Lyondell PO-11 CV
Lyondell Refining Company LLC
Lyondell Refining I LLC
MHC Inc.
Millennium America Holdings Inc.
Millennium America Inc.
Millennium Chemicals Inc.
Millennium Holdings LLC
Millennium Petrochemicals GP LLC
Millennium Petrochemicals Inc.
Millennium Petrochemicals Inc. - Non Acetyls
Millennium Petrochemicals LP LLC

Millennium Petrochemicals Partners LP
Millennium Specialty Chemicals
Millennium Specialty Chemicals Inc. - St. Helena
Millennium US Op Co LLC
Millennium Worldwide Holdings I Inc.
PH Burbank Holdings, Inc.
PO Offtake, LP
POSM Delaware, Inc.
Suburban Propane G.P. Inc.

SCHEDULE 5

FORM OF ACCESSION AGREEMENT

To:	[ ] as Security Agent

From:
[Proposed Senior Agent/ABL Agent/Hedging Bank/Interim Facility Agent /holder of High Yield Notes On-Loan/Second Lien Notes Trustee/Unsecured Senior Notes Trustee/High Yield Notes Trustee/Investor/Intercompany Lender/Intercompany Borrower/Additional Guarantor/High Yield Notes Guarantor]

Dated:

Dear Sirs

[Company] - Intercreditor Agreement

dated December 20 2007 (the “Agreement”)

1.
We refer to the Agreement. This is an Accession Agreement. Terms defined in the Agreement have the same meaning in this Accession Agreement unless given a different meaning in this Accession Agreement.

2.
[Proposed Senior Agent/ABL Agent /Hedging Bank/Interim Facility Agent/holder of High Yield Notes On-Loan/Second Lien Notes Trustee/Unsecured Senior Notes Trustee/High Yield Notes Trustee/Investor/Intercompany Lender/Intercompany Borrower//Additional Guarantor/High Yield Notes Guarantor] agrees to be bound by the terms of the Agreement [and, in the case of a Hedging Bank, the Senior Facility Agreement] as the Senior Agent/a Hedging Bank/Arco Notes Trustee/Equistar Notes Trustee/the Interim Facility Agent/the holder of High Yield Notes On-Loan/the Second Lien Notes Trustee/the Unsecured Senior Notes Trustee/the High Yield Notes Trustee/Investor/the Intercompany Lender/Intercompany Borrower/Additional Guarantor/High Yield Notes Guarantor].

3.
[Without limiting or affecting Clause 24.6 (Parallel Debt), in any circumstances in which the Security Agent is not acting pursuant to the Parallel Debt under Clause 24.6 (Parallel Debt), for the purposes of Italian law, the Security Agent shall be deemed to be acting in its capacity as agent (mandatario con rappresentanza) in its own name and on its behalf and in the name and on behalf of [Proposed Senior Finance Party/Proposed Hedging Bank] as a [Senior Finance Party/Hedging Bank], which by executing this Accession Agreement for the purposes hereof grants to the Security Agent any necessary power of attorney to execute the Security Documents in the name and on behalf of [Proposed Senior Finance Party/Proposed Hedging Bank] as a [Senior Finance Party/Hedging Bank] and to exercise any and all rights and powers of [Proposed Senior Finance Party/Proposed Hedging Bank] as a [Senior Finance Party/Hedging Bank] under the Security Documents including, but not limited to, the power to bring, prosecute, enforce, defend and abandon actions, suits and proceedings in relation to the Security Documents.]  [To be discussed with A&O.]

4.	[Proposed Additional Guarantor/Intercompany Borrower/Intercompany Lender] is a company duly incorporated under the law of [name of relevant jurisdiction].

[The amount which may be paid by [Proposed Additional Guarantor/Intercompany Borrower/Intercompany Lender] is subject to the following limitations:

(a)	if [Proposed Additional Guarantor/Intercompany Borrower/Intercompany Lender] is incorporated in [ ];

(b)	if:

(i)	[Proposed Additional Guarantor/Intercompany Borrower/Intercompany Lender] is incorporated in any other jurisdiction; or

(ii)	[Proposed Additional Guarantor/Intercompany Borrower/Intercompany Lender] is incorporated in [ ] [or [ ]].

5.
[Proposed Senior Agent /Hedging Bank’s/Interim Facility Agent/holder of High Yield Notes On-Loan’s/Second Lien Notes Trustee’s/Unsecured Senior Notes Trustee’s High Yield Notes Trustee’s/Investor’s/ Intercompany Lender’s/Intercompany Borrower’s/Additional Guarantor’s/High Yield Notes Guarantor’s] administrative details are as follows:

Address:

Fax No:

Attention:

6.	[Details of the Hedging Document are as follows:

Date:

Parties:  [Proposed Hedging Bank] and [the Company]

Terms:  [Insert brief summary of type of contract].]

7.	This Accession Agreement is governed by New York law.

[Proposed Senior Agent /Hedging Bank/Interim Facility Agent/ holder of High Yield Notes On-Loan/Second Lien Notes Trustee/Unsecured Senior Notes Trustee/High Yield Notes Trustee/Investor/Intercompany Lender/Intercompany Borrower/Additional Guarantor/High Yield Notes Guarantor]

8.	[To be included in Accession Agreement for Hedging Banks and the Second Lien Notes Trustee only]

This Clause 8 is supplemental to a German security trust agreement (the “Security Trust Agreement”) dated [●] between the Security Agent, the Beneficiaries (as defined therein) and certain Obligors as Security Grantors.

The [Hedging Bank/Second Lien Notes Trustee] has taken note of the Security Trust Agreement and has especially taken note of the powers granted to the Security Agent therein.

The [Hedging Bank/Second Lien Notes Trustee] ratifies (genehmigt) the acceptance of accessory security entered into with a view to securing the [Hedging Debt/Second Lien Notes Debt], especially pledges, by the Security Agent as representative without power of attorney (Vertreter ohne Vertretungsvollmacht) on behalf of the [Hedging Bank/Second Lien Notes Trustee].  The [Hedging Bank/Second Lien Notes Trustee] thereby becomes a party to any German pledge agreement, being a [Loan Document], signed by the Security Agent as representative without power of attorney.

The [Hedging Banks/Second Lien Notes Trustee] and the Security Agent (for itself and on behalf of the other Senior Secured Parties) hereby agree that the [Hedging Bank/Second Lien Notes Trustee] accedes to the German Security Trust Agreement and that with effect on and form the date hereof the [Hedging Bank/Second Lien Notes Trustee] will be bound by the Security Trust Agreement as Beneficiary as if it had been originally a party to the Security Trust Agreement in that capacity.  The other parties to the Security Trust Agreement granted their anticipated consent to such accession in the Security Trust Agreement.

This Part 8 shall be governed by and shall be construed in accordance with German law.]

By:

This Accession Agreement is accepted by the Security Agent.

[Security Agent]
By:	Date:

SCHEDULE 6
EXISTING LYONDELL DEBT SECURITY

A.	Arco Notes Security Documents

U.S. Borrower Security Agreement, dated as of December 20, 2007 between Lyondell Chemical Company (formerly known as BIL Acquisition Holdings Limited) and Citibank, N.A., as Collateral Agent.

Fee Deed of Trust by Lyondell Chemical Company, as Grantor, to a trustee described therein, for the benefit of Citibank, N.A., as Beneficiary, relating to property located at 10801 Choate Road, Pasadena, Harris County, Texas 77507 (Choate Road PG Plant).

Fee Deed of Trust by Lyondell Chemical Company, as Grantor, to a trustee described therein, for the benefit of Citibank, N.A., as Beneficiary, relating to property located at Channelview Chemical Complex (South) 2502 Sheldon Road, Channelview, Harris County, Texas 77530 (Derivatives-MTBE, BDO, Polyols Plant).

Any other Security Document which, under the terms of the Arco Notes Indenture, is required to provide for security in favour of the Arco Notes Finance Documents.

B.	Equistar Notes Security Documents

Fee Deed of Trust by Equistar Chemicals, LP, as Grantor, to a trustee described therein, for the benefit of Citibank, N.A., as Beneficiary, relating to property located at 5761 Underwood Drive, Pasadena, Harris County, Texas 77507 (includes two Plants- Underwood Road EO/EG and Underwood Road EO Derivatives).

Fee Deed of Trust by Equistar Chemicals, LP, as Grantor, to a trustee described therein, for the benefit of Citibank, N.A., as Beneficiary, relating to property located at  Equistar Chemicals (North) 8280 Sheldon Road, Channelview, Harris County, Texas 77530 (Olefins I, Olefins II, Butadiene, BT, Methanol, C4/C5 Plant).

Fee and Leasehold Deed of Trust by Equistar Chemicals, LP, as Grantor, to a trustee described therein, for the benefit of Citibank, N.A., as Beneficiary, relating to property located at 12 miles south of Alvin on FM 2917, Alvin, Brazoria County, Texas 77512 and 2 Miles West of FM 2917 on FM 2004, Alvin, Brazoria County, Texas 77501 (includes two plants-Olefins/Aromatics Plant and HDPE Plant).

Fee Mortgage by Equistar Chemicals, LP to Citibank, N.A., relating to property located at 3400 Anamosa Road, Clinton, Clinton County, Iowa 52732 (Olefins, Polymers Plant).

Fee Deed of Trust by Equistar Chemicals, LP, as Grantor, to a trustee described therein, for the benefit of Citibank, N.A., as Beneficiary, relating to property located at 1501 McKinzie Road, Corpus Christi, Neuces County, Texas 78410 (Olefins/Aromatics Plant).

Fee Deed of Trust by Equistar Chemicals, LP, as Grantor, to a trustee described therein, for the benefit of Citibank, N.A., as Beneficiary, relating to property located at 1515 Miller Cut-Off Road, La Porte, Harris County, Texas 77571 (includes two Plants-Polymers LDPE/LLDPE and La Porte Olefins/Aromatics JV).

Fee Deed of Trust by Equistar Chemicals, LP, as Grantor, to a trustee described therein, for the benefit of Citibank, N.A., as Beneficiary, relating to property located at US Highway 60, 13 miles south of Bay City, Bay City, Matagorda County, Texas 77414 (LDPE Plant).

Fee Mortgage by Equistar Chemicals, LP to Citibank, N.A., relating to property located at 8805 N. Tabler Road, Morris, Grundy County, Illinois 60450 (Olefins/Polymers Plant).

Leasehold Deed of Trust by Equistar Chemicals, LP, as Grantor, to a trustee described therein, for the benefit of Citibank, N.A., as Beneficiary, relating to property located at Old Bloomington Highway, Victoria, Victoria County, Texas 77902 (HDPE Plant).

Fee Mortgage by Equistar Chemicals, LP to Citibank, N.A., relating to property located at 11530 Northlake Drive, Cincinnati, Hamilton County, Ohio 45249 (Cincinnati Technology Center).

Any other Security Document which, under the terms of the Equistar Notes Indenture, is required to provide for security in favour of the Equistar Notes Finance Document.

SCHEDULE 7
HIGH YIELD NOTES MAJOR TERMS

Issuer of High Yield Notes – Basell AF S.C.A. a société en commandite par actions.

High Yield Notes Trustee - Must accede to this Agreement.

Maturity – Not earlier than six months after the initial maturity of the longest term loan under the Senior Facility Agreement (as of the date hereof) it being acknowledged that the High Yield Notes may have optional redemption, change of control and asset sale provisions.

Purpose – To make a High Yield Notes On-Loan to Basell Holdings which shall be used to repay the Interim Facility Debt and fees and expenses in connection therewith and otherwise be used to refinance Senior Debt.

High Yield Notes Guarantees – Guarantees by members of the Group may only be given on a senior subordinated basis by the various subsidiaries of the Company, provided that such companies are also guarantors of the Senior Debt.

High Yield Notes Security – The High Yield Notes may have the benefit of security only on a second ranking basis and only in the form of:

(a)	a pledge of the subordinated downstream loan of the proceeds of the High Yield Notes from the Company to Basell Holdings; and

(b)	a pledge of all of the shares in Basell Funding.

SCHEDULE 8
HIGH YIELD NOTES GUARANTEE MATURITY PROVISIONS

1.	Each High Yield Notes Guarantee will provide that it will not mature (and no amount will become due or payable under it) unless:

(a)	a High Yield Notes Default arising out of the failure to pay any amount under the High Yield Notes Finance Documents has occurred and is continuing; and

(b)	enforcement is permitted under the terms of Clause 19.6 (Permitted High Yield Notes On-Loan and Permitted High Yield Notes Security Documents enforcement).

2.
Each High Yield Notes Guarantee shall contain provisions in relation to payment blockage, subordination and turnover that substantially replicate those provisions of this Agreement that relate to each High Yield Notes Guarantee or shall be made expressly subject to the provisions of this Agreement in a legally binding manner.

SCHEDULE 9
SECURITY AGENCY PROVISIONS

1.	Definitions

In this Schedule:

“Security Property” means all right, title and interest in, to and under any Security Document, including:

(a)	the assets over which Security is expressed to be created pursuant to any Security Document (the “Charged Assets”);

(b)	the benefit of the undertakings in any Security Document; and

(c)	all sums received or recovered by the Security Agent pursuant to any Security Document and any assets representing the same.

2.	Declaration of trust

2.1
The Security Agent, each other Senior Secured Party, the Arco Notes Secured Party, the Equistar Notes Secured Party and the High Yield Notes Trustee agree that the Security Agent shall hold the Security Property in trust for the benefit of the Senior Secured Parties, the Arco Noteholders, the Equistar Noteholders, the Second Lien Noteholders (if any) and the High Yield Notes Finance Parties and High Yield Noteholders on the terms of the Agreement.

2.2
Subject to paragraph 2.3 below, paragraph 2.1 above shall not apply to any Security Document which is expressed to be or is construed to be governed by any law other than English, Hong Kong or US law or laws of Canada (including the federal laws of Canada and the laws of each province or territory thereof) or any other law from time to time designated by the Security Agent and an Obligor or any Security Property arising under any such Security Document.

2.3
Paragraph 2.2 above shall not affect or limit Clause 24.6 (Parallel Debt) nor the applicability of the provisions of this Schedule with respect to any Security Document which is expressed to be or is construed to be governed by any law other than English, Hong Kong or US law or laws of Canada (including the federal laws of Canada and the laws of each province or territory thereof) or any other law from time to time designated by the Security Agent and an Obligor or any Security Property arising under any such Security Document.

3.	Defects in Security

The Security Agent shall not be liable for any failure or omission to perfect, or defect in perfecting, the Security created pursuant to any Security Document, including:

(a)	failure to obtain any Authorisation for the execution, validity, enforceability or admissibility in evidence of any Security Document; or

(b)	failure to effect or procure registration of or otherwise protect or perfect any of the Security created by the Security Documents under any laws in any territory.

4.	No enquiry

The Security Agent may accept without enquiry, requisition, objection or investigation such title as any Obligor may have to any Charged Assets.

5.	Retention of documents

The Security Agent may hold title deeds and other documents relating to any of the Charged Assets in such manner as it sees fit (including allowing any Obligor to retain them).

6.	Indemnity out of Security Property

The Security Agent and every receiver, delegate, attorney, agent or other similar person appointed under any Security Document may indemnify itself out of the Security Property against any cost, loss or liability incurred by it in that capacity (otherwise than by reason of its own gross negligence, willful misconduct or fraud).

7.	Basis of distribution

To enable it to make any distribution, the Security Agent may fix a date as at which the amount of the Debt is to be calculated and may require, and rely on, a certificate from any Party giving details of:

(a)	any sums due or owing to any Party as at that date; and

(b)	such other matters as it thinks fit.

8.	Rights of Security Agent

For purposes of Security granted under the laws of England and Wales, the Security Agent shall have all the rights, privileges and immunities which gratuitous trustees have or may have in England, even though it is entitled to remuneration.

9.	No duty to collect payments

Except as otherwise stated in this Agreement, the Security Agent shall not have any duty:

(a)	to ensure that any payment or other financial benefit in respect of any of the Charged Assets or any Debt is duly and punctually paid, received or collected; or

(b)
to ensure the taking up of any (or any offer of any) stocks, shares, rights, moneys or other property accruing or offered at any time by way of interest, dividend, redemption, bonus, rights, preference, option, warrant or otherwise in respect of any of the Charged Assets or any Debt.

10.	Perpetuity period

The perpetuity period for the trusts created by this Agreement shall be 80 years from the date of this Agreement.

11.	Appropriation

11.1
Each Party irrevocably waives any right to appropriate any payment to, or other sum received, recovered or held by, the Security Agent in or towards payment of any particular part of the Debt and agrees that the Security Agent shall have the exclusive right to do so.

11.2	Paragraph (a) above will override any application made or purported to be made by any other person.

12.	Investments

All money received or held by the Security Agent pursuant to the trusts in this Agreement may, in the name of, or under the control of, the Security Agent:

(a)	be invested in any investment it may select; or

(b)	be deposited at such bank or institution (including itself, any other Senior Secured Party or any Affiliate of any Senior Secured Party) as it thinks fit.

13.	Suspense account

Subject to paragraph 14 (Timing of distributions) below and save in respect of the Trustee Amounts, the Security Agent may:

(a)	hold in an interest bearing suspense account any moneys received by it from any Party; and

(b)	invest an amount equal to the balance from time to time standing to the credit of that suspense account in any of the investments authorised by paragraph 12 (Investments) above.

14.	Timing of distributions

Distributions by the Security Agent shall be made as and when determined by it.

15.	Delegation

15.1	The Security Agent may:

(a)	employ and pay an agent selected by it to transact or conduct any business and to do all acts required to be done by it (including the receipt and payment of money);

(b)	delegate to any person on any terms (including power to sub-delegate) all or any of its functions; and

(c)
with the prior consent of the Senior Agent under the Senior Facility Agreement (if before the Senior Discharge Date) and the Instructing Second Lien Agent (if before the Interim Facility Discharge Date) and the High Yield Notes Trustee (if before the High Yield Notes Discharge Date), appoint, on such terms as it may determine, or remove, any person to act either as separate or joint security trustee or agent with those rights and obligations vested in the Security Agent by this Agreement or any Security Document.

15.2	The Security Agent will not be:

(a)	responsible to anyone for any misconduct or omission by any agent, delegate or security trustee or security agent appointed by it pursuant to paragraph (a) above; or

(b)	bound to supervise the proceedings or acts of any such agent, delegate or security trustee or security agent,

provided that it exercises reasonable care in selecting that agent, delegate or security trustee or security agent.

16.	Unwinding

Any appropriation or distribution which later transpires to have been or is agreed by the Security Agent to have been invalid or which has to be refunded shall be refunded and shall be deemed never to have been made.

17.	Party

The Security Agent shall be entitled to assume that a Party is acting in a particular capacity stated in this Agreement or an Accession Agreement unless notified to the contrary.

SCHEDULE  10
SECOND LIEN NOTES MAJOR TERMS

Issuer of Second Lien Notes – LyondellBasell Finance Company (or any other Subsidiary of the Company incorporated in the United States or any State thereof or a member state of the European Union on December 31, 2003 which is a borrower or a guarantor of the Senior Facility Debt).

Second Lien Notes Trustee — Must accede to this Agreement.

Maturity – Not earlier than six months after the initial maturity of the longest term loan under the Senior Facility Agreement (as of the date hereof) it being acknowledged that the Second Lien Notes may have optional redemption, change of control and asset sale provisions.

Purpose – To  repay the Interim Facility Debt and fees and expenses in connection therewith and otherwise be used to refinance Senior Debt.

Second Lien Notes Guarantees – Guarantees by members of the Group may only be given on by the various subsidiaries of the Company provided that such companies are also guarantors of the Senior Facility Debt.

Second Lien Notes Security – The Second Lien Notes may have the benefit of security on some or all of the Security benefitting the Senior Facility Debt but only on a second ranking basis.

SCHEDULE  11
UNSECURED SENIOR NOTES MAJOR TERMS

Issuer of Unsecured Senior Notes – LyondellBasell Finance Company (or any other Subsidiary of the Company incorporated in the United States or any State thereof or a member state of the European Union on December 31, 2003 which is a borrower or a guarantor of the Senior Facility Debt).

Unsecured Senior Notes Trustee — Must accede to this Agreement.

Maturity – Not earlier than six months after the initial maturity of the longest term loan under the Senior Facility Agreement (as of the date hereof) it being acknowledged that the Unsecured Senior Notes may have optional redemption, change of control and asset sale provisions.

Purpose – To  repay the Interim Facility Debt and fees and expenses in connection therewith and otherwise be used to refinance Senior Debt.

Unsecured Senior Notes Guarantees – Guarantees by members of the Group may only be given on by the various subsidiaries of the Company provided that such companies are also guarantors of the Senior Facility Debt.

Unsecured Senior Notes Security –  None.

    IN WITNESS WHEREOF, each of the parties hereto has causeed a counterpart of this Agreement to be duly exeucted and delivered as of th date first written above.

BASELL AF S.C.A.
BASELL ASIA PACIFIC LIMITED
BASELL BAYREUTH CHEMIE GMBH
BASELL CANADA INC.
BASELL EUROPE HOLDINGS B.V.
BASELL FINANCE & TRADING COMPANY B.V.
BASELL FINANCE COMPANY B.V.
BASELL FINANCE USA INC.
BASELL FUNDING S.A.R.L.
BASELL GERMANY HOLDINGS GMBH
BASELL HOLDINGS B.V.
BASELL INTERNATIONAL HOLDINGS B.V.
BAELL POLYOLEFINE GMBH
LBI ACQUISITION LLC
LBIH LLC
LYONDELLBASELL FINANCE COMPANY
LYONDELLBASELL NETHERLANDS HOLDINGS B.V.

By /s/ Bruce Dresbach
Name: Bruce Dresbach
Title: Authorized Representative

BASELL NORTH AMERICA INC.
BASELL POLYOLEFINS UK LIMITED
BASELL SALES & MARKETING COMPANY B.V.
BASELL UK HOLDINGS LIMITED
BASELL USA INC.
NELL ACQUISITION (US) LLC

By /s/ Francesco Svelto
Name: Francesco Svelto
Title: Authorized Representative

EQUISTAR CHEMICALS, LP
HOUSTON REFINING LP
LYONDELL CHEMICAL COMPANY
LYONDELL CHEMICAL NEDERLAND, LTD.
LYONDELL CHEMICAL PRODUCTS EUROPE LLC
LYONDELL CHEMICAL TECHNOLOGY, L.P.
LYONDELL CHEMICAL TECHNOLOGY 1 INC.
LYONDELL CHEMICAL TECHNOLOGY MANAGEMENT, INC.
LYONDELL CHIMIE FRANCE LLC
LYONDELL-EQUISTAR HOLDINGS PARTNERS
LYONDELL EUROPE HOLDINGS INC.
LYONDELL HOUSTON REFINERY INC.
LYONDELL LP3 GP, LLC
LYONDELL LP3 PARTNERS LP
MILLENNIUM AMERICA HOLDINGS INC.
MILLENNIUM AMERICA INC.
MILLENNIUM CHEMICALS INC.
MILLENNIUM PETROCHEMICALS GP LLC
MILLENNIUM PETROCHEMICALS INC.
MILLENNIUM PETROCHEMICALS PARTNERS, LP
MILLENNIUM SPECIALTY CHEMICALS INC.
MILLENNIUM US OP CO LLC
MILLENNIUM WORLDWIDE HOLDINGS I INC.

By /s/ Karen A. Twitchell
Name: Karen A. Twitchell
Title: Authorized Representative

LYONDELL LP4 INC.
LYONDELL (PELICAN) PETROCHEMICAL L.P. 1, INC.
LYONDELL PETROCHEMICAL L.P. INC.
LYONDELL REFINING COMPANY LLC
LYONDELL REFINING LLC

By /s/ Gerald A. O'Brien, Vice President
Name: Gerald A. O'Brien
Title: Authorized Representative

THE ARCO NOTES TRUSTEE
THE BANK OF NEW YORK

By:	/s/ Jason Blondell
Name:	Jason Blondell
Title:

Address:
Fax No.:		+44.207.964 2536
Attention:

THE EQUISTAR NOTES TRUSTEE
THE BANK OF NEW YORK

By:	/s/ Jason Blondell
Name:	Jason Blondell
Title:

Address:
Fax No.:		+44.207.964 2536
Attention:

THE HIGH YIELD NOTES TRUSTEE
THE BANK OF NEW YORK

By:	/s/ Jason Blondell
Name:	Jason Blondell
Title:

Address:
Fax No.:		+44.207.964 2536
Attention:

THE ABL AGENT
CITIBANK, N.A.

By:	/s/ Edward Crook
Name: Edward Crook - Vice President
Title:

Citigroup Address:		390 Greenwich Street
New York, NY 10013
Edward Crook Fax No.:		(212) 723-8691
Attention:		Edward Crook

THE SENIOR AGENT:
CITIBANK, N.A.

By: :	/s/ Edward Crook
Edward Crook - Vice President
Senior Agent’s Address: 390 Greenwich Street 1st Floor
New York, NY 10013
Senior Agent's Fax No.: (212) 723-8691
Attention: Edward Crook

THE SECURITY AGENT
CITIBANK, N.A.

By: :	/s/ Edward Crook
Edward Crook - Vice President
Security Agent’s Address:		390 Greenwich Street 1st Floor
New York, NY 10013
Security Agent’s Fax No.:		(212) 723-8691
Attention:		Edward Crook

THE ORIGINAL HEDGING BANKS
ABN AMRO BANK N.V.

By: :	/s/ Erwin de Jong	/s/ Marko Krercer
Erwin de Jong Marko Krercer
Executive Director		Assistant Director

ING BANK N.V.

By: :	/s/ [not legible]	/s/ M. Klemme
[not legible] M. Klemme
Director Managing Director
Address:		Bijlmerplein 888
1000 Bv Amsterdam
The Netherlands
Fax No.:		+31 20 56 58207
Attention:

THE INTERIM FACILITY AGENT
MERRILL LYNCH CAPITAL CORPORATION

By:	/s/ [not legible]
[ ] Address:
[ ] Fax No.:
Attention: